Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

AVENTIS INC.

ART ACQUISITION SUB, Inc.

and

INHIBRX, INC.

Dated as of January 22, 2024

Table of Contents

i

Annexes

Annex I	Definitions
Annex II	Certificate of Incorporation of the Surviving Corporation
Annex III	Form of CVR Agreement
Annex IV	Promissory Note to Parent

AGREEMENT AND PLAN OF MERGER

PREAMBLE

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 22, 2024, is by and among Aventis Inc., a Pennsylvania corporation (“Parent”), Art Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Inhibrx, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, each of the board of directors of Merger Sub and the Company has approved this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Surviving Corporation”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (i) determined that the Merger and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into this Agreement and the Separation and Distribution Agreement; (iii) directed that the adoption of this Agreement and the Separation and Distribution Agreement be submitted to a vote of the Company’s stockholders at the Stockholders Meeting (as defined below); and (iv) subject to the terms and conditions of this Agreement, resolved to recommend that the Company’s stockholders approve the adoption of this Agreement and the Separation and Distribution Agreement and approve the Merger and the Spin-Off on the terms and subject to the conditions set forth herein and in the Separation and Distribution Agreement (the “Company Board Recommendation”);

WHEREAS, it is a condition to the Merger that, prior to the Effective Time, the Company will, in one or a series of transactions, including by operation of applicable Law, (i) assign, and cause SpinCo to assume, certain of the operating assets and liabilities of the Company, (ii) distribute the Released Equity Interests of SpinCo to the Company’s stockholders as of the applicable record date pro rata in accordance with their ownership interests in the Company (the “Spin-Off”) and (iii) deliver SpinCo Warrants and shares of common stock of SpinCo to the holders of the Company Warrants to the extent required under the terms of the Company Warrants, in each case in accordance with the Separation and Distribution Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and SpinCo are executing and delivering the Separation and Distribution Agreement;

WHEREAS, promptly following the execution and delivery of this Agreement, Parent and the Rights Agent will execute and deliver the CVR Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article I
THE MERGER

Section 1.1     The Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the DGCL as the Surviving Corporation and a wholly owned Subsidiary of Parent. The Merger will have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers, objects and purposes of the Company and Merger Sub will be vested in the Surviving Corporation, and all claims, debts, liabilities and obligations of the Company and Merger Sub will be the claims, debts, liabilities and obligations of the Surviving Corporation.

Section 1.2     Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and make all other filings or recordings, in each case as required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).

Section 1.3     The Closing. On the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the closing of the Merger (the “Closing”) will occur at 9:00 a.m. (New York time) on the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in Article VII (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) (the date on which the Closing occurs, the “Closing Date”), by electronic exchange of deliverables, unless another date, time or place is agreed to in writing by the parties hereto.

Section 1.4     Organizational Documents of the Surviving Corporation.

(a)            At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in the form attached as Annex II until, subject to Section 6.6, thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b)            The parties shall take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (except that all references in such bylaws of Merger Sub to its name, date of incorporation, registered office or registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation) until, subject to Section 6.6, thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.5     Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Corporation, in each case, until their respective successors have been duly elected, designated or qualified, or until their earlier death, disqualification, resignation or removal in accordance with the Surviving Corporation’s Organizational Documents.

Article II
CONVERSION OF SECURITIES

Section 2.1     Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or any holder of any shares of common stock of Merger Sub (“Merger Sub Common Stock”):

(a)            Merger Sub Common Stock. All of the issued and outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time will be converted into and become one hundred (100) fully paid and nonassessable shares of common stock of the Surviving Corporation and such fully paid and non-assessable shares of common stock will constitute the entire issued and outstanding stock of the Surviving Corporation.

(b)            Cancellation of Treasury Shares and Parent-Owned Shares. All Common Shares that are owned by the Company as treasury shares and any Common Shares owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, will automatically be cancelled and extinguished and will cease to exist, and no consideration will be payable in exchange therefor.

(c)            Conversion of Common Shares. Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive (i) an amount in cash equal to $30 (the “Closing Amount”) plus (ii) one (1) contractual contingent value right per Common Share representing the right to receive a contingent payment in cash, without interest, upon the achievement of the Milestone set forth in the CVR Agreement (a “CVR”) ((i) and (ii) collectively, the “Merger Consideration”). From and after the Effective Time, all such Common Shares will no longer be outstanding and will automatically be cancelled and extinguished and will cease to exist, and each holder of a certificate share (a “Certificate”) or book-entry share (a “Book-Entry Share”) (as applicable) representing any such Common Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such Certificate or transfer of such Book-Entry Share (as applicable) in accordance with Section 2.2.

Section 2.2     Exchange of Certificates.

(a)            Paying Agent. Parent will designate Citibank, N.A or another bank or trust company that is reasonably acceptable to the Company to act as agent for the holders of the Common Shares in connection with the Merger (the “Paying Agent”) and to receive the funds to which holders of the Common Shares will become entitled in accordance with Section 2.1(c). Parent will deposit or cause to be deposited with the Paying Agent on a timely basis, promptly after the Effective Time (and in any case no later than the business day following the Effective Time), and as and when needed after the Effective Time, cash necessary to pay for the Common Shares converted in the Merger into the right to receive the Closing Amount (the “Exchange Fund”). Parent shall be responsible for all expenses of the Paying Agent. If the Exchange Fund is inadequate to pay the aggregate Closing Amount to which holders of the Common Shares are entitled in accordance with Section 2.1(c), Parent will promptly deposit, or cause the Surviving Corporation promptly to deposit, additional cash with the Paying Agent sufficient to make all payments of the Closing Amount, and Parent and the Surviving Corporation will in any event be liable for payment thereof. The Paying Agent may invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments will be paid to Parent. For the avoidance of doubt, Parent shall not be required to cause to be deposited any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement and no such funds shall be required to be deposited with the Paying Agent.

(b)            Exchange Procedures. Promptly after the Effective Time (but in no event later than five (5) business days thereafter), the Paying Agent will mail to each holder of record of a Certificate, which immediately prior to the Effective Time represented outstanding Common Shares, whose shares were converted in accordance with Section 2.1(c) into the right to receive the Merger Consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed and such other documents as may be reasonably requested by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor (x) an amount in cash equal to the Closing Amount (such payments to be net of applicable Taxes withheld in accordance with Section 2.6) for each Common Share formerly represented by such Certificate and (y) a number of CVRs equal to the number of Common Shares formerly represented by such Certificate, and the Certificate so surrendered will forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (including payment in the form of or with respect to any CVR) as contemplated by this Section 2.2, without interest thereon, and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Common Shares were converted into the Merger Consideration will upon receipt by the Paying Agent of such evidence, if any, as the Paying Agent may reasonably request, be entitled to receive in respect of each such Common Share in exchange therefor (x) an amount in cash equal to the Closing Amount (such payments to be net of applicable Taxes withheld in accordance with Section 2.6) and (y) a number of CVRs equal to the number of Common Shares, and the Book-Entry Shares of such holder will forthwith be cancelled.

(c)            DTC Procedures. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that, as promptly as possible following, and in any event within two (2) business days after, the Effective Time (i), the Paying Agent will transmit to DTC or its nominees an amount in cash equal to the product of (1) the number of Common Shares (other than Common Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time and (2) the Closing Amount (such aggregate amount, the “DTC Payment”) and (ii) the Rights Agent will record a number of CVRs in the name of Cede & Co. equal to the number of Common Shares (other than Common Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares) held of record by DTC or such nominee (such aggregate number of CVRs, the “DTC Issuance”).

(d)            Certain Transfer Taxes. If any payment in accordance with the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it will be a condition of payment that (i) the Certificate or Book-Entry Shares surrendered will be properly endorsed or will be otherwise in proper form for transfer and (ii) the Person requesting such payment will have paid all transfer and other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or will have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. None of Parent, Merger Sub and the Surviving Corporation will have any liability for the transfer Taxes and other similar Taxes described in this Section 2.2(d) under any circumstances.

(e)            Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books or ledger of the Company will be closed and thereafter no further registration of transfers of Common Shares will be made on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares evidencing ownership of Common Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Common Shares, except as otherwise provided for herein or by Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, then they will be cancelled and exchanged as provided in this Article II.

(f)            Termination of Exchange Fund; No Liability. At any time following twelve (12) months after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures) to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Closing Amount payable upon due surrender of their Certificates or Book-Entry Shares, without any interest thereon. Nonetheless, none of Parent, the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate or Book-Entry Share for Closing Amount delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority will become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(g)            Lost Certificates. If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

Section 2.3     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Common Shares outstanding immediately prior to the Effective Time and held by holders who (x) are entitled to demand appraisal rights under Section 262 of the DGCL, (y) have properly exercised and perfected their respective demands for appraisal of such Common Shares in the time and manner provided in Section 262 of the DGCL and (z) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such holder’s Common Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without interest thereon and less any amounts entitled to be deducted or withheld pursuant to Section 2.6), and such Common Shares shall no longer be Dissenting Shares. Within ten days after the Effective Time, the Surviving Corporation shall provide each applicable holder of Common Shares with the notice contemplated by Section 262(d)(1) of the DGCL. The Company shall give prompt written notice to Parent of any written demands received by the Company for appraisal of any Common Shares, withdrawal of such demands, and any other instruments received by the Company from holders of Common Shares relating to rights of appraisal, and Parent shall have the right to participate in all negotiations and Proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.4     Company Incentive Plans.

(a)            As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub, or the Company (other than as set out in Section 2.4(c)), each then-outstanding Company Option shall be treated as follows:

(i)            each option to purchase Common Shares granted under the Incentive Plan (each, a “Company Option”) outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Common Share that is less than the Closing Amount (each, an “In the Money Option”) shall be cancelled and converted into the right to receive (A) cash in an amount, without interest and less applicable Tax withholdings pursuant to Section 2.6, equal to the product of (x) the total number of Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per Common Share under such Company Option, which amount shall be paid in accordance with Section 2.4(b) (such amount, the “Closing Option Payment”) and (B) one (1) CVR for each Share subject to such Company Option immediately prior to the Effective Time;

(ii)            each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Common Share that is equal to or greater than the Closing Amount but less than the sum of (A) the Closing Amount and (B) the Milestone Payment (each such Company Option, a “Closing Date Underwater Option”) shall be cancelled and converted into the right to receive the same consideration as an In the Money Option, except: (x) the Closing Option Payment shall be deemed to have been paid to the holder thereof at the Effective Time in respect of the cancellation of the Closing Date Underwater Option and (y) if the Milestone is achieved in respect of the CVR, the cash amount to be paid in respect of such Company Option in respect of the Milestone Payment shall be equal to the Milestone Payment Amount, without interest and less applicable Tax withholdings pursuant to Section 2.6, which amount shall be paid in accordance with Section 2.4(b); and

(iii)            each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Common Share that is equal to or greater than the sum of (A) the Closing Amount and (B) the Milestone Payment shall be cancelled without any consideration being payable in respect thereof, and have no further force or effect.

(b)            In full satisfaction of the cancellation of each Company Option described in Section 2.4(a), Parent will pay, or cause to be paid, to SpinCo promptly following the Effective Time the aggregate amount of Closing Option Payments for further distribution by SpinCo, as paying agent on behalf of RemainCo under the Transition Services Agreement, to the applicable holders of Company Options (which, for employees of SpinCo or any of its Subsidiaries, shall be in accordance with the general payroll practices of SpinCo and paid in no event later than ten (10) business days after the Effective Time). The terms of the CVRs to be issued to any holder of Company Options pursuant to Section 2.4(a) and the circumstances in which any payment is made in respect thereof, shall be governed solely by the CVR Agreement. As of the Effective Time, no Person will retain any rights with respect to any previously outstanding Company Options other than the rights of a holder to receive the payment contemplated by this Section 2.4(b), under the CVR Agreement or under the Separation and Distribution Agreement, as applicable.

(c)            As of the Effective Time, the Incentive Plan will terminate and all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the shares of the Company or any Company Subsidiary will be cancelled. The Company will take, or cause to be taken, all actions necessary to effectuate this Section 2.4, including sending any requisite notices, obtaining any necessary resolutions of the Company Board of Directors or a committee thereof, and obtaining all consents necessary to cash out and cancel, as described in Section 2.4(a), all Company Options so as to ensure that, after the Effective Time, no Person will have any rights under the Incentive Plan other than rights to receive the payments contemplated by Sections 2.4(a), under the CVR Agreement or under the Separation and Distribution Agreement, as applicable. The Company will provide Parent with copies of all such notices, resolutions and other materials in connection with its obligations prior to Closing for its reasonable review and comment prior to distribution.

Section 2.5     Effect on Company Warrants.

(a)            Each Private Placement Warrant that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (A) cash in an amount equal to the product of (1) the total number of Common Shares such Private Placement Warrant holder would have received had such Private Placement Warrant been exercised in full on a cashless basis immediately prior to the Effective Time (the “Private Placement Shares”) and (2) the Closing Amount, which amount shall be paid in accordance with Section 2.2(a), mutatis mutandis and (B) a number of CVRs equal to the total number of Private Placement Shares as of immediately prior to the Effective Time.

(b)            Each 2020 Oxford Warrant that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (A) cash in an amount equal to the product of (i) the total number of Common Shares such 2020 Oxford Warrant holder would have received had such 2020 Oxford Warrant been exercised in full on a cash basis immediately prior to the Effective Time (the “2020 Oxford Shares”) and (ii) the difference between (1) the Closing Amount and (2) $17.00, which amount shall be paid in accordance with Section 2.2(a), mutatis mutandis, and (B) a number of CVRs equal to the total number of 2020 Oxford Shares as of immediately prior to the Effective Time.

(c)            Each holder of Private Placement Warrants and 2020 Oxford Warrants will, upon receipt by the Paying Agent of such evidence, if any, as the Paying Agent may reasonably request in connection therewith, be entitled to receive in respect of each of such holder’s Private Placement Warrants or 2020 Oxford Warrants, as applicable, in exchange therefor (x) the amount in cash and (y) the number of CVRs, in each case, as set forth in Section 2.5(a) or Section 2.5(b), as applicable.

(d)            Except as set forth in Section 2.5(a) and Section 2.5(b), each Company Warrant that is outstanding immediately prior to the Effective Time shall be cancelled in accordance with its terms without any consideration being payable in respect thereof, and have no further force or effect.

(e)            As of the Effective Time, each holder of Company Warrants shall cease to have any other rights in and to the Company and the Surviving Corporation, and each Company Warrant shall thereafter represent only the right to receive the applicable Merger Consideration, if any.

Section 2.6     Withholding. Each of Parent, Merger Sub and the Surviving Corporation will be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable in accordance with this Agreement, the CVR Agreement or any other ancillary agreement such amounts as are required to be deducted or withheld therefrom in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable federal, state, local or non-U.S. Tax Law. To the extent such amounts are so deducted or withheld and remitted to the appropriate Governmental Authority on a timely basis in accordance with applicable Law, such amounts will be treated for all purposes under this Agreement, the CVR Agreement and any other agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Notwithstanding anything to the contrary in this Agreement, the CVR Agreement or any ancillary agreement, any amounts subject to compensatory withholding and payable pursuant to or as contemplated by this Agreement, the CVR Agreement or any other ancillary agreement will be remitted by the applicable payer to the Company for payment through the Company’s or a Company Subsidiary’s payroll procedures in accordance with applicable Law.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the particular section or subsection of the Company Disclosure Letter referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Company Disclosure Letter also will apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure) or (b) as disclosed in the Company SEC Documents filed or furnished with the Securities and Exchange Commission (the “SEC”) by the Company at least two (2) business days prior to the date of this Agreement (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed at least two (2) business days prior to the date hereof, and further excluding any disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” disclaimer or any other precautionary or other forward-looking statements) and to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1     Organization; Qualification. The Company and each Company Subsidiary (i) is a legal entity duly incorporated, registered, organized and validly existing, (ii) is in good standing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable, and (iii) has the requisite power and authority to conduct its business in the manner in which its business is currently being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently owned, leased and operated, in the case of clauses (ii) and (iii), except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing (or local equivalent) in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing (or local equivalent) would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. True and correct copies of the Organizational Documents of the Company have been made available to Parent and are in full force and effect and the Company is not in violation of any of the provisions thereof.

Section 3.2     Capitalization; Subsidiaries.

(a)            As of the close of business on January 18, 2024 (the “Capitalization Date”), the Company was authorized to issue a maximum of (i) 120,000,000 Common Shares, 47,378,061 of which were issued and outstanding and none of which were held by the Company as treasury shares, and (ii) 15,000,000 shares of preferred stock, par value $0.0001 (“Company Preferred Shares”) none of which were issued and outstanding. There are no other classes of shares of the Company and no bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of any class of shares of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) outstanding Company Options to purchase 6,484,976 Common Shares, (B) 2,425,117 Common Shares reserved for future issuance under the Incentive Plan and (C) 6,761,990 Common Shares issuable upon the exercise of outstanding Company Warrants. Since the close of business on the Capitalization Date, and except as disclosed on Section 3.2(a) of the Company Disclosure Letter, there has been no issuance or grant of any Common Shares, Company Preferred Shares, warrants to purchase equity securities of the Company or any other securities of the Company, other than any de minimis issuances of Common Shares or other securities in accordance with the exercise of any Company Options outstanding as of the close of business on the Capitalization Date in accordance with the terms of the Incentive Plan and the applicable award agreement thereunder and disclosed on Section 3.2(b) of the Company Disclosure Letter.

(b)            Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Option and, to the extent applicable, (i) the name (or employee identification number) of the holder thereof, (ii) the number of Common Shares issuable thereunder, (iii) the exercise price relating thereto, (iv) the amount vested (or exercisable) and outstanding and the amount unvested (or not exercisable and outstanding) and (v) the grant date. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Option Grant Date”) by all necessary corporate action. No Company Option has been granted with a per share exercise price less than the fair market value of a Common Share on the applicable Company Option Grant Date, and the Company has not granted any Company Options that are subject to Section 409A of the Code. Each grant of a Company Option was made in accordance with, to the extent applicable, (A) the Incentive Plan, (B) all applicable securities Laws and any applicable listing and governance rules and regulations of NASDAQ, (C) the Code and (D) all other applicable Laws. The Company has the requisite power and authority, in accordance with the Incentive Plan, the applicable award agreements and any other applicable contract, to take the actions contemplated by Section 2.4 and the treatment of the Company Options as described in Section 2.4, as of the Effective Time will be binding on the holders of Company Options. All of the outstanding Common Shares have been issued pursuant to an effective registration statement filed in accordance with the federal securities Laws or an appropriate exemption therefrom.

(c)            Section 3.2(c) of the Company Disclosure Letter sets forth for each Company Warrant: (i) the form of Company Warrant, (ii) the number of Common Shares subject to such Company Warrant, (iii) the issue date and (iv) the exercise price. The issuance of each Company Warrant was made in accordance with all applicable securities and other Laws and any applicable listing and governance rules and regulations of NASDAQ. Upon compliance with Section 6.12, the Company shall have the requisite power and authority, in accordance with the terms of each Company Warrant and any applicable Contracts governing such Company Warrants, to take the actions contemplated by Section 2.5 and the treatment of the Company Warrants as described in Section 2.5, as of the Effective Time, will be binding on the holders of the Company Warrants.

(d)            All of the issued and outstanding Common Shares have been, and all of the Common Shares that may be issued in accordance with any of the Company Options and the Company Warrants will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, non-assessable and free of preemptive rights. The Company has made available to Parent correct and complete copies of each Company Warrant, the Incentive Plan and the forms of stock option agreements evidencing the Company Options, and with respect to the foregoing forms, other than differences with respect to the number of Common Shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such stock option agreement contains terms that are not consistent with, or in addition to, such forms.

(e)            As of the date of this Agreement, other than the Incentive Plan, the Company Warrants and as provided in the Separation and Distribution Agreement, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating the Company or any Company Subsidiary to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of, or other securities of, the Company or any RemainCo Subsidiary or securities convertible into or exchangeable for such shares or other securities, or obligating the Company or any RemainCo Subsidiary to grant, extend or enter into such options, warrants, calls, preemptive rights, subscriptions or other securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of the Company or any RemainCo Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or any RemainCo Subsidiary, or any securities representing the right to purchase or otherwise receive any other securities of the Company or any RemainCo Subsidiary, (iii) agreements with any Person to which the Company or any Company Subsidiary is bound (A) restricting the transfer of the securities of the Company or any RemainCo Subsidiary or (B) affecting the voting rights of securities of the Company or any RemainCo Subsidiary (including shareholder agreements, voting trusts or similar agreements) or (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, “phantom” stock, profit-participation or other security rights issued by the Company or any RemainCo Subsidiary, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any RemainCo Subsidiary is bound, in each case, in accordance with which any Person is entitled to receive any payment from the Company or any Company Subsidiary based in whole or in part on the value of any securities of the Company or any RemainCo Subsidiary. The Company has no “rights plan,” “rights agreement” or “poison pill” in effect.

(f)            Each Company Subsidiary existing on the date of this Agreement is listed on Section 3.2(f) of the Company Disclosure Letter. The Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar securities or interests in each such Subsidiary, free and clear of all Liens (other than any transfer restrictions imposed by applicable securities Laws), and all company, partnership, corporate or similar (as applicable) ownership, voting or similar securities or interests of each of the Company Subsidiaries are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. The Company has made available to Parent correct and complete copies of the currently effective corporate or other organizational documents for each Company Subsidiary, and such organizational or governing documents of each of the Company Subsidiaries are in full force and effect. Other than investments in cash equivalents (and ownership by the Company or any Company Subsidiary of securities of any other Company Subsidiary), neither the Company nor any Company Subsidiary (i) owns directly or indirectly any securities of any Person other than a Company Subsidiary or (ii) has any obligation or has made any commitment to acquire any securities of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(g)            All dividends or distributions on any securities of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.

Section 3.3     Authority; Binding Nature of Agreement.

(a)            Assuming the representations and warranties set forth in Section 4.11 are true and correct, the Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Spin-Off Agreements and to consummate the transactions contemplated hereby and thereby, subject only to the adoption of this Agreement by the approval of the holders of a majority of the outstanding Common Shares entitled to vote on such matters at the Stockholders Meeting (the “Company Requisite Vote”). Assuming the representations and warranties set forth in Section 4.11 are true and correct, the execution, delivery and performance of this Agreement and the Spin-Off Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action by the Company, and no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Spin-Off Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, other than the Company Requisite Vote. This Agreement and the Spin-Off Agreements have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement and the Spin-Off Agreements by the other parties hereto and thereto, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b)            The Company Board of Directors has: (i) determined that the Merger, the Spin-Off and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into this Agreement and the Separation and Distribution Agreement; (iii) directed that the adoption of this Agreement and the Separation and Distribution Agreement be submitted to a vote of the Company’s stockholders at the Stockholders Meeting; and (iv) subject to the terms and conditions of this Agreement, resolved to make the Company Board Recommendation. As of the date of this Agreement, the Company Board Recommendation has not been amended, rescinded or modified.

Section 3.4     No Conflict; Required Filings and Consents.

(a)            Neither the execution and delivery of this Agreement or the Spin-Off Agreements by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with this Agreement or the Spin-Off Agreements, will (i) violate any provision of the Company’s Organizational Documents or the Organizational Documents of any Company Subsidiary, (ii) assuming compliance with and that the Consents, registrations, declarations, filings and notices referenced in Section 3.4(b) have been obtained or made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person in accordance with any Contract to which the Company or any Company Subsidiary is a party (other than a Benefit Plan) or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any Company Subsidiary, other than, in the case of clauses (ii) and (iii) above, that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            No consent, approval, license, permit, waiver, Order or authorization (a “Consent”) of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the Spin-Off Agreements or the consummation of the transactions contemplated hereby or thereby, other than (i) applicable requirements of and filings with the SEC in accordance with the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or the Securities Act, (ii) compliance with applicable rules and regulations of NASDAQ and the listing of the shares of common stock of SpinCo on NASDAQ, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) as may be required pursuant to the Antitrust Laws set forth on Section 3.4(b) of the Company Disclosure Letter, (v) any filings with the relevant authorities of states in which the Company or any Company Subsidiary is qualified to do business and (vi) such other Consents, registrations, declarations, filings or notices, the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5     Company SEC Documents; Financial Statements.

(a)            Since the Reference Date, the Company has timely filed with, or furnished to, the SEC all registration statements, forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (the “Company SEC Documents”). To the extent that any Company SEC Document filed (including by incorporation by reference) after the Reference Date available on EDGAR contains redactions in accordance with a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC to the extent permissible by law. As of its filing or furnishing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment or superseding filing (and, in the case of registration statements, on the dates of effectiveness), each Company SEC Document has complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. As of its filing date or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, was filed in accordance with the Securities Act, and, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) have been derived from the accounting books and records of the Company and the Company Subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis (“GAAP”) during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements of the Company, as may be permitted in accordance with Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present in all material respects the financial position, the shareholders’ equity, the results of operations and the cash flows of the Company and its consolidated Subsidiaries, as applicable, as of the times and for the periods referenced therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, none of which, individually or in the aggregate, will be material). No Company Subsidiary is required to file or furnish any form, report or other document with the SEC.

(b)            Prior to the date of this Agreement, the Company has delivered or made available to Parent correct and complete copies of all comment letters from the SEC since the Reference Date with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent such correspondence is not available on EDGAR. As of the date of this Agreement, no comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents remain outstanding or unresolved, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review or investigation.

(c)            The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance with respect to the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP, including policies that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s independent auditors and the audit committee of the Company Board of Directors (and made available to Parent a summary of the important aspects of such disclosure, if any) (A) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Reference Date, the Company has not identified any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting.

(d)            The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits in accordance with the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions with respect to required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required in accordance with the Exchange Act with respect to such reports.

(e)            As of the date of this Agreement, no SEC Proceedings are pending or threatened in writing, in each case, with respect to any accounting practices of the Company or any Company Subsidiary or any malfeasance by any director or executive officer of the Company or any Company Subsidiary. Since the Reference Date, no internal investigations with respect to accounting, auditing or revenue recognition have been conducted.

(f)            The Company does not have, and has not arranged any, outstanding “extensions of credit” to any current or former director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(g)            Neither the Company nor any Company Subsidiary is a party to or bound by, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act), where the purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

Section 3.6     Absence of Certain Changes or Events. Since January 1, 2023 through the date of this Agreement, (a) the respective businesses of the Company and each Company Subsidiary have been conducted in all material respects in the ordinary course of business, other than discussions and negotiations related to this Agreement, the Spin-Off Agreements or any other potential strategic transactions, and (b) no Event has occurred or exists that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Since September 30, 2023 through the date of this Agreement, neither the Company nor any Company Subsidiary has taken, committed or agreed to take any action that if taken without the consent of Parent after the date of this Agreement, would have constituted a breach of (A) Section 5.1(b)(i), (ii), (x), (xi), (xii), (xv), (xvii) or (xix) or (B) Section 5.1(b)(xxiv), solely with respect to any of the foregoing clause (A), in each case if such covenants had been in effect as of September 30, 2023.

Section 3.7     No Undisclosed Liabilities. Other than liabilities or obligations (a) as (and to the extent) reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2023, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023, (b) except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (c) incurred pursuant to the terms of this Agreement or the Spin-Off Agreements, (d) incurred in the ordinary course of business since December 31, 2022 or (e) incurred in connection with the performance of Contracts to which the Company or one of the Company Subsidiaries is a party (to the extent such liabilities or obligations do not arise out of a breach of or default under such Contract and such Contract has been filed with the SEC or made available), neither the Company nor any Company Subsidiary has incurred any liability of the type required to be disclosed as a liability on a consolidated balance sheet of the Company (or the notes thereto) in accordance with GAAP.

Section 3.8     Litigation. As of the date of this Agreement, (a) no Proceeding is pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary, any asset or property of the Company or any Company Subsidiary or any present officer or director, or, to the Knowledge of the Company, any former officer or director, or present or former employee of the Company or any Company Subsidiary (in the case of each of the foregoing, in such individual’s capacity as such) at law or in equity, and (b) no Order is outstanding against, or involving, the Company, any Company Subsidiary or any asset or property of the Company or any Company Subsidiary, or, to the Knowledge of the Company, against or involving any present or former officer, director or employee of the Company or any Company Subsidiary (in the case of each the foregoing, in such individual’s capacity as such) that, in the case of each of clauses (a) and (b) above in this Section 3.8, (i) has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations in accordance with this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated hereby. Neither the Company nor any Company Subsidiary has any material Proceedings pending against any other Person.

Section 3.9     Permits; Compliance with Laws.

(a)            (i) The Company and each Company Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, product listings, registrations, Orders and other authorizations, including any supplements and amendments thereto, necessary for the Company and each Company Subsidiary to own, lease and operate their respective properties and assets in accordance with all Laws or to carry on their respective businesses in accordance with all Laws (the “Company Permits”), except where the failure to obtain or have any such Company Permit would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) all such Company Permits are in full force and effect, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (iii) there has occurred no material violation of, material default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit and (iv) no modification, suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened. The consummation of the transactions contemplated hereby will not cause the revocation or cancellation of any Company Permit that is material to the Company and its Subsidiaries, taken as a whole.

(b)            The Company and each Company Subsidiary are, and have been since the Reference Date, in compliance with (i) all Laws and (ii) all Company Permits, except where any failure to be in such compliance (A) has not had, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations in accordance with this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated hereby.

(c)            The Company and each of its officers and directors, in their capacity as such, are in material compliance with, and have since the Reference Date, complied in all material respects with, (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated under such act or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ.

(d)            Since the Reference Date, neither the Company nor any Company Subsidiary or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority or other Person asserting that the Company or any Company Subsidiary is, or is suspected of, alleged to be or under investigation for being, not in compliance in all respects with any Laws or Company Permits, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10     Employee Benefit Plans.

(a)            Section 3.10(a) of the Company Disclosure Letter contains a correct and complete list of each material Benefit Plan. “Benefit Plan” means (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plans”), (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA), (iii) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); and (iv) each other benefit plan, policy, program, agreement or arrangement, including but not limited to any bonus, commission, deferred compensation, severance, separation, vacation, paid time off, retention, change in control, transaction, tax gross-up, employment, offer letter, individual independent contractor or consulting, pension, profit-sharing, retirement, insurance, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, incentive or equity compensation or other equity or equity-based compensation, deferred compensation, welfare-benefit, or fringe benefit plan, program, policy, agreement, arrangement or practice sponsored, maintained, contributed to or required to be contributed to, by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party, for the benefit of any current or former employees, officers, directors, individual consultants or individual independent contractors of the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has or can reasonably be expected to have any liability, contingent or otherwise (in each case prior to giving effect to the Spin-Off). With respect to each material Benefit Plan, the Company has delivered or made available to Parent and Merger Sub correct and complete copies of the plan document (including all amendments thereto) or a written description if such Benefit Plan is not otherwise in writing. No Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or any Company Subsidiary who reside or work outside of the United States.

(b)            Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Benefit Plan is and has at all times been maintained, operated and administered in accordance with its terms and in compliance in all respects with Law, including ERISA and the Code. Each Benefit Plan has been administered, maintained, and operated in all respects in both documentary and operational compliance with Section 409A of the Code to the extent applicable.

(c)            Each Pension Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter or can rely on an opinion letter for a prototype plan from the Internal Revenue Service that such Pension Plan is so qualified and exempt from taxation in accordance with Sections 401(a) and 501(a) of the Code, and, to the Knowledge of the Company, no condition exists that would be expected to adversely affect such qualification or result in material liability to the Company.

(d)            None of the Benefit Plans is, and none of the Company, any Company Subsidiary or any ERISA Affiliate has, in the past six (6) years, sponsored, maintained, contributed to or had an obligation to contribute to or has had any liability, contingent or otherwise, with respect to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA) or (iii) a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA). There are no material unpaid contributions due with respect to any Benefit Plan that are required to have been made in accordance with such Benefit Plan, any related insurance Contract or any Law, or to the extent not yet due, such contributions have been properly accrued on the applicable balance sheet in accordance with the applicable Benefit Plan and Law. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability under Title IV of ERISA to the Company, any Subsidiary or, following the Effective Time, the Surviving Corporation. “ERISA Affiliate” means each trade or business, whether or not incorporated, that is, or has at any relevant time been, under common control, a member of the same controlled group or treated as a “single employer,” with the Company or any Company Subsidiary within the meaning of Section 4001 of ERISA or Section 414 of the Code.

(e)            Neither the Company nor any Company Subsidiary has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Benefit Plan that reasonably would be expected to subject the Company, any Company Subsidiary or the Surviving Corporation to any material Tax or material penalty.

(f)            With respect to any Benefit Plan, there is no Proceeding pending or threatened in writing, with or by a current or former fiduciary, participant, employee, officer, director or other individual service provider of the Company, the Internal Revenue Service, the U.S. Department of Labor or any other Governmental Authority, other than routine claims for benefits, in each case, that would reasonably be expected to subject the Company, any Company Subsidiary or the Surviving Corporation to any material liability.

(g)            Neither the Company nor any Subsidiary has any obligation to provide any post-termination health or welfare benefits (whether or not insured) to current or former employees, officers, directors or individual service providers, except as specifically required by Part 6 of Title I of ERISA for which the covered Person pays the full premium cost of coverage or under individual employment agreements listed on Section 3.10(a) of the Company Disclosure Letter.

(h)            Neither the execution and delivery of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby, either alone or in combination with any termination of employment or service (or other event or occurrence that could reasonably be expected to occur in connection with the Merger), should (i) entitle any current or former employee, officer, director or other individual service provider of the Company or any Company Subsidiary to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of Indebtedness with respect to any such Persons, (ii) increase the amount of any compensation or other benefits otherwise payable by the Company or any Company Subsidiary, (iii) require a contribution or funding by the Company or any Company Subsidiary to a Benefit Plan or the transfer or setting aside of assets to fund any benefits under a Benefit Plan, (iv) result in the acceleration of the time of payment, funding or vesting of any compensation or other benefits or (v) result in the payment or provision of any amount that could individually or in combination with any other payment constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)            No Person is entitled to any gross-up, make-whole, or other additional payment from the Company or any Company Subsidiary with respect to any Tax or interest or penalty related thereto, including in accordance with Sections 4999 or 409A of the Code.

Section 3.11     Labor Matters.

(a)            (i) No labor disruptions or organizing activities (including any strike, labor dispute, work slowdown, work stoppage, picketing or lockout) are pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, nor has any such disruption or activity occurred since the Reference Date, (ii) neither the Company nor any Company Subsidiary is a party to, bound by (or otherwise subject to) or in the process of negotiating any labor, collective bargaining, works council or similar agreement, (iii) none of the employees of the Company or any Company Subsidiary is represented by any labor union, works council, employee representative group or similar organization (each, a “Union”) with respect to his or her employment with the Company or any Company Subsidiary and (iv) no written demand has been made or petition has been filed or Proceedings instituted by an employee or group of employees of the Company or any Company Subsidiary or any Union with any labor relations board or other Governmental Authority seeking recognition of any Union to represent employees of the Company or any Company Subsidiary. No notice, consent or consultation obligations with respect to any employees of Company or any Company Subsidiary, or any Union, will be a condition precedent to, or triggered by, the execution of the Agreement or the consummation of the transactions contemplated hereby.

(b)            Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and each Company Subsidiary are, and since the Reference Date have been, in compliance, in all respects, with all applicable Laws relating to labor and employment matters, including work authorization, fair employment practices (including relating to harassment or discrimination), equal employment opportunity, disability rights, terms and conditions of employment, consultation with employees, immigration (including work authorization), wages, hours (including overtime and minimum wage requirements), compensation, workers’ compensation, unemployment insurance, classification of employees and individual independent contractors, employee leaves of absence, occupational safety and health, and collective or mass layoffs and plant closings. Neither the Company nor any Company Subsidiary has taken any action since the Reference Date, that would (i) constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state, local or foreign Law or (ii) otherwise trigger any liability or obligations under the WARN Act or any similar state, local or foreign Law.

(c)            There is not, and since the Reference Date there has been no material Proceeding pending or, to the Knowledge of the Company, threatened in writing (i) by or before any Governmental Authority with respect to the Company or any Company Subsidiary concerning employment-related matters (including, without limitation, the U.S. Immigration and Customs Enforcement or other federal agency charged with administration and enforcement of immigration laws concerning the Company and its Subsidiaries) or (ii) against or affecting the Company or any Company Subsidiary brought by any current or former applicant, employee or independent contractor of the Company or any Company Subsidiary in respect of any employment-related matters (including, for the avoidance of doubt, matters relating to allegations of sexual harassment, sexual assault, or other similar material misconduct in connection with their employment with the Company or any Company Subsidiary), except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(d)            All employees of the Company and each Company Subsidiary have provided appropriate documentation demonstrating their authorization to work in the jurisdiction in which they are working.

Section 3.12     Taxes. Except as would not be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

(a)            The Company and each Company Subsidiary have (i) duly and timely filed, or caused to be duly and timely filed (taking into account any extension of time within which to file), all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are correct and complete in all respects and (ii) paid all Taxes due and owing (whether or not shown) on such Tax Returns.

(b)            The Company and each Company Subsidiary have made adequate provision (or adequate provision has been made on their behalf) in the Company’s consolidated financial statements for all accrued Taxes not yet due, and the Company and each Company Subsidiary have not incurred any liability for Taxes other than in the ordinary course of business.

(c)            There are no pending, ongoing or, to the Knowledge of the Company, threatened, Proceedings by any Governmental Authority with respect to Taxes of or with respect to the Company or any Company Subsidiary. No deficiencies for Taxes have been claimed, proposed, assessed or, to the Knowledge of the Company, threatened or asserted, against the Company or any Company Subsidiary by any Governmental Authority that have not been fully paid, settled or withdrawn or is not being contested in good faith and in accordance with applicable Law. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to or is the beneficiary of any extension of time with respect to any Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. Neither the Company nor any Company Subsidiary has received a written claim from any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not currently file a Tax Return that it is or may be subject to taxation by or required to file Tax Returns in that jurisdiction.

(d)            All Taxes that the Company or any Company Subsidiary is or was required by Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid to the proper Governmental Authority or other proper Person or properly set aside in accounts for this purpose. The Company and each Company Subsidiary has complied in all respects with the reporting and recordkeeping requirements associated with such withholding and collection.

(e)            There are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements or any similar requests with respect to Taxes of the Company or of any Company Subsidiary that will remain in effect or apply for any period after the Effective Time.

(f)            Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) any installment sale or open transaction disposition made prior to the Effective Time, (ii) any prepaid amount received on or prior to the Effective Time, (iii) Section 481(a) of the Code (or an analogous provision of state, local, or foreign Law) by reason of a change in accounting method made prior to the Effective Time or (iv) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing.

(g)            Neither the Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary Tax group (other than such a group comprised solely of the Company or any Company Subsidiary), and neither the Company nor any Company Subsidiary has any liability for Taxes of any other Person (other than Taxes of the Company or any Company Subsidiary) in accordance with Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, or by Contract (other than customary commercial Contracts entered into in the ordinary course of business and the principal subject matter of which is not Taxes).

(h)            Neither the Company nor any Company Subsidiary is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than (A) such an agreement or arrangement exclusively between or among the Company and any Company Subsidiary, (B) customary commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes or (C) this Agreement and the Spin-Off Agreements) that will not be terminated on or before the Closing Date without any future liability to the Company or any Company Subsidiary.

(i)            There are no Liens for Taxes on any of the assets of the Company or any Company Subsidiary, other than those described in clause (a) of the definition of “Permitted Lien”.

(j)            Neither the Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4(b)(2).

(k)            Neither the Company nor any Company Subsidiary has been a party to any transaction intended to qualify under Section 355 of the Code.

(l)            The Company and each Company Subsidiary is and has at all times been resident for Tax purposes in its country of incorporation or formation and is not and has not at any time been resident in any other country for any Tax purposes or been subject to Tax in any country other than the country of incorporation or formation by virtue of having a branch, permanent establishment, place of control and management or other place of business in that country.

Section 3.13     Material Contracts.

(a)            Section 3.13(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Company Material Contract, a correct and complete copy of each of which, together with all material amendments, waivers or other changes thereto, has been made available to Parent. “Company Material Contract” means any Contract, other than any Contract that is a SpinCo Asset, to which the Company or any of the Company Subsidiaries is a party or to or by which any asset or property of the Company or any Company Subsidiary is bound or affected, other than any Contract that is a (1) nondisclosure agreement entered into (x) in the ordinary course of business or (y) in connection with discussions, negotiations and transactions related to this Agreement or other Company Acquisition Proposals or (2) Benefit Plan, that:

(i)            is a Contract involving payment by or to the Company or a Company Subsidiary of more than $1,000,000 in the past twelve (12) months or is expected to involve payment by or to the Company or a Company Subsidiary of more than $1,000,000 within twelve (12) months after the date of this Agreement;

(ii)           constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

(iii)          is a joint venture, alliance, partnership, stockholder, development, co-development or similar profit-sharing Contract;

(iv)          is an agency, sales, marketing, commission, distribution, formulary or medical benefit coverage, international or domestic sales representative or similar Contract that resulted in the payment by or to the Company or any Company Subsidiary of more than $600,000 in the aggregate in the past twelve (12)-month period or is expected to involve payment by the Company of more than $600,000 within twelve (12) months after the date of this Agreement;

(v)           is a Contract (other than those solely between or among the Company and any wholly owned RemainCo Subsidiary) relating to Indebtedness in excess of $1,000,000 of the Company or any Company Subsidiary (whether outstanding or as may be incurred);

(vi)          is a Contract (other than those solely between or among the Company and any wholly owned RemainCo Subsidiary) relating to Indebtedness of a third Person owed to the Company or any Company Subsidiary in excess of $1,000,000;

(vii)         is a Contract not otherwise listed under any other prong of this Section 3.13(a) that creates future payment obligations, including settlement agreements, in excess of $1,000,000, or creates or could create a Lien (other than a Permitted Lien) on any asset of the Company or any Company Subsidiary, or restricts the payment of dividends;

(viii)        is a Contract under which the Company or any RemainCo Subsidiary has granted any Person registration rights (including demand and piggy-back registration rights) that does not terminate by its terms in connection with the transactions contemplated hereby;

(ix)           is a Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interest or material assets of the Company or any RemainCo Subsidiary;

(x)            is a Contract that contains exclusivity obligations or otherwise materially limits the freedom or right of the Company or any Company Subsidiary to sell, distribute or manufacture any products or services for any Person;

(xi)           is a Contract (A) obligating the Company or any Company Subsidiary to purchase a specified minimum amount of goods or services or (B) containing any “most favored nations” terms and conditions granted by the Company or any Company Subsidiary;

(xii)          is a Contract with any Governmental Authority;

(xiii)         is a non-competition Contract or any other Contract that materially limits, restricts or prohibits, or purports to limit, restrict or prohibit, individually or in the aggregate, (A) the manner or the localities in which any business of the Company or any RemainCo Subsidiary is or could be conducted or (B) the lines or types of businesses that the Company or any RemainCo Subsidiary conducts or has a right to conduct;

(xiv)         is a Contract relating to the acquisition or disposition of any Person or any business division thereof that contains material indemnities, deferred or contingent purchase price obligations or other payment obligations that remain outstanding;

(xv)          is an Intellectual Property Agreement;

(xvi)         is a Contract that imposes any co-promotion or collaboration obligations with respect to any product or product candidate, which obligations are material to the Company and the RemainCo Subsidiaries, taken as a whole;

(xvii)        is a Contract with third party manufacturers and/or suppliers for the manufacture and/or supply of materials or products in the supply chain for Company Products that involve payments in excess of $1,000,000 during the current fiscal year;

(xviii)       is a hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);

(xix)          is a Contract pursuant to which the Company or any Company Subsidiary has contingent obligations that upon satisfaction of certain conditions precedent will result in the payment by the Company or any Company Subsidiary of more than $1,000,000 in the aggregate over a twelve (12)-month period, in either milestone or contingent payments or royalties, upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;

(xx)           is a Contract which provides for a loan or advance of any amount to any employee of the Company or any temporary agency employee, consultant or other independent contractor of the Company or any Company Subsidiary, other than travel and similar advances to the Company’s employees in the ordinary course of business;

(xxi)          is a Contract, including any ancillary or subagreements thereto, with any contract research organization or other agreement, including any ancillary or subagreements thereto, with a third party which is conducting one or more clinical studies on behalf of the Company or any Company Subsidiary and is reasonably expected to require payment of more than $400,000 within twelve (12) months prior to or after the date of this Agreement; or

(xxii)         is a Contract to enter into any of the foregoing; or

(xxiii)        is a contract listed on Section 3.13(a)(xxiii) of the Company Disclosure Letter.

(b)            (i) Neither the Company nor any Company Subsidiary is in material breach of or material default under (or, with the giving of notice or lapse of time or both, would be in material default under), and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract to which it is a party or by which it is bound, (ii) to the Knowledge of the Company, no other party to any Company Material Contract is in material breach of or material default (or, with the giving of notice or lapse of time or both, would be in material default) under, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract and (iii) each Company Material Contract is (A) a valid and binding obligation of the Company or any Company Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto (provided, however, that (x) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (y) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and (B) in full force and effect.

Section 3.14     Intellectual Property.

(a)            The Company or a Company Subsidiary owns, is licensed to use or otherwise has the right to use and, as of the Closing, subject to the receipt of any necessary third-party consents set forth in Section 6.9 of the Company Disclosure Letter and the receipt by Company of the services to be provided under this Agreement and the Transition Services Agreement and the license granted to the Company under the Spin-Off Agreements, will have the right to use, all Patents, Trademarks, Trade Secrets, Know-How, Copyrights, Database Rights, Design Rights and all other Intellectual Property (including biological materials), all registrations of any of the foregoing, or applications therefor, in each case, that are used in, intended to be used with, developed, filed or registered for, practiced in or necessary to the conduct of the 101 Business as presently conducted and as presently contemplated to be conducted within the indications of alpha-1 antitrypsin deficiency (AATD) or Graft vs. Host Disease (GvHD) (collectively, the “Company Intellectual Property,” and all Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary, the “Owned Company Intellectual Property”). The Company and the Company Subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use, and as of the Closing, subject to the receipt of any necessary third-party consents in Section 6.9 of the Company Disclosure Letter and the receipt by Company of the services and benefits provided under this Agreement and the Transition Services Agreement and the license granted to the Company under the Spin-Off Agreements, will have the right to use, all Company Intellectual Property that is used in, held for use in, intended to be used with, developed, filed or registered for, practiced in, or necessary to the conduct of the 101 Business and that is not solely owned by the Company or a Company Subsidiary. This Section 3.14(a) shall not constitute or be deemed to be a representation or warranty with respect to infringement, misappropriation or other violation of the Intellectual Property rights of any third Person.

(b)            Section 3.14(b)(1) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all issued Patents, Patent applications, registered Trademarks, Trademark registration applications, registered Copyrights, registered Design Rights, Design Rights registration applications, social media handles and internet domain names within the scope of the 101 Business (i) that are owned or purported to be owned by the Company or a Company Subsidiary, (ii) in which the Company or a Company Subsidiary has any ownership rights, or (iii) that are exclusively licensed to the Company or a Company Subsidiary and the Company or a Company Subsidiary controls prosecution thereof (collectively, the “Registered Company Intellectual Property” and clauses (i) and (ii), the “Owned Registered Company Intellectual Property”). Such list indicates for each item, as applicable, the record owner, application or registration number, filing, issuance, applicable filing jurisdiction, registration or application date, and current status. Section 3.14(b)(2) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all abandoned and expired Patents and Patent applications within scope of the 101 Business (x) that are owned or purported to be owned by the Company or a Company Subsidiary or (y) in which the Company or a Company Subsidiary has any ownership rights. Other than items denoted as “expired” or “abandoned” in Section 3.14(b)(2) of the Company Disclosure Letter, the Registered Company Intellectual Property owned by the Company or any Company Subsidiary is subsisting and all issued or granted items included therein are in full force and effect, and have not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable. Section 3.14(b)(3) of the Company Disclosure Letter also identifies each proprietary Software program that is (x) material to the 101 Business, and (y) owned or purported to be owned by the Company or a Company Subsidiary or licensed, either exclusively or non-exclusively, to the Company or a Company Subsidiary, other than licenses for open source Software or off-the-shelf Software commercially available on standard terms.

(c)            Up to and until the Effective Time, subject to applicable Law, should the Company develop, file or register for any Intellectual Property that would have been required to be included in Section 3.14(b)(1) of the Company Disclosure Letter prior to the date of this Agreement, the Company will use reasonable best efforts to supplement Section 3.14(b)(1) of the Company Disclosure Letter to reflect such additions and reasonably promptly provide Parent with any applicable supplements to Section 3.14(b)(1) of the Company Disclosure Letter. The Company will remain responsible for taking care of all pending fees and actions for Registered Company Intellectual Property that fall due prior to the Effective Time. As of the Effective Time, the Company or the Company’s patent or trademark counsel, at Parent’s cost, will have completed the payment or filing of any pending taxes, fees and actions for Registered Company Intellectual Property that fall due within thirty (30) days following the Effective Time. There is no Registered Company Intellectual Property, that as of the Closing, will be owned by the SpinCo Group (as defined in the Separation and Distribution Agreement), and which (x) is necessary for the 101 Business as presently conducted and as presently contemplated to be conducted within the indication of alpha-1 antitrypsin deficiency (AATD) or Graft vs. Host Disease (GvHD); or (y) contains any genus claims that cover INBRX-101.

(d)            (i) With respect to Registered Company Intellectual Property for which it controls the prosecution thereof, the Company has taken commercially reasonable steps to avoid revocation, cancellation, lapse or other events that adversely affect the enforceability, use or priority of such Registered Company Intellectual Property, (ii) all filings, payments and other actions required to be made or taken by the Company or the Company Subsidiaries to maintain registration, prosecution and/or maintenance of such Registered Company Intellectual Property in full force and effect have been made by the applicable deadline, including by payment when due of all maintenance fees and annuities and the filing of all necessary renewals, statements and certifications, (iii) with respect to Registered Company Intellectual Property, the Company and the applicable Company Subsidiaries have complied with all of their respective duties of disclosure, candor and good faith to the United States Patent and Trademark Office and any relevant foreign patent or trademark office, (iv) with respect to the Registered Company Intellectual Property for which it controls the prosecution thereof, the Company and the applicable Company Subsidiaries have complied with all other procedural requirements of the United States Patent and Trademark Office and any relevant foreign patent or trademark office to maintain the validity of such Registered Company Intellectual Property, including properly identifying Company inventors on all such Patents, filing all necessary and applicable affidavits of inventorship, ownership, use and continuing use and other filings in a timely manner, and paying all necessary and applicable maintenance fees and other fees in a timely manner to file, prosecute, obtain and maintain in effect all such rights in all material respects and (v) the Company and the applicable Company Subsidiaries have validly executed and filed assignment documents with relevant Governmental Authorities as necessary to transfer to the Company or a Company Subsidiary title to any of the Company’s or the Company Subsidiary’s owned Registered Company Intellectual Property previously owned by a third party and to record such transfer. Each of the Patents in the Owned Registered Company Intellectual Property and, to the Knowledge of the Company, each of the Patents in the Registered Company Intellectual Property that is not Owned Registered Company Intellectual Property properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which such Patent was issued or such Patent application is pending. All inventors of each of the Patents in the Owned Registered Company Intellectual Property have assigned such Patents to the Company or Company Subsidiary, respectively. All such assignments to the Company or a Company Subsidiary of the Owned Registered Company Intellectual Property are valid and, to the Knowledge of the Company, enforceable.

(e)            To the Knowledge of the Company, the Company and the Company Subsidiaries have not, nor has the practice and exploitation of the Company Intellectual Property or the conduct of the 101 Business infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of others. Neither the Company nor a Company Subsidiary has received any written (or to the Knowledge of the Company, any non-written) charge, complaint, claim, demand or notice (whether in writing, electronic form or otherwise) alleging or threatening to allege any interference, infringement, misappropriation, dilution, violation or conflict of the Intellectual Property rights of others (including any claim that the Company or any of the Company Subsidiaries must license or refrain from using any Intellectual Property rights) within the scope of the 101 Business.

(f)            Except as disclosed in Section 3.14(f) of the Company Disclosure Letter to the Knowledge of the Company, no third party has interfered with, infringed upon, diluted, misappropriated, violated, or asserted any competing claim of right to use or own any Company Intellectual Property material to the conduct of the 101 Business as conducted or contemplated to be conducted that is owned or exclusively licensed to the Company. In particular, there is no litigation, opposition, interference, inventorship challenge, refusal, cancellation, or Proceeding pending, asserted or threatened against the Company or any Company Subsidiary concerning the ownership, validity, registrability, enforceability, duration, scope, priority, or other violation of any Company Intellectual Property that is owned or exclusively licensed to the Company. Neither the Company nor any Company Subsidiary nor any of the Company’s or any Company Subsidiary’s respective Representatives has sent or otherwise made any communication to any third party regarding any alleged or suspected infringement, misappropriation, dilution or violation of any Company Intellectual Property material to the conduct of the 101 Business as conducted or contemplated to be conducted that is owned or exclusively licensed to the Company.

(g)            The Company or a Company Subsidiary owns all right, title and interest to and in the Owned Company Intellectual Property free and clear of any Liens, other than Permitted Liens and licenses of Intellectual Property granted under the Owned Company Intellectual Property.

(h)            Except as would not be material to the 101 Business or as set forth in Section 3.14(h) of the Company Disclosure Letter or as provided under any Company Material Contract, neither the Company nor any Company Subsidiary has agreed to, nor has an obligation to, indemnify any third-party development or commercialization partner for or against any interference, infringement, misappropriation, dilution, violation or other conflict with respect to Company Intellectual Property. No infringement, misappropriation, dilution, violation or similar claim or action with respect to Company Intellectual Property is pending or, to the Knowledge of the Company, threatened against any person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or a Company Subsidiary with respect to such claim or action.

(i)            All prior art and information known to the Company and any Company Subsidiary and material to the patentability of the Patents included in the Registered Company Intellectual Property has been disclosed to the relevant Governmental Authority during the prosecution of the Patents included in the Registered Company Intellectual Property in accordance with applicable Laws. Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any other Person, has made any untrue statement of a material fact or fraudulent statement or omission to any applicable Governmental Authority regarding any pending or issued Patent claims included in the Registered Company Intellectual Property.

(j)            To the Knowledge of the Company, (i) none of the activities of the employees of the Company or any Company Subsidiary within the scope of the 101 Business violates any agreement or arrangement which any such employees have with former employers and (ii) all current and former employees and consultants who contributed to the discovery or development of any of the subject matter of any Owned Company Intellectual Property did so either (x) within the scope of their employment such that, in accordance with applicable Law, all rights to such developed subject matter became the exclusive property of the Company or a Company Subsidiary or (y) pursuant to written agreements assigning all rights to such developed subject matter to the Company or a Company Subsidiary.

(k)            Except as set forth on Section 3.14(k) of the Company Disclosure Letter, assignment documents assigning to the Company or a Company Subsidiary all rights of such employees, contractors and consultants have been duly filed in all relevant patent offices worldwide where the Company conducts the 101 Business for all patent applications and patents owned in whole or in part by the Company or any Company Subsidiary within the scope of the 101 Business. Each current or former employee, contractor or consultant of the Company or any Company Subsidiary who has proprietary knowledge of or information relating to Trade Secrets or Know-How of the Company or any Company Subsidiary within the scope of the 101 Business has entered into an agreement or agreements restricting such Person’s right to use and disclose such information or Trade Secret or Know-How of the Company or the Company Subsidiary.

(l)            No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which the Company or any Company Subsidiary is party: (i) restrict the use, exploitation, assertion or enforcement of any Company Intellectual Property anywhere in the world; (ii) restrict the conduct of the 101 Business as presently conducted or as presently contemplated to be conducted within the indication of alpha-1 antitrypsin deficiency (AATD) or Graft vs. Host Disease (GvHD); or (iii) grant third parties any material or exclusive (including field- and territory-limited rights) rights under Company Intellectual Property. After giving effect to the Merger, no past or present director, officer, employee, consultant or independent contractor of the Company owns (or has any right to any ownership interest, in or to) any Owned Company Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property.

(m)            The Company and each Company Subsidiary have taken commercially reasonable steps to protect the confidentiality and value of all Trade Secrets, Know-How and other confidential information that are owned, used or held in confidence by the Company or any Company Subsidiary within the scope of the 101 Business, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to such Trade Secrets, Know-How or other confidential information to safeguard and maintain the secrecy and confidentiality of such Trade Secrets, Know-How and other confidential information. To the Knowledge of the Company, no Trade Secret or Know-How of the Company or any Company Subsidiary within the scope of the 101 Business has been authorized to be disclosed or disclosed to any third party in violation of confidentiality obligations to the Company or any Company Subsidiary. To the Knowledge of the Company, no party to a nondisclosure agreement with the Company or any Company Subsidiary is in material breach or default thereof or in breach with respect to any confidential information that is material to the 101 Business as conducted or proposed to be conducted.

(n)            The execution of, the delivery of, the consummation of the Merger contemplated by, and the performance of the Company’s and any Company Subsidiary’s obligations under, this Agreement will not result in any: (i) loss, encumbrance on, or impairment of any Company Intellectual Property; (ii) release, disclosure or delivery of any proprietary Software of any Company Intellectual Property; (iii) breach of any Intellectual Property Agreement; or (iv) grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the under Company Intellectual Property.

(o)            Except as would not be expected to be material to the 101 Business, (i) the IT Systems, including any Software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company or the Company Subsidiaries and used by the Company or the Company Subsidiaries in conducting the 101 Business (collectively, the “Company Systems”) are lawfully owned, leased or licensed by the Company or Company Subsidiaries, and are reasonably sufficient for the conduct of the 101 Business as presently conducted and as reasonably contemplated to be conducted, (ii) since the Reference Date, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the 101 Business as presently conducted, (iii) to the Knowledge of the Company, since the Reference Date, there have not been any material incidents of unauthorized access or other Security Breaches of the Company Systems; (iv) to the Knowledge of the Company, the Company Systems do not contain any viruses, bugs, vulnerabilities, faults or other disabling code that could (y) significantly disrupt or adversely affect the functionality or integrity of any Company System, or (z) enable or assist any Person to access without authorization any Company System, and (v) to the Knowledge of the Company, the Company Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase Software, hardware, or data. The Company and Company Subsidiaries are not in material breach of any of their Contracts relating to Company Systems or any breach of such Contracts with respect to Company Systems that are material to the conduct of the 101 Business as conducted or contemplated to be conducted.

(p)            No government funding nor government, academic or non-profit research facilities or personnel were used, directly or indirectly, to develop or create, in whole or in part, any of the Owned Company Intellectual Property, or, to the Knowledge of the Company, any other Company Intellectual Property, in each case including any developer, inventor or other contributor operating under any grants from any Governmental Authority or agency.

(q)            The Company and the Company Subsidiaries represent and warrant that Section 3.14(q) is a complete and accurate list of all SpinCo Employees (as defined in the Separation and Distribution Agreement) who are or at any relevant time have been involved in any material research and development activities as part of the 101 Business (as defined in the Separation and Distribution Agreement), and that all employment agreements and proprietary information and inventions agreements executed by such Persons have been disclosed to Parent as of the date hereof.

Section 3.15     Real and Personal Property.

(a)            Neither the Company nor any Company Subsidiaries own, or have ever owned, any real property.

(b)            Section 3.15(b) of the Company Disclosure Letter sets forth a correct and complete list of each lease, sublease, license or similar use, co-working service and occupancy Contract (each, a “Lease”), in accordance with which the Company or any Company Subsidiary (other than SpinCo and its Subsidiaries) leases, subleases or otherwise uses or occupies any real property or obtains co-working services from or to any other Person (whether as a tenant or subtenant or in accordance with other occupancy or service arrangements) (the “Company Leased Real Property”) as of the date of this Agreement. The Company has provided Parent a correct and complete copy of each such Lease, and all amendments thereto.

(c)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and each Company Subsidiary, taken as a whole, the Company and each Company Subsidiary, as applicable, have valid leasehold or sublease interests in all of the Company Leased Real Property, free and clear of all Liens, other than Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and each Company Subsidiary, taken as a whole, the Company and each Company Subsidiary enjoy peaceful and undisturbed possession under all of the Leases for any Company Leased Real Property in all material respects, and are using such Company Leased Real Property for the purposes permitted by the applicable Leases.

(d)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and each Company Subsidiary, taken as a whole, each Lease for any Company Leased Real Property is a valid, binding and enforceable obligation of the Company or any Company Subsidiary that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto, is in full force and effect and the Company and each Company Subsidiary has performed all material obligations required to be performed by it to date under each such Lease.

(e)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and each Company Subsidiary, taken as a whole, neither the Company nor any Company Subsidiary has received any written communication from, or delivered any written communication to, any other party to a Lease for any Company Leased Real Property or any lender, nor, to the Knowledge of the Company, is there any other party alleging that the Company, any Company Subsidiary or such other party, as the case may be, is in material breach or violation of or default under such Lease. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under each Lease for any Company Leased Real Property, and, to the Company’s Knowledge, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under each such Lease.

(f)            Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect: (i) to the Knowledge of the Company, no Person, other than the Company or any Company Subsidiary, possesses, uses or occupies all or any portion of any Company Leased Real Property, (ii) neither the Company nor any Company Subsidiary is a party to any agreement, or has any outstanding right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein, and (iii) to the Knowledge of the Company, there are no pending Proceedings or Proceedings threatened in writing to take all or any portion of the Company Leased Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.

Section 3.16     Title to and Sufficiency of Assets.

(a)            The Company and the Company Subsidiaries have, and from and after the Effective Time, the Company and the RemainCo Subsidiaries will have (i) with respect to all RemainCo Assets (as defined in the Separation and Distribution Agreement) other than leased assets, good and valid title to all of the tangible and intangible RemainCo Assets, and (ii) with respect to leased RemainCo Assets, good and valid leasehold interests therein, in each case free and clear of all Liens, except for Permitted Liens.

(b)            Upon the receipt by the Company of the services and benefits to be provided to the Company under the Transition Services Agreement and the license granted to the Company under the Spin-Off Agreements, the Company shall have, directly or indirectly, immediately following the Closing, the assets, properties and rights (except for the Licensed Names and Marks and Company Systems) of every type and description, whether real or personal, tangible or intangible, material to the conduct of the 101 Business as it is currently conducted by the Company or contemplated to be conducted by the Company immediately prior to Closing, and such assets, properties and rights shall be adequate for the continued conduct of the 101 Business after the Effective Time in the same manner as conducted by the Company immediately prior to the Effective Time in all material respects; provided, that the foregoing is not a representation or warranty with respect to infringement, or misappropriation or other violation of the Intellectual Property rights of any third person.

Section 3.17     Environmental.

(a)            The Company and each Company Subsidiary are and since the Reference Date have been in compliance with all applicable Environmental Laws, including possessing and complying with all material Company Permits required for their operations in accordance with Environmental Laws, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)            (i) No Proceeding against the Company or any Company Subsidiary relating to any Environmental Law is pending or threatened in writing, (ii) neither the Company nor any Company Subsidiary has received written notice or a written request for information from any Person, including any Governmental Authority, alleging that the Company or any Company Subsidiary has been or is in actual material violation of any Environmental Law or otherwise may have material liability under any Environmental Law, the subject of which notice or request is unresolved and (iii) neither the Company nor any Company Subsidiary is a party or subject to any material ongoing obligations pursuant to any Order or agreement resolving any alleged violation of or liability under any Environmental Law.

(c)            To the Knowledge of the Company, no Hazardous Materials have been released by the Company or any RemainCo Subsidiary, or by any third party at, on, under or from any real property currently or formerly owned, leased or operated by the Company or any RemainCo Subsidiary in a manner or to a degree that has resulted in or is reasonably likely to result in an obligation for the Company or any Company Subsidiary to report, investigate, remediate or otherwise respond to such releases in accordance with Environmental Law or that otherwise has resulted in or is reasonably likely to result in material liability to RemainCo under any Environmental Law.

(d)            Neither the Company nor any Company Subsidiary has entered into any written agreement or incurred any legal obligation that may require it to pay to, reimburse, or indemnify any other Person from or against material liabilities or costs in connection with any Environmental Law, or relating to the registration, labeling, generation, manufacture, use, transportation or disposal of or exposure to Hazardous Materials.

Section 3.18     Suppliers. Section 3.18 of the Company Disclosure Letter sets forth the ten (10) largest suppliers (by cost) of the businesses of the Company and each Company Subsidiary (on a consolidated basis) during the twelve (12) months ended December 31, 2023. Since December 31, 2023, no such supplier has canceled or otherwise terminated, or, to the Knowledge of the Company, threatened to cancel or otherwise terminate or adversely modify its relationship with the Company or any Company Subsidiary, or has decreased materially, or to the Knowledge of the Company, threatened to decrease materially, its relationship with the Company or any Company Subsidiary, except where such cancellation, termination or reduction would not reasonably be expected to, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.19     Anti-Corruption. Since January 1, 2021, neither the Company, nor any Subsidiary of the Company, nor, to the Knowledge of the Company, any director, officer, employee, representative, agent, consultant or any other person (in each case, acting for or on behalf of the Company or a Company Subsidiary) has violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, applicable anti-money laundering Laws and any rules or regulations promulgated thereunder or any applicable Laws of similar effect, or has, in violation of Anti-Corruption Laws: (i) directly or indirectly paid, offered or promised to make or offer any contribution, gift, entertainment or other expense, (ii) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind to or for the benefit of foreign or domestic government officials or employees, or to foreign or domestic political parties, candidates thereof or campaigns, (iii) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, rebate or other similar payment of any nature, (iv) established or maintained any fund of corporate monies or other properties or (v) created or caused the creation of any false or inaccurate books and records of the Company or any Company Subsidiary related to any of the foregoing. Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any Representative acting at the direction of the Company or any Company Subsidiary (i) is under external or internal investigation for (A) any violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a Government Official, (ii) has received any notice or other communication from any Governmental Authority with respect to any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process with respect to allegations of potential violation of the Anti-Corruption Laws. The Company and each Company Subsidiary have established and maintain policies and procedures designed to reasonably comply with Anti-Corruption Laws.

Section 3.20     Global Trade Control Laws.

(a)            Neither the Company, nor any Company Subsidiary, nor any director, officer or employee of any of the Company or its Subsidiaries, is, or since January 1, 2021, has been, (i) a Restricted Party or (ii) majority owned or Controlled by a Restricted Party.

(b)            The Company and each Company Subsidiary are, and for the last five (5) years have been, in compliance with all Global Trade Control Laws, which includes, but is not limited to, possession of and material compliance with all licenses, permits, variances, registrations, exemptions, Orders, consents, approvals, clearances, and other authorizations required by Global Trade Control Laws and submission of required notices or reports to all Governmental Authorities that are concerned with such Global Trade Control Laws.

(c)            The transactions contemplated by this Agreement will not result in the transfer of any goods, software, technology, or services to Parent that are: (i) controlled at a level other than EAR99 under the U.S. Export Administration Regulations (the “EAR”); (ii) controlled under the U.S. International Traffic in Arms Regulations (the “ITAR”); (iii) specifically identified as an E.U. Dual Use Item; or (iv) on an applicable export control list of a foreign country. Neither the Company nor any Company Subsidiary is a TID U.S. business, as defined in 31 C.F.R. § 800.248.

(d)            Since January 1, 2021, all of the Company Products have been imported, exported, processed, developed, labeled, stored, tested, marketed, advertised, promoted, detailed, and distributed by or on behalf of the Company or any Company Subsidiary in compliance with all applicable Global Trade Control Laws.

(e)            Since January 1, 2021, neither the Company nor any Company Subsidiary has directly or indirectly engaged in any business with, or used, directly or indirectly, any corporate funds to contribute to or finance the activities of, any Sanctioned Person or any Restricted Party or in or with any Restricted Market and is not currently doing so. The Company acknowledges that activities under this Agreement will not (i) be in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations, or governmental entities from or located in a Restricted Market.

(f)            To the Knowledge of the Company, since January 1, 2021, neither the Company nor any of its Subsidiaries has been the subject of any investigations, reviews, audits or inquiries by a Governmental Authority related to Global Trade Control Laws and (ii) as of the date hereof, no investigation, review, audit or inquiry by any Governmental Authority with respect to Global Trade Control Laws is pending or threatened.

Section 3.21     FDA and Related Matters.

(a)            There are no actual or, to the Knowledge of the Company, threatened enforcement actions by the U.S. Food and Drug Administration (the “FDA”) or any comparable Governmental Authority against the Company or any Company Subsidiary. Since January 1, 2021, neither the Company nor any Company Subsidiary has received written notice of any pending or threatened claim, suit, Proceeding, hearing, audit, inspection, investigation, arbitration or other action by the FDA or any comparable Governmental Authority against the Company or any Company Subsidiary alleging non-compliance by, or liability of, the Company or any of its Subsidiaries under any Healthcare Laws or with respect to any Company Product, and, to the Knowledge of the Company, neither the FDA nor any comparable Governmental Authority is considering such action.

(b)            Since January 1, 2021, all material applications, reports, documents, claims, submissions, and notices required to be filed, maintained, or furnished to the FDA or any comparable Governmental Authority, including all adverse event reports and registrations and reports required to be filed with clinicaltrials.gov, by the Company or any Company Subsidiary, have been so filed, maintained or furnished. All such material applications, reports, documents, claims, submissions, and notices were timely filed and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). The Company has delivered or made available to Parent correct and complete copies of any and all material documents and correspondence, including (i) a complete and correct copy of each Investigational New Drug application (“IND”) and New Drug Application (“NDA”) sponsored and presently held by the Company or any Company Subsidiary with respect to each Company Product or product candidate, including all supporting documentation, supplements and amendments thereto, (ii) copies of all clinical study reports under such INDs and (iii) all material correspondence to or from the Company and each Company Subsidiary and FDA or any other Governmental Authority with respect to such INDs and NDAs, in each case of clauses (i), (ii) and (iii), relating to the 101 Business.

(c)            Since January 1, 2021, neither the Company nor any Company Subsidiary has received any FDA Form 483, notice of violation, warning letter, untitled letter or other correspondence or written notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any Healthcare Laws or Company Permits. Since January 1, 2021, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice from any Person alleging that any operation or activity of the Company or any Company Subsidiary is in violation of any Healthcare Law.

(d)            Since January 1, 2021, all preclinical studies and clinical trials, and other studies and tests, being conducted by or sponsored by the Company or any Company Subsidiary have been and are being conducted in material compliance with all applicable study protocols and Healthcare Laws, rules and regulations, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices, and Company Permits. Since January 1, 2021, no clinical studies conducted by or sponsored by the Company or any Company Subsidiary related to the 101 Business have been placed on clinical hold or terminated or suspended prior to completion. Since the Reference Date, neither the Company nor any Company Subsidiary has received any notice, correspondence or other communication from the FDA, any other Governmental Authority, any Institutional Review Board or clinical investigator alleging a lack of material compliance with any Healthcare Laws or requiring the termination, suspension or material modification of any ongoing clinical studies conducted by or on behalf of the Company or any Company Subsidiary. For the purposes of this Agreement, (i) “Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 11, 50, 54, 56 and 312, the International Council for Harmonization’s (“ICH”) Guideline for Good Clinical Practice, and any similar state, local or foreign Laws, as applicable, and (ii) “Good Laboratory Practices” means applicable FDA regulations for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58, the United States Animal Welfare Act, the ICH Guideline on Nonclinical Safety Studies for the Conduct of Human Clinical Trials for Pharmaceuticals, the ICH Guideline on Safety Pharmacology Studies for Human Pharmaceuticals, and any similar state, local or foreign Laws, as applicable, and (iii) “Institutional Review Board” means the entity defined in 21 C.F.R. § 50.3(i).

(e)            Since January 1, 2021, the research, development, manufacture and commercialization of INBRX-101 and any other product candidates under the Company’s 101 Business platform conducted by or Sponsored by the Company or any Company Subsidiary have been and are being conducted in compliance in all material respects with all applicable Healthcare Laws, including the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices. For the purposes of this Agreement, “Good Manufacturing Practices” means the FDA’s standards for the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of a drug contained in 21 C.F.R. Parts 210- 211 and any similar state, local or foreign Laws, as applicable.

(f)            Since January 1, 2021, there have been no recalls, field notifications, market withdrawals or replacements, “dear doctor” letters, investigator notices, IND safety reports, serious adverse event reports or other notices of action relating to a safety concern or alleged lack of regulatory compliance of any of INBRX-101 and any other product candidates under the Company’s 101 Business platform and, to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to result in such action or otherwise require a change in the labeling of or the termination or suspension of the development and testing of INBRX-101 and any other product candidates under the Company’s 101 Business platform.

(g)            Neither the Company, any Company Subsidiary nor any of their respective officers or directors or, to the Knowledge of the Company, any of their respective employees, agents or clinical investigators (in the case of each the foregoing, in such individual’s capacity as such) have (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any comparable Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any comparable Governmental Authority or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company, any Company Subsidiary, nor any of their respective officers or directors or, to the Knowledge of the Company, any of their respective employees, agents or clinical investigators (in the case of each the foregoing, in such individual’s capacity as such) have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law. No claims, actions, or Proceedings that would reasonably be expected to result in debarment or exclusion are pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective officers, directors, employees, agents, or clinical investigators (in the case of each the foregoing, in such individual’s capacity as such). Neither the Company, any Company Subsidiary, nor any of their respective employees, officers, directors or third parties that the Company or any of its Subsidiaries has engaged to provide services, has been excluded, suspended or debarred from participation in any United States federal or state health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(h)            Neither the Company nor any Company Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement Orders or similar agreements with or imposed by the FDA or any comparable Governmental Authority.

Section 3.22     Healthcare Regulatory Compliance.

(a)            The Company and each Company Subsidiary are, and at all times since January 1, 2021, have been, in material compliance with all applicable Healthcare Laws. As of the date of this Agreement, there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, Proceeding, written notice or demand pending, received by or, to the Knowledge of the Company, threatened orally or in writing against the Company or any Company Subsidiary related to such Healthcare Laws.

(b)            Neither the Company nor any Company Subsidiary has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any websites sponsored or operated, or formerly sponsored or operated, by the Company or any Company Subsidiary.

(c)            The Company has implemented a compliance program that conforms to and materially ensures compliance with applicable Healthcare Laws and industry standards.

(d)            No Person has filed against the Company an action relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

Section 3.23     Data Privacy and Information Security.

(a)            The Company, each Company Subsidiary and, to the Knowledge of the Company, any Person acting for or on behalf of the Company or any Company Subsidiary, have, since the Reference Date, complied in all material respects with all applicable (i) Laws, (ii) contractual obligations and (iii) publicly posted privacy policies to which the Company and each Company Subsidiary is subject that are related to privacy, patient confidentiality, information security, data protection or the Processing of Personal Information (collectively, the “Privacy Obligations”). Since the Reference Date, neither the Company nor any of the Company Subsidiaries have received any written notices of any complaints, claims, threatened claims, charges, investigations or regulatory inquiries (whether by a Governmental Authority or Person) against the Company or any of the Company Subsidiaries alleging any violation of any Privacy Obligations. To the Knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any of the same.

(b)            The Company and each Company Subsidiary maintains reasonable and appropriate (i) written policies and procedures, and (ii) organizational, physical, administrative and technical safeguards designed to protect Personal Information against a Security Breach. The Company and each Company Subsidiary periodically, and no less than annually, assesses risks to privacy and the confidentiality and security of Personal Information. Since the Reference Date, (i) to the Knowledge of the Company, there have been no Security Breaches of any of the IT Systems of the Company or any of the Company Subsidiaries or any vendors that Process Personal Information on its/their behalf and (ii) there have been no material disruptions in the IT Systems of the Company or any of the Company Subsidiaries or any vendors of the Company or any of the Company Subsidiaries that materially affected the Company’s or any of the Company Subsidiaries’ business or operations.

(c)            The Company and each Company Subsidiary (i) has operated its respective business in material compliance with all Privacy Obligations in connection with the operation of the 101 Business, and (ii) has, in all material respects, implemented all confidentiality, security and other protective measures required in connection with (i) of this subsection (c), including, where required by applicable Law, by obtaining study subjects’ consent and/or authorization to use and disclose Personal Information for research purposes.

(d)            The Company and each Company Subsidiary is, and since January 1, 2021 has been, in compliance in all material respects with HIPAA (to the extent applicable to the Company and each Company Subsidiary) and all contractual commitments relating to privacy and the security of Protected Health Information. The Company and each Company Subsidiary has, if and to the extent required by HIPAA, entered into current and valid “Business Associate Agreements” (as defined in 45 C.F.R. §§ 164.502(e) and 164.504(e)) with each “Business Associate” (as defined in 45 C.F.R. § 160.103) of the Company and any “Covered Entity” (as defined in 45 C.F.R. § 160.103), for which the Company and each Company Subsidiary functions as a “Business Associate.” None of the Company or any of the Company Subsidiaries or, to the Company’s Knowledge, any subcontractors of the Company or any of the Company Subsidiaries, has, since January 1, 2021, experienced any unauthorized use or disclosure of Protected Health Information that would constitute (i) a “security incident” (as defined in 45 C.F.R. § 164.304) or (ii) a “breach” (as defined in 45 C.F.R. § 164.402) that would require the Company or any of the Company Subsidiaries to provide notice under 16 C.F.R. § 164.404.

(e)            Since the Reference Date, none of the Company, any of the Company Subsidiaries or, to the Knowledge of the Company, any of their respective vendors that Process Personal Information on their behalf has experienced any material Security Breach, and none of the Company or any of the Company Subsidiaries has provided or been required to provide written notification to any Person or Governmental Authority under any Privacy Obligations.

(f)            The Company and each Company Subsidiary, has, in all material respects, (i) obtained all rights, permissions, and consents necessary to permit the transfer of Personal Information to Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement; or (ii) otherwise verified that applicable Privacy Obligations permit it to transfer Personal Information to Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement.

Section 3.24     Insurance. Section 3.24 of the Company Disclosure Letter sets forth all material insurance policies (including policies providing casualty, liability, medical and workers compensation coverage) maintained by or on behalf of the Company or any Company Subsidiary as of the date of this Agreement. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each Company Subsidiary have paid, or caused to be paid, all premiums due under all material insurance policies of the Company and each Company Subsidiary, and all such material insurance policies are in full force and effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received (a) written notice that they are in default with respect to any obligations under such material policies or (b) written notice of cancellation or termination with respect to any such existing material insurance policy, or refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any such existing material insurance policy. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in material breach or default, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of, any of such material insurance policies. No insurer of any such material policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination, other than in accordance with the expiration of a term in accordance with the terms thereof, has been received with respect to any such material policy. The Company has delivered or made available to Parent an correct and complete copy of all insurance policies set forth on Section 3.24 of the Company Disclosure Letter.

Section 3.25     Takeover Statutes. The Company Board of Directors has taken such actions and votes as are necessary to render any “fair price”, “moratorium”, “control share acquisition” or any other takeover or anti-takeover statute or similar U.S. federal or state Law inapplicable to this Agreement, the Merger or any other transactions contemplated hereby.

Section 3.26     Brokers. No investment banker, broker, finder or other intermediary (other than Centerview Partners LLC, the fees and expenses of which will be paid by the Company) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Spin-Off Agreements or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any of its Affiliates. Correct and complete copies of all agreements between the Company and Centerview Partners LLC have been delivered to Parent.

Section 3.27     Opinion of Financial Advisor. The Company Board of Directors (in such capacity) has received an opinion of Centerview Partners LLC, financial advisor to the Company, that, as of the date of such written opinion, and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in preparing such opinion as set forth therein, the Consideration (as defined therein) to be paid to the holders of Common Shares in the Merger (other than Dissenting Shares, any Common Shares that are owned by the Company as treasury shares, any Common Shares owned by Parent or Merger Sub and any Common Shares held by any affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent a signed copy of such opinion as soon as possible following the date of this Agreement for informational purposes only and on a non-reliance basis. As of the date of this Agreement, such opinion has not been withdrawn, revoked or otherwise modified.

Section 3.28     Interested-Party Transactions. Neither the Company nor any Company Subsidiary is a party to or bound by any transaction or agreement (other than ordinary course directors’ compensation arrangements or any Benefit Plans) with any Affiliate, stockholder that beneficially owns five percent (5%) or more of the outstanding Common Shares, or current or former director or executive officer of the Company. To the Knowledge of the Company, no event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company in accordance with Item 404 of Regulation S-K promulgated by the SEC.

Section 3.29     Information in the Proxy Statement and Spin-Off Registration Statement. The proxy statement to be provided to the Company’s stockholders in connection with the Stockholders Meeting (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) on the date filed, mailed, distributed or disseminated, as applicable, to the Company’s stockholders and at the time of the Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement, including any amendments thereof and supplements thereto, will comply in all material respects with the requirements of applicable Laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that the Company makes no representation or warranty with respect to statements made in the Proxy Statement, including any amendments thereof and supplements thereto, based on information furnished by Parent or Merger Sub about Parent or its Affiliates for inclusion therein. The Spin-Off Registration Statement (as defined below) on the date confidentially submitted and on the date declared effective by the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Spin-Off Registration Statement, including any amendments thereof and supplements thereto, will comply in all material respects with the requirements of applicable Laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that the Company makes no representation or warranty with respect to statements made in the Spin-Off Registration Statement including any amendments thereof and supplements thereto, based on information furnished by Parent or Merger Sub about Parent or its Affiliates for inclusion therein.

Section 3.30     Solvency. As of immediately after giving effect to the transactions contemplated by this Agreement and the Spin-Off Agreements (including the payment of all fees and expenses in connection therewith), the Company, each RemainCo Subsidiary and SpinCo will be Solvent.

Section 3.31     SpinCo Activities. SpinCo is a wholly owned Subsidiary of the Company, has not engaged in any business activities or conducted any operations and has no, and prior to the Spin-Off will have no, assets, liabilities or obligations of any nature other than as required in connection with the Merger and the Spin-Off and the other transactions contemplated hereby and as incidental to its organization and existence.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

Section 4.1     Organization; Qualification. Each of Parent and Merger Sub is a corporation or company validly existing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority to conduct its business and to own, lease and operate its properties and assets. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, prevent Parent and Merger Sub from consummating the Merger and the other transactions contemplated hereunder to be consummated by Parent or Merger Sub by the Outside Date (a “Parent Material Adverse Effect”).

Section 4.2     Authority; Binding Nature of Agreement. Parent and Merger Sub have the power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Merger. The board of directors of Merger Sub has approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

Section 4.3     No Conflict; Required Filings and Consents.

(a)            Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with this Agreement, will (i) violate any provision of the Parent Organizational Documents, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.3(b) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person in accordance with any Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of Parent or Merger Sub, other than, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)            No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC in accordance with the Exchange Act or the Securities Act, (ii) applicable requirements in accordance with foreign qualification, state securities or “blue sky” Laws of various states, (iii) compliance with applicable rules and regulations of NASDAQ, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the approval of Parent (or a Subsidiary of Parent), as the sole stockholder of Merger Sub as at the date hereof, of the Merger, (vi) such other items required solely by reason of the participation and identity of the Company in the transactions contemplated hereby, (vii) compliance with and filings or notifications in accordance with Antitrust Laws and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4     Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or, to the knowledge of Parent, any Proceeding threatened in writing against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in the case of each of clauses (a) and (b) above, would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5     Brokers. No investment banker, broker, finder or other intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company would be liable.

Section 4.6     Sufficient Funds. When required pursuant to this Agreement and as of the Closing, Parent has and will have the cash necessary to pay the amounts required to be paid by Parent pursuant to this Agreement, and as of the Closing, Parent will have, and will cause Merger Sub to have, the cash necessary to consummate the Merger. On the Milestone Payment Date, Parent will have cash resources in immediately available funds and in an amount sufficient to satisfy Parent’s cash payment obligations under the CVR Agreement, including payment of the Milestone Payment Amount and any fees and expenses of, or payable by, Parent in connection with the transactions contemplated by the CVR Agreement. The obligations of Parent and Merger Sub hereunder are not subject to any condition with respect to Parent’s or Merger Sub’s ability to obtain financing for the Merger.

Section 4.7     Solvency. None of Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or any of their respective Subsidiaries (which, for purposes of this Section 4.7, shall include the Company and its Subsidiaries). Each of Parent and Merger Sub is Solvent as of the date of this Agreement and, assuming satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger and after giving effect to the transactions contemplated hereby and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement and payment of all the amounts required to be paid under this Agreement, the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby.

Section 4.8     Merger Sub. All of the issued and outstanding shares of common stock of Merger Sub are, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has no outstanding options, warrants, rights or any other agreements in accordance with which any Person other than Parent or a direct or indirect wholly owned Subsidiary of Parent may acquire any security of Merger Sub. Merger Sub has not engaged in any business activities or conducted any operations and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than in connection with the Merger and the other transactions contemplated hereby and as incidental to its organization and existence.

Section 4.9     Proxy Statement. None of the information supplied by Parent or its Subsidiaries about Parent or its Affiliates for inclusion in the Proxy Statement will, on the date the Proxy Statement is filed, mailed, distributed or disseminated, as applicable, to the Company’s stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company for inclusion in the Proxy Statement.

Section 4.10     Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger or the other transactions contemplated hereby. The vote or consent of Parent or its Subsidiary as the sole stockholder of Merger Sub (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement or approve the Merger.

Section 4.11     No Interested Stockholder. Neither Parent nor any of its “affiliates” or “associates” is, or has been within the last three years, an “interested stockholder” (in each case as such terms are defined in Section 203 of the DGCL) of the Company. Without limiting the generality of the foregoing, neither Parent nor Merger Sub has taken, or has authorized any of their respective officers, directors, employees, investment bankers, attorneys or other advisors or representatives to take, any action that would cause either Parent or Merger Sub to be deemed an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company.

Section 4.12     No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Agreement, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries, and the Company is not relying on any representation or warranty other than those expressly set forth in this Agreement. Parent and Merger Sub each agrees that, other than the representations and warranties expressly set forth in this Agreement, neither the Company nor any of its Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty other than those expressly set forth in this Agreement. In particular, without limiting the foregoing, none of the Company or any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Affiliates or any of their respective businesses (including SpinCo) unless any such information is expressly included in a representation or warranty of the Company to Parent or Merger Sub contained in this Agreement or any ancillary agreement or other document delivered in connection with this Agreement or the transactions contemplated hereby, or (b) any oral or, except for the representations and warranties made by the Company in Article III or any ancillary agreement or other document delivered in connection with this Agreement or the transactions contemplated hereby (including the Separation and Distribution Agreement), written information made available to Parent, Merger Sub or any of their respective Affiliates or Representatives in the course of their evaluation of the Company, SpinCo, the SpinCo Assets or the SpinCo Liabilities, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

Article V
COVENANTS AND OTHER AGREEMENTS

Section 5.1     Conduct of Business by the Company Pending the Merger.

(a)            The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (i) as required by Law, (ii) as may be consented to in writing by Parent (including via e-mail from one of the Parent notice individuals listed in Section 9.2) (which consent will not be unreasonably withheld, conditioned or delayed) or (iii) as may be required in accordance with, or otherwise expressly contemplated by, this Agreement or the Spin-Off Agreements, (iv) as set forth in Section 5.1 of the Company Disclosure Letter or (v) in connection with the COVID-19 pandemic, to the extent reasonably necessary (A) to protect the health and safety of the Company’s or the Company Subsidiaries’ employees, (B) to respond to third-party supply or service disruptions caused by the COVID-19 pandemic, (C) as required by any applicable Law, directive or guideline from any Governmental Authority arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), the Company will, and will cause the Company Subsidiaries to use reasonable best efforts to conduct in all material respects the business of the Company and the Company Subsidiaries, including the 101 Business, in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve its material assets and business organization intact in all material respects and maintain its material existing business relations and goodwill; provided, that the Company and the Company Subsidiaries will be restricted pursuant to this Section 5.1 with respect to the SpinCo Assets or SpinCo Liabilities solely to the extent that an action set forth above or below taken (in the case of negative covenants) or not taken (in the case of affirmative covenants) by the Company or the Company Subsidiaries with respect to the SpinCo Assets or SpinCo Liabilities would reasonably be expected to adversely affect the Company, the RemainCo Subsidiaries, the 101 Business, Parent, as the owner and operator thereof following the Effective Time, or SpinCo and its business following the Effective Time, in each case in any material respect, or would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement or the Spin-Off Agreements (the “Spin-Off Carveout”); provided, further, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such other provision.

(b)            Without limiting the generality of clause (a) above, except (i) as required by Law, (ii) as may be consented to in writing by Parent (including via e-mail from one of the Parent notice individuals listed in Section 9.2) (which consent will not be unreasonably withheld, conditioned or delayed), (iii) as required in accordance with, or otherwise expressly contemplated by, this Agreement or the Spin-Off Agreements, (iv) as set forth in Section 5.1 of the Company Disclosure Letter or (v) in connection with the COVID-19 pandemic, to the extent reasonably necessary (A) to protect the health and safety of the Company’s or the Company Subsidiaries’ employees, (B) to respond to third-party supply or service disruptions caused by the COVID-19 pandemic or (C) as required by any applicable Law, directive or guideline from any Governmental Authority arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), and subject to the Spin-Off Carveout, the Company will not, and will cause each Company Subsidiary not to:

(i)            amend or otherwise change the Organizational Documents of the Company or any Company Subsidiary;

(ii)            adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend, the Company’s or any Company Subsidiary’s securities, including any options, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units, warrants, convertible securities or other rights of any kind to acquire any of such securities, other than (x) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Options pursuant to the terms of the Incentive Plan and the applicable award agreement thereunder (as in effect as of the date hereof), (y) in connection with the cashless exercise of the Company Warrants or (z) from a Company Subsidiary to another Company Subsidiary;

(iii)            issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of the Company’s or any Company Subsidiary’s securities, including any options, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units, warrants, convertible securities or other rights of any kind to acquire such securities or the value of which is measured by such securities, other than from a wholly-owned Company Subsidiary to another wholly-owned Company Subsidiary; provided, however, that the Company may issue Common Shares upon the exercise of Company Warrants or Company Options outstanding on the Capitalization Date, in each case, as required by their respective terms (and in the case of Company Options, in accordance with the terms of the Incentive Plan and the applicable award agreement thereunder);

(iv)            declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company’s or any Company Subsidiary’s securities, other than dividends or distributions by a Company Subsidiary to the Company or another Company Subsidiary;

(v)            other than (1) as required by any Benefit Plan in effect as of the date of this Agreement, (2) as required by applicable Law or (3) with respect to any Benefit Plan which, on or prior to the Effective Time, shall become the obligation of SpinCo: (x) establish, adopt, enter into, amend, modify or terminate any material Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a material Benefit Plan if it had been in existence on the date of this Agreement, (y) (I) grant any Company Option or other equity- or equity-based award under the Incentive Plan or otherwise, grant or pay any bonus, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment or (II) increase the base salary and/or cash bonus opportunity of (A) any current or former director, officer, employee or individual service provider with an annual salary or wage rate in excess of $125,000 or (B) for all such directors, officers, employees and individual service providers described in clause (A) in an aggregate amount in excess of $1,000,000; provided, that in no event may the Company increase the base salary and/or cash bonus opportunity of any ClinOps Employee or (z) accelerate or take any action to accelerate any payment or benefit or the lapse of any vesting or other restrictions thereon, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or individual service provider or otherwise amend the terms of any award outstanding under the Incentive Plan;

(vi)           hire, engage, promote, or terminate (other than for cause) the employment or engagement of any employee of the Company with an annual salary or wage rate in excess of $125,000; provided, that any such actions shall be subject in all respects to Section 5.1(b)(v);

(vii)          take any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or require notice to employees, or trigger any other obligations or liabilities, under the WARN Act or any similar state, local or foreign Law;

(viii)         make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business), or capital contribution to, or investment in, any Person (other than any wholly-owned Company Subsidiary);

(ix)            forgive any loans or advances to any officers, employees, directors or other individual service providers of the Company or any Company Subsidiary, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or any Company Subsidiary;

(x)            acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any equity interest in any of the foregoing, any real estate or all or any material portion of the assets, business or properties of any Person;

(xi)            (1) sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any Lien (other than Permitted Liens) (including under any sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, properties or rights of the Company or any Company Subsidiary (other than Intellectual Property, which is the subject of Section 5.1(b)(xix) except in the ordinary course of business, (2) enter into any new line of business or (3) create any new Subsidiary;

(xii)           (1) pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or any wholly owned Company Subsidiary and owed to the Company or any wholly owned Company Subsidiary) or (2) cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value, in the case of each of the foregoing clauses (1) and (2), other than Indebtedness under the Loan and Security Agreement at or immediately prior to the Closing;

(xiii)          (1) incur, create, assume or otherwise become liable or responsible for any Indebtedness (other than Indebtedness (A) of the type set forth in clause (d) of the definition of Indebtedness (including, for the avoidance of doubt, any guarantees in respect thereof) or (B) solely between or among the Company and any wholly-owned RemainCo Subsidiary), including by the issuance of any debt security, (2) assume, guarantee, endorse or otherwise become liable or responsible for any Indebtedness set forth in the foregoing clause (1) of any Person, or (3) issue or sell any debt securities of the Company or any Company Subsidiary (other than solely between or among the Company and any wholly-owned RemainCo Subsidiary), including options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary;

(xiv)          negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights in accordance with, any Company Material Contract, any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or any Lease for any Company Leased Real Property, except in the case of any Contract of the type described in Sections 3.13(a)(i), 3.13(a)(vii) and 3.13(a)(xix), in the ordinary course of business; provided, however, that the foregoing exception will not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other transactions contemplated hereby;

(xv)           change its fiscal year, revalue any of its material assets or make any material change to the Company’s or any Company Subsidiary’s methods, policies and procedures of accounting, except as required by GAAP or Regulation S-X of the Exchange Act;

(xvi)          make or agree to make any capital expenditures or authorizations or commitments with respect thereto that in the aggregate are in excess of 105% of the aggregate amount provided for in the capital expenditure budget set forth in Section 5.1(b)(xvi) of the Company Disclosure Letter, other than capital expenditures to repair damage resulting from insured casualty events or required on an emergency basis or for the safety of individuals, assets or the environment (provided that the Company shall notify Parent of any such emergency expenditure as soon as reasonably practicable);

(xvii)         agree to or otherwise commence, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending Proceeding or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any Company Subsidiary of an amount not greater than $300,000 (net of insurance proceeds) in the aggregate;

(xviii)        fail to use commercially reasonable efforts to maintain in effect material insurance policies covering the Company and each Company Subsidiary and their respective properties, assets and businesses;

(xix)           (1) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any Person (including any Affiliate, except pursuant to the Spin-Off Agreements) any rights to any Company Intellectual Property, other than licensing non-exclusive rights granted for the purposes of conducting clinical trials in the ordinary course of business, (2) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine, fail to diligently prosecute or maintain, or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority, or allow to lapse (except with respect to Patents, Design Rights, Copyrights or Trademarks expiring in accordance with their terms) any Registered Company Intellectual Property which the Company controls prosecution and maintenance thereof, (3) make any change to the Company Intellectual Property material to the conduct of the 101 Business as presently conducted or as presently contemplated to be conducted within the indications of alpha-1 antitrypsin deficiency (AATD) or Graft vs. Host Disease (GvHD) that does or would reasonably be expected to impair such Company Intellectual Property or the Company’s or any Company Subsidiary’s rights with respect thereto; provided, however, that the foregoing shall not be construed to limit the Company’s ordinary course prosecution of Patent or Trademark applications, (4) disclose to any Person (other than Representatives of Parent and Merger Sub) any Trade Secret or Know-How that is material to the conduct of the 101 Business as conducted or contemplated to be conducted or any Trade Secrets or Know-How within the scope of the 101 Business except, as permitted in Section 5.2(b) of this Agreement or in the ordinary course of business to a Person that is subject to confidentiality obligations or (5) fail to take or maintain commercially reasonable measures to protect the confidentiality and value of Trade Secrets or Know-How included in any of the Company Intellectual Property;

(xx)            (1) make, change or revoke any material Tax election or adopt or change any material method of Tax accounting, (2) file any material amended Tax Return, (3) settle or compromise any Proceeding relating to a material amount of Taxes, (4) agree to an extension or waiver of the statute of limitations with respect to any claim or assessment with respect to material Taxes (other than such extension that arises solely as a result of an extension of time to file a Tax Return obtained in the ordinary course of business), (5) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of any Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes) with respect to any material Tax or (6) surrender any right to claim a refund, offset, or other reduction in Tax liability;

(xxi)           merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation, winding-up dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(xxii)          continue or migrate its jurisdiction of registration or incorporation to a jurisdiction other than that as of the date of this Agreement;

(xxiii)         initiate (or commit to initiating) any new clinical trials or activities, including initiation of a new institutional review board process, other than those trials and activities (i) set forth on Section 5.1(b)(xxiii) of the Company Disclosure Letter, (ii) that would not result in additional expenditures of more than $2,000,000 in the aggregate, (iii) where such action is required by Law or a Governmental Authority or (iv) as set forth in the in the capital expenditure budget set forth in Section 5.1(b)(xvi) of the Company Disclosure Letter;

(xxiv)         take actions to accelerate or delay the payment of accounts receivable, or accelerate or delay the payment of accounts payable, in each case in a manner inconsistent with past practice in the ordinary course of business;

(xxv)          make any material change to the clinical trial plan in respect of the 101 Business; or

(xxvi)         enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.

Notwithstanding the foregoing, nothing contained herein will give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and any Company Subsidiary prior to the Effective Time, and the Company will not be required to take any action or prohibited from taking any action required or prohibited by this Agreement if the inclusion of such requirement or prohibition in this Agreement would violate applicable Law (including any Antitrust Law). Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

Section 5.2     No Solicitation.

(a)            The Company will cease and terminate, and will use reasonable best efforts to cause its Representatives to cease and terminate, all solicitations, discussions, and negotiations with any Person with respect to any offer or proposal or potential offer or proposal relating to any transaction or proposed transaction or series of related transactions, other than the transactions contemplated hereby, involving a Company Acquisition Proposal as of the date of this Agreement. Except as provided in this Section 5.2, from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company will not and will direct its Representatives not to directly or indirectly (A) initiate, solicit, knowingly encourage or knowingly facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to a Company Acquisition Proposal, (B) enter into any agreement with respect to a Company Acquisition Proposal or (C) engage in negotiations or discussions with, or provide any non-public information or data to, any Person (other than Parent or any of its Affiliates or Representatives) for the purpose of encouraging or knowingly facilitating any Company Acquisition Proposal, in each case, other than discussions solely to notify such Person of the terms of this Section 5.2 or to clarify the terms and conditions of such proposal or offer. The Company agrees that any violations of the restrictions set forth in this Section 5.2 by any of its Representatives (acting on behalf of the Company) will be deemed to be a breach of this Agreement (including this Section 5.2) by the Company.

(b)            Notwithstanding anything to the contrary contained in this Agreement, at any time following the date of this Agreement and prior to the date on which the Company Requisite Vote is obtained, the Company and its Representatives may (i) negotiate or enter into a confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), (ii) furnish information (including non-public information) concerning the Company’s business, properties or assets to any Person in accordance with an Acceptable Confidentiality Agreement, and (iii) engage or otherwise participate in discussions and negotiations with such Person or the group of Persons concerning a Company Acquisition Proposal and their respective Representatives and their potential sources of financing and their Representatives with respect to such Company Acquisition Proposal if, but only if, such Person has, in the absence of any material breach of Section 5.2(a), made a Company Acquisition Proposal that the Company Board of Directors determines in good faith, after consultation with the Company’s financial advisors, either constitutes or could reasonably be expected to lead to a Superior Proposal. From and after the date of this Agreement and prior to the Stockholders Meeting, the Company will promptly (and in any event within twenty-four (24) hours of receipt by any officer or director of the Company) notify Parent if the Company or any Company Subsidiary or Representative receives (i) any Company Acquisition Proposal or indication by any Person that it is considering making a Company Acquisition Proposal, (ii) any request for non-public information relating to the Company or any Company Subsidiary other than requests for information in the ordinary course of business and unrelated to a Company Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations with respect to any Company Acquisition Proposal. The Company will provide Parent promptly (and in any event within such twenty-four (24)-hour period) with the identity of such Person and a correct and complete copy of such Company Acquisition Proposal, indication, inquiry or request (or, where such Company Acquisition Proposal is not in writing, a description of the material terms and conditions of such Company Acquisition Proposal, indication, inquiry or request), including any modifications thereto. The Company will keep Parent reasonably informed (orally and in writing) on a current basis (and in any event no later than twenty-four (24) hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Company Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company will promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Company Acquisition Proposal and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The Company will not, and will cause each Company Subsidiary not to, enter into any agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to provide such information to Parent, and neither the Company nor any Company Subsidiary is currently party to any agreement that prohibits the Company from providing to Parent the information described in this Section 5.2(b). The Company (A) will not, and will cause each Company Subsidiary not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any Company Subsidiary is or becomes a party, and (B) will, and will cause each Company Subsidiary to, use reasonable best efforts to enforce any such agreement, in each case, unless the Company Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would reasonably be likely to be inconsistent with the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law, in which event the Company may take the actions described in these clauses (A) and (B) solely to the extent necessary to permit a third party to make a Company Acquisition Proposal or in order not to be inconsistent with the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law, conditioned upon such third party agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Company Acquisition Proposal) in accordance with, and otherwise complying with, this Section 5.2. The Company will provide to Parent any non-public information concerning the Company or any Company Subsidiary provided or made available in accordance with this Section 5.2(b) which was not previously provided or made available to Parent substantially simultaneously with providing such information to any other Person. For purposes of this Agreement, a “Superior Proposal” is a written Company Acquisition Proposal that did not result from a material breach of this Section 5.2 on terms (x) which the Company Board of Directors determines in its good faith judgment to be more favorable to the holders of Common Shares (solely in their capacity as such) than the transactions contemplated hereby (after consultation with the Company’s financial and legal advisors), taking into account all the terms and conditions of such proposal and this Agreement and the Spin-Off Agreements, and (y) which the Company Board of Directors has determined to be reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and the terms of this Agreement and the Spin-Off Agreements; provided that, for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of “Company Acquisition Proposal” shall be deemed to be references to “50%”.

(c)            Except as set forth herein, neither the Company Board of Directors nor any committee thereof will (i) make any Company Adverse Recommendation Change or (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Company Acquisition Proposal (other than a confidentiality agreement referenced in Section 5.2(b) entered into in the circumstances referenced in Section 5.2(b)). The Company, reasonably promptly following a determination by the Company Board of Directors that a Company Acquisition Proposal is a Superior Proposal, will notify Parent of such determination.

(d)            Notwithstanding anything in Section 5.2(c) to the contrary, prior to the date on which the Company Requisite Vote is obtained, if (i) a material breach by the Company of this Section 5.2 has not contributed to the making of such Company Acquisition Proposal, and (iii) the Company Board of Directors concludes in good faith, after consultation with the Company’s outside legal counsel and its financial advisors, that such Company Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments of this Agreement that Parent has irrevocably committed in writing to make, the Company Board of Directors may, if it determines in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be reasonably be likely to be inconsistent with its fiduciary duties, (A) effect a Company Adverse Recommendation Change or (B) terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company will not terminate this Agreement in accordance with clause (B) above, and any purported termination in accordance with clause (B) above will be void and of no force or effect, unless the Company (1) in advance of or concurrently with such termination pays, or causes to be paid, the Termination Fee in accordance with Section 8.2(b) and (2) immediately following such termination enters into a binding definitive Alternative Acquisition Agreement for such Superior Proposal; provided, further, that the Company Board of Directors may not effect a change of its recommendation in accordance with clause (A) above or terminate this Agreement in accordance with clause (B) above unless (I) no material breach of the Company’s obligations in this Section 5.2 has occurred, (II) the Company has provided prior written notice to Parent, at least four (4) business days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice will specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) (a “Determination Notice”), and has contemporaneously provided a correct and complete copy of the proposed Alternative Acquisition Agreement with respect to such Superior Proposal, (III) prior to effecting such Company Adverse Recommendation Change or terminating this Agreement to enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, the Company has, and has directed its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent requests to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal and (IV) following any negotiation described in clause (III) above, the Company Board of Directors concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Company Acquisition Proposal continues to constitute a Superior Proposal. In the event of any material revisions to the Superior Proposal after the start of the Notice Period, the Company is required to deliver a new Determination Notice to Parent and to comply with the requirements of this Section 5.2(d) with respect to such new Determination Notice, and the Notice Period will be deemed to have re-commenced on the date of such new notice, except that the references to four (4) business days will be deemed two (2) business days. Any Company Adverse Recommendation Change will not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other Law to be inapplicable to the transactions contemplated hereby.

(e)            The Company Board of Directors may make a Company Adverse Recommendation Change in response to a Company Intervening Event if the Company Board of Directors has concluded in good faith, after consultation with the Company’s outside legal counsel, that failure to make a Company Adverse Recommendation Change on account of the Company Intervening Event would reasonably be likely to be inconsistent with its fiduciary duties; provided, however, that the Company Board of Directors will not make a Company Adverse Recommendation Change in response to a Company Intervening Event unless the Company has (i) provided to Parent at least four (4) business days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the Company Intervening Event in reasonable detail and (ii) during such four (4) business day period, if requested by Parent, engaged in good faith negotiations with Parent (to the extent Parent requests to negotiate) to amend this Agreement in such a manner that obviates the need or reason for the Company Adverse Recommendation Change.

(f)            The Company will promptly (but in no event later than three (3) business days after the date of this Agreement) request that each Person that has executed a confidentiality agreement in connection with a potential Company Acquisition Proposal since June 1, 2023 that remains in effect return (or destroy, to the extent permitted by the applicable confidentiality agreement) all confidential information furnished to such Person by or on behalf of the Company or any Company Subsidiary.

(g)            Nothing in this Section 5.2 or elsewhere in this Agreement will prohibit the Company or the Company Board of Directors, directly or indirectly through its Representatives, from (i) taking and disclosing to the stockholders of the Company a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any disclosure to the stockholders of the Company that is required by applicable Law or (iii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that any such action that would otherwise constitute a Company Adverse Recommendation Change shall be made only in accordance with Section 5.2 (it being understood and agreed that any such communication that expressly reaffirms the Company Board Recommendation shall be deemed not to be a Company Adverse Recommendation Change).

Section 5.3     Proxy Statement. The Company will, as soon as practicable following the date of this Agreement and in any event within thirty (30) calendar days after the date of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of Parent and the Company shall reasonably assist and cooperate with the other in connection with any of the actions contemplated by this Section 5.3, including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC. The Company will notify Parent promptly (and in any case no later than twenty four (24) hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Requisite Vote there will occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. Parent and its counsel will be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC and the Company will give due consideration to all reasonable additions, deletions, or changes thereto suggested by Parent and its counsel. The Company will (i) establish a record date, (ii) commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and (iii) thereafter commence mailing the Proxy Statement to the Company’s stockholders as promptly as practicable after filing with the SEC, and, in any event, either (a) the third business day after the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (b) within three (3) business days of being informed by the SEC staff that it has no further comments on the document. Subject to the terms and conditions of this Agreement, the Proxy Statement will include the Company Board Recommendation.

Section 5.4     Stockholders Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking the Company Requisite Vote and take all lawful action to solicit approval of this Agreement. The Company will schedule the Stockholders Meeting to be held within thirty-five (35) days of the initial mailing of the Proxy Statement and, if there are not sufficient affirmative votes represented in person or by proxy at such meeting to adopt this Agreement, will adjourn the Stockholders Meeting and reconvene the Stockholders Meeting at the earliest practicable date on which the Company Board of Directors reasonably expects to have sufficient affirmative votes to adopt this Agreement; provided, that, without Parent’s prior written consent (such consent not to be unreasonably delayed, conditioned or withheld), the Company will not adjourn the Stockholders Meeting more than fifteen (15) calendar days past the originally scheduled date.

Section 5.5     Merger Sub. Parent will take all actions necessary to cause Merger Sub to perform its obligations in accordance with this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.6     Rule 16b-3 Matters. Prior to the Effective Time, the Company will take all such steps as may be reasonably necessary or advisable (to the extent permitted under Law and no-action letters issued by the SEC) to cause any dispositions of Common Shares (including derivative securities with respect to Common Shares) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Law.

Section 5.7     Director Resignations. Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company and each RemainCo Subsidiary to execute and deliver a letter effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company or such RemainCo Subsidiary, as applicable.

Section 5.8     Company Financing Facilities. The Company will terminate the Loan and Security Agreement at the Closing, and will (a) deliver to the collateral agent under the Loan and Security Agreement at least fifteen (15) days (or such shorter period as may be agreed to by the collateral agent under the Loan and Security Agreement) prior to the Closing a written notice of prepayment of all then outstanding Term Loans (as defined in the Loan and Security Agreement) and (b) deliver to Parent at least four (4) business days prior to the Closing Date a customary draft payoff letter (a fully-executed copy of which shall be delivered no later than the business day prior to the Closing Date) from the collateral agent under the Loan and Security Agreement, including, subject to the payment of any applicable payoff amount, the release of all Liens granted in connection with the Loan and Security Agreement. Parent shall irrevocably pay off, or cause to be paid off, at the Closing the applicable payoff amount set forth in such payoff letter on behalf of the Company and use its commercially reasonable efforts to provide all customary cooperation as may be reasonably requested by the Company to assist the Company in connection with its obligation under this Section 5.8.

Section 5.9     Spin-Off Agreements. Upon the terms and subject to the conditions of the Spin-Off Agreements and subject to compliance with applicable Law and to the satisfaction of the conditions set forth in Section 7.1(a) and 7.1(c), immediately prior to the Closing, the Company will consummate the Spin-Off and the other transactions contemplated by the Spin-Off Agreements, in each case in accordance with the terms of the Spin-Off Agreements. Without limiting the foregoing, the Company will cause each condition set forth in Section 7.1 of the Separation and Distribution Agreement and the conditions in Section 7.1(d) and Section 7.1(e) of this Agreement to be satisfied as promptly as practicable following the date hereof, including by preparing and filing, or confidentially submitting, a registration statement on Form 10 (or Form S-1 if the Company so determines after consultation with Parent) (together with any amendments, supplements, prospectuses or information statements in connection therewith, the “Spin-Off Registration Statement”) to register the common stock of SpinCo to be issued or retained in the Spin-Off as soon as reasonably practicable and in any event within thirty (30) calendar days after the date of this Agreement. The Company will timely provide drafts of the Spin-Off Registration Statement (and any amendments or supplement thereto) to Parent for review and comment (which comments will be considered by the Company in good faith). Following such initial filing or confidential submission of the Spin-Off Registration Statement, the Company will respond to all comments from the staff of the SEC and file all necessary amendments to the Spin-Off Registration Statement as promptly as possible following receipt of such comments. The Company will seek effectiveness of the Spin-Off Registration Statement as promptly as possible following resolution of the SEC Staff’s comments, and thereafter will use reasonable best efforts to maintain the effectiveness of the Spin-Off Registration Statement. Each of the Company and Parent will cooperate reasonably with each other, and will cause their respective Affiliates to so cooperate, to effectuate the Spin-Off. Neither the Company nor any Company Subsidiary will amend, modify or supplement, or agree to amend, modify or supplement, any Spin-Off Agreement without the prior written consent of Parent.

Section 5.10     Parent Vote. Parent shall vote or cause to be voted any Common Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted in favor of the adoption of this Agreement at the Stockholders Meeting or any other meeting of stockholders of the Company at which this Agreement shall be submitted for adoption, and at all postponements or adjournments thereof.

Section 5.11     CVR Capitalization Schedule. The Company shall deliver (or cause to be delivered) to Parent, for purposes of Parent’s delivery to the Rights Agent, the “Capitalization Schedule” contemplated by Section 2.3(b) of the CVR Agreement, by such time prior to the Effective Time as the Rights Agent may reasonably request.

Article VI
ADDITIONAL AGREEMENTS

Section 6.1     NASDAQ; Post-Closing SEC Reports. Prior to the Effective Time, the Company will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Laws and rules and policies of NASDAQ to delist the Common Shares from NASDAQ and terminate the registration of the Common Shares under the Exchange Act promptly after the Effective Time. Parent will use reasonable best efforts to cause the Surviving Corporation to file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first business day that is at least ten (10) days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Surviving Company is reasonably likely to be required to file any reports in accordance with the Exchange Act during the Delisting Period, the Company will deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such reports (“Post-Closing SEC Reports”). The Post-Closing SEC Reports provided by the Company in accordance with this Section 6.1 will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of applicable Laws.

Section 6.2     Access to Information. Subject to applicable Law, including Antitrust Law, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, Parent will be entitled, through its employees and Representatives, to have access to the assets, properties, business, operations, data, documents, books and records, personnel and Representatives of the Company and each Company Subsidiary as is reasonably necessary for purposes of strategic and integration planning with respect to the transactions contemplated hereby. Any such investigation and examination will be conducted during normal business hours upon reasonable advance notice, at Parent’s expense and under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company and its Subsidiaries, and will be subject to the Company’s reasonable security measures and insurance requirements, except as may otherwise be required or restricted by Law, so as to limit disruption to or impairment of the Company’s business, and the Company will cooperate fully therein. No investigation by Parent will diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement. Nothing herein will require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Law (so long as the Company has used reasonable best efforts to provide such information in a way that does not contravene applicable Law), fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party) or (iii) result in the disclosure of any Trade Secrets of third parties; provided, that information will be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws. With respect to the information disclosed pursuant to this Section 6.2, Parent will comply with, and will instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement.

Section 6.3     Public Disclosure. Each of Parent (or one of its Affiliates) and the Company will issue an initial press release concerning the Merger (each of which will be approved by the other party) and, thereafter, so long as this Agreement is in effect, neither Parent, Merger Sub nor the Company will disseminate any press release or other public announcement concerning the Merger or this Agreement or the other transactions contemplated by this Agreement (other than any communications to employees that would not otherwise be required to be publicly filed as solicitation material with the SEC), except as may be required by Law or by any listing agreement with a national stock exchange, without the prior written consent of each of the other parties hereto, which consent will not be unreasonably withheld, conditioned or delayed. Without the prior written consent of the other parties hereto, each party hereto may disseminate information substantially similar to information included in a press release or other document previously approved for public distribution by the other parties hereto or such information that is not inconsistent with previous press releases or other public announcements made by Parent in compliance with this Section 6.3. Each party hereto will promptly make available to the other parties hereto copies of any written communications made without prior consultation with the other parties hereto pursuant to the immediately preceding sentence. The restrictions of this Section 6.3 will not apply to communications by Parent, Merger Sub or the Company regarding a Company Acquisition Proposal or a Company Adverse Recommendation Change or following a Company Adverse Recommendation Change.

Section 6.4     Regulatory Filings; Reasonable Efforts.

(a)            Each of Parent, Merger Sub and the Company will:

(i)            as promptly as practicable and in any event within fifteen (15) business days after the date of this Agreement, unless otherwise agreed by the parties hereto, file Notification and Report Forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice if required by the HSR Act and, unless otherwise agreed by the parties, commence the regulatory process by filing initial pre-notification submissions or briefing papers as required or advisable by or under the Antitrust Laws of any other applicable jurisdiction. Each of Parent and the Company will cause all documents that it is responsible to file with any Governmental Authority in accordance with this Section 6.4 to comply in all material respects with all Laws and rules and regulations of any Governmental Authority;

(ii)           promptly supply the other with any information which may be reasonably required in order to effectuate any filings and responses to information requests in accordance with this Section 6.4;

(iii)          as promptly as practicable, cooperate in good faith and use their respective reasonable best efforts to take any and all actions necessary to obtain any approvals or clearances required under or in connection with the HSR Act and any other applicable Antitrust Laws, and to enable all waiting periods under the HSR Act and any other applicable Antitrust Laws to terminate or expire (the “Regulatory Approvals”), including: (A) promptly furnishing to the other such information and assistance as may reasonably be requested in order to prepare any notification, application, filing or request in connection with a Regulatory Approval, (B) consulting with, and considering in good faith, any suggestions or comments made by the other parties with respect to the documentation relating to the Regulatory Approvals process, (C) providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required or advisable and (D) cooperating in the preparation and submission of all applications, notices, filings, and submissions to Governmental Authorities;

(iv)          promptly inform the other parties of any material communication received by that party in respect of obtaining or concluding the Regulatory Approvals;

(v)           use reasonable best efforts to respond promptly to any request or notice from any Governmental Authority requiring the parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approvals, including any Request for Additional Information and Documentary Material from the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice; provided, further, that each Party shall each use reasonable best efforts to respond to a request for additional information under the HSR Act as promptly as possible and in any event within four (4) months after receipt of a request for additional information under the HSR Act (“HSR Second Request”); provided, further, that, if either the Company or Parent has responded in all material respects with the HSR Second Request at or following the end of such four (4) month period, and at such time the other party has not replied to such HSR Second Request (such party, the “Continuing Party”), such Continuing Party shall continue to use reasonable best efforts to reply to such HSR Second Request;

(vi)          permit the other parties to review in advance any proposed applications, notices, filings and submissions to Governmental Authorities (including responses to requests for information and inquiries from any Governmental Authority) in respect of obtaining or concluding the Regulatory Approvals;

(vii)         promptly provide the other parties with any filed copies of applications, notices, filings and submissions, (including responses to requests for information and inquiries from any Governmental Authority) that were submitted to a Governmental Authority in respect of obtaining or concluding the Regulatory Approvals;

(viii)        whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Authorities in respect of obtaining or concluding the Regulatory Approvals unless it consults with the other parties in advance and gives the other parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental Authority requests otherwise; and

(ix)           keep the other parties promptly informed of the status of discussions relating to obtaining or concluding the Regulatory Approvals.

(b)            Notwithstanding anything in this Agreement to the contrary, Parent shall have the right, following good faith consultation and consideration of the views of the Company, to direct the strategy and timing for obtaining any necessary approval under applicable Antitrust Laws and, in connection therewith, the timing, form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with any Action under or relating to any Antitrust Laws.

(c)            Notwithstanding any other requirement in this Section 6.4, where a party (a “Disclosing Party”) is required under this Section 6.4 to provide information to another party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, the Disclosing Party may restrict the provision of such competitively sensitive and other restricted information only to antitrust counsel of the Receiving Party, provided that the Disclosing Party also provides to the Receiving Party upon request of the Receiving Party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.

(d)            Notwithstanding anything in this Agreement to the contrary, reasonable best efforts will not obligate Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company to: (i) undertake or enter into agreements with any Governmental Authority or agree to the entry of an Order by any Governmental Authority, (ii) commit to sell or dispose of, or hold separate or agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company, the Surviving Corporation or any Subsidiary of the Company, (iii) commit to terminate, amend or replace any existing material relationships and contractual rights and obligations of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (iv) terminate any venture or other arrangement of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, or (v) effectuate any other change or restructuring of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, except, in each case, unless such actions collectively would not have a Company Material Adverse Effect on the business, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (after giving effect to the transactions contemplated by the Separation and Distribution Agreement), taken as a whole; provided, that the Company shall not be required to agree to any such efforts or actions if they are either (A) with respect to SpinCo or any of its Subsidiaries (after giving effect to the transactions contemplated by the Separation and Distribution Agreement) or any SpinCo Assets or (B) not conditioned on the consummation of the Merger. For the avoidance of doubt, it is expressly understood and agreed that nothing in this Section 6.4(d) or any other provision of this Agreement shall be construed to require any action to be taken with respect to Parent, its Affiliates or their respective assets, businesses, relationships, contractual rights, obligations or arrangements.

(e)            Each party will bear its own costs of preparing its own pre-merger notifications and similar filings and notices in other jurisdictions and related expenses incurred to obtain all Regulatory Approvals, including under the HSR Act. Parent will be responsible for payment of the applicable fees associated with such Regulatory Approvals.

(f)            Parent agrees that, between the date of this Agreement and the satisfaction of the condition set forth in Section 7.1(a), neither Parent nor any of its Subsidiaries shall consummate, enter into any Contract providing for, or announce, any investment, acquisition, divestiture or business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement by the Outside Date or materially increase the risk of not obtaining any consent, approval, registration, waiver, permit, authorization, order expiration or termination of waiting periods or other confirmations from any Governmental Authority that is a condition to the Closing pursuant to Section 7.1(a).

Section 6.5     Notification of Certain Matters; Litigation. Unless prohibited by applicable Law, each party hereto will deliver prompt notice to the other parties hereto of any Event that would reasonably be expected to give rise to a failure of a condition set forth in Section 7.1, Section 7.2 and Section 7.3; provided, however, that (x) that the failure to make any such notification (in and of itself) shall not be taken into account in determining whether the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or give rise to any right of termination to any party hereto under Article VIII and (y) no such notification will affect the representations, warranties, covenants or agreements of such party, the conditions to the obligations of the other parties under this Agreement or the remedies available to a party receiving such notification. Without limiting the foregoing, (i) the Company will promptly notify Parent of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, and (ii) each party will promptly notify the other parties hereto of any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby. The Company will promptly notify Parent of any Proceedings instituted or threatened against the Company or any of its directors, officers or Affiliates, by any holders of Common Shares of the Company, before any court or Governmental Authority, relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions (“Transaction Litigation”). The Company will consult with Parent with respect to the defense or settlement of any Transaction Litigation, will consider Parent’s views with respect to such Transaction Litigation, and will not settle or materially stipulate with respect to any such Transaction Litigation without Parent’s written consent (not to be unreasonably withheld, conditioned or delayed).

Section 6.6     Indemnification.

(a)            Parent shall, and shall cause the Surviving Corporation and each of its Subsidiaries (Parent, the Surviving Corporation and each of its Subsidiaries, together with their respective successors and assigns, the “Indemnifying Parties”) to, cause (i) any rights to indemnification, advancement of expenses or exculpation now existing in favor of the directors or officers of the Company and the directors or officers of each Company Subsidiary (the “Indemnified Parties” and, each, an “Indemnified Party”) as provided in their respective organizational documents or indemnification agreements, in effect as of the date of this Agreement, with respect to any matter occurring at or prior to the Effective Time (including the transactions contemplated hereby) and (ii) any indemnification or other similar agreements of the Company or any Company Subsidiary in effect as of the date of this Agreement and set forth on Section 6.6(a) of the Company Disclosure Letter, in each case, to survive the Merger and continue in full force and effect for a period of six (6) years after the Effective Time. During such period, Parent will not, nor will it permit the Surviving Corporation or any of its Subsidiaries to, amend, repeal or otherwise modify such provisions for indemnification, advancement of expenses or exculpation in any manner that would materially and adversely affect the rights thereunder of any individual who at any time on or prior to the Effective Time was a director or officer of the Company or director or officer of any Company Subsidiary with respect to any matter occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by Law; provided, however, that if any claim is asserted or made either prior to the Effective Time or within such six (6)-year period, all rights to indemnification, advancement of expenses or exculpation with respect to any such claim or claims will continue until a final non-appealable disposition, including a settlement, of any and all such claims.

(b)            Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, (i) Parent will, and will cause the Surviving Corporation and each of its Subsidiaries to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party in his or her capacity as an officer or director of the Company or a Company Subsidiary against any and all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Party as an officer or director of the Company or a Company Subsidiary in connection with any pending or threatened Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Party is or was a director or officer of the Company or a Company Subsidiary at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed at any point prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated hereby, (ii) the Indemnifying Parties will, to the fullest extent permitted under applicable Laws, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by any Indemnified Party in connection with matters for which such Indemnified Parties are eligible to be indemnified pursuant to this Section 6.6(b) within fifteen (15) days after receipt by the Surviving Corporation of a written request for such advance, subject to the execution by such Indemnified Parties of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified and (iii) each Indemnified Party will be entitled to retain his or her own counsel if there is a conflict of interest (whether actual, potential or reasonably perceivable) between the Indemnified Party and the Indemnifying Party whether or not the Surviving Corporation elects to control the defense of any such Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Proceeding for which indemnification may be sought by an Indemnified Party pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from any and all liability arising out of such Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Party), the fees and expenses of which will be paid by the Surviving Corporation. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to modify, amend or abrogate in any respect any rights that the Company or the Surviving Corporation may have under the Separation and Distribution Agreement.

(c)            In the event that an Indemnifying Party (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, such Indemnifying Party will cause proper provision to be made so that the successors and assigns of such Indemnifying Party assume the obligations, including with respect to indemnification, advancement of expenses and exculpation, set forth in this Section 6.6, unless such result occurs by operation of Law.

(d)            The obligations of the Indemnifying Parties pursuant to this Section 6.6 will be joint and several.

(e)            The provisions of this Section 6.6 will survive the consummation of the Merger and (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, and his or her heirs, successors, assigns and Representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by Contract or otherwise. Notwithstanding any other rights an Indemnified Party may have, the obligations of the Indemnifying Parties specified herein are to be the primary source of indemnification, advancement of expenses, exculpation and contribution for such Indemnified Party. Unless required by applicable Law, this Section 6.6 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Party.

Section 6.7     Employee Communications. Prior to making any material written or broad-based oral communications to any current or former officer, director, employee or individual independent contractor of the Company or its Subsidiary pertaining to the treatment of the Company Options as contemplated by Section 2.4, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

Section 6.8     Takeover Laws. If any “fair price”, “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated hereby, the parties hereto will use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.

Section 6.9     Further Assurances. Other than with respect to antitrust matters which will be governed by Section 6.4, on the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, in accordance with the terms of this Agreement. The Company will use its commercially reasonable efforts to obtain any consent, approval or waiver, or give any notice, with respect to (i) Company Material Contracts listed on Section 6.9 of the Company Disclosure Letter and (ii) any other Company Contracts where such consent, approval, or waiver of notice, as applicable, is reasonably requested by Parent; provided, however, that none of Parent, Merger Sub or the Company shall be obligated to pay any consideration (or otherwise incur any liability or obligation) therefor to any third party from whom any such consent, approval or waiver of notice is requested. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation and Parent will use all reasonable efforts to take, or cause to be taken, all such necessary actions. Parent will cause Merger Sub to fulfill all Merger Sub’s obligations in accordance with this Agreement, and the Company shall not pay any consideration, other than a de minimis amount, to obtain any such consent, approval or waiver, without Parent’s prior written approval (not to be unreasonably withheld, conditioned or delayed).

Section 6.10     CVR Agreement. As promptly as practicable after the date of this Agreement and, in any event, at or prior to the Effective Time, Parent shall duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and agreed to by the Company (such agreement not to be unreasonably withheld, conditioned or delayed) (provided, that such revisions are not, individually or in the aggregate, detrimental or adverse to any holder of a CVR in any material respect). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws.

Section 6.11     Promissory Note. Immediately prior to the Distribution Effective Time, (i) Parent or a Subsidiary of Parent will deposit or cause to be deposited, the amount of the SpinCo Funding into the Escrow Account and the Company will concurrently issue to Parent a promissory note in substantially the form attached hereto as Annex IV evidencing the SpinCo Funding indebtedness and (ii) the Company shall contribute the right to receive the SpinCo Funding from the Escrow Account to SpinCo as a capital contribution.

Section 6.12     Warrant Amendments. Within one (1) business day of the date of this Agreement, the Company shall deliver to Parent executed copies of the amendments to the Private Placement Warrants, 2020 Oxford Warrants and 2022 Oxford Warrants in the forms set forth on Section 6.12 of the Company Disclosure Letter (together, the “Existing Warrant Amendments”). The Company shall not amend the terms of any such Existing Warrant Amendment without Parent’s prior written consent.

Article VII
CONDITIONS PRECEDENT TO THE OBLIGATION OF PARTIES TO CONSUMMATE THE MERGER

Section 7.1     Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger will be subject to the satisfaction or written waiver at or prior to Effective Time of the following conditions:

(a)            Antitrust Clearance. Any approvals or clearances required for the consummation of the Merger in accordance with the HSR Act and the other Antitrust Laws set forth on Section 7.1(a) of the Company Disclosure Letter, and any agreements not to close the transaction with any Governmental Authority entered into in accordance with this Agreement, will have expired, been terminated or obtained, as applicable.

(b)            Company Requisite Vote. This Agreement and the Separation and Distribution Agreement will have been duly adopted by stockholders of the Company constituting the Company Requisite Vote in accordance with applicable Law and the Organizational Documents of the Company at the Stockholders Meeting.

(c)            Laws; Court Orders. No Law will have been enacted, issued, enforced or promulgated and remain in effect by any Governmental Authority which prohibits the consummation of the Merger, and there will be no Order of a court of competent jurisdiction in effect prohibiting or making illegal the consummation of the Merger.

(d)            Spin-Off Registration Statement. The Spin-Off Registration Statement will have become effective under the Exchange Act and will not be the subject of any stop Order or Proceedings seeking a stop Order and no Proceedings for that purpose will have been initiated or overtly threatened by the SEC and not concluded or withdrawn.

(e)            The Spin-Off. The Spin-Off will have been completed in accordance with the terms of Spin-Off Agreements and the step plan attached as Schedule F to the Separation and Distribution Agreement (as such step plan may be amended, supplemented or otherwise modified in accordance with the terms of the Separation and Distribution Agreement).

Section 7.2     Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of the following conditions:

(a)            Representations, Warranties and Covenants. Each of (i) the representations and warranties of the Company contained in this Agreement, other than those set forth in Section 3.1, Section 3.2(a), the first sentence of Section 3.2(b), the first sentence of Section 3.2(c), Section 3.3 and Section 3.26, are true and correct, without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Company Material Adverse Effect”, as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date), except where the failure to be so true and correct has not had, or would not have, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.1, the first sentence of Section 3.2(b), the first sentence of Section 3.2(c), Section 3.3 and Section 3.26 are true and correct in all material respects as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date); and (iii) the representations and warranties of the Company contained in Section 3.2(a) are true and correct in all respects, as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date), subject only to de minimis deviations.

(b)            Performance of Obligations of the Company. The Company will have performed and complied with, in all material respects, its agreements, obligations and covenants required to be performed by it under this Agreement and the Separation and Distribution Agreement at or prior to the Effective Time.

(c)            No Company Material Adverse Effect. Since the date of this Agreement, there will not have occurred any Company Material Adverse Effect that is continuing.

(d)            Closing Certificate. The Company will have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a), (b) and (c) have been satisfied.

Section 7.3     Additional Conditions to the Obligations of the Company.

(a)            Representations, Warranties and Covenants. Each of (i) the representations and warranties of Parent and Merger Sub contained in Section 4.1 and Section 4.2 are true and correct in all material respects as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date); and (ii) each of the other representations and warranties of Parent and Merger Sub contained in Article IV of this Agreement are true and correct, without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Parent Material Adverse Effect,” as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date), except where the failure to be so true and correct has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect.

(b)            Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub will have performed and complied with, in all material respects, the agreements, obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.

(c)            Closing Certificate. Parent will have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by a duly appointed officer of Parent to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

Section 7.4     Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the transactions contemplated hereby, as required by and subject to Section 6.4.

Article VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.1     Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Requisite Vote is obtained:

(a)            by mutual written consent of Parent and the Company;

(b)            by either Parent or the Company:

(i)            if a court of competent jurisdiction or other Governmental Authority will have issued an Order, and such Order will have become final and non-appealable, or there will exist any Law, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger (collectively, the “Restraints”); provided, however, that the right to terminate this Agreement in accordance with this Section 8.1(b)(i) will not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has proximately caused, or resulted in, such Restraint or the failure to remove such Restraint;

(ii)            if the Closing shall not have occurred on or prior to 5:00 p.m. (New York time) on September 22, 2024 (the “Outside Date”); provided, however, that (x) if, as of such date, the conditions set forth in Section 7.1(a) and (solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Law) Section 7.1(c) have not been satisfied, then the Outside Date will be automatically extended for ninety (90) days (and such date will then be the “First Extended Outside Date”) and, in the event that on the First Extended Outside Date, the conditions set forth in Section 7.1(a) and (solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Law) Section 7.1(c) have not been satisfied, then the Outside Date will be automatically extended for a second period of ninety (90) days (and such date will then be the “Second Extended Outside Date”) and (y) such date may also be extended by mutual consent in a written instrument duly executed by each of the Company and Parent; provided, further, that the right to terminate this Agreement in accordance with this Section 8.1(b)(ii) will not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has proximately caused, or resulted in, the failure of the Effective Time to occur by such date; or

(iii)            if the Company Requisite Vote is not obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) will not be available to any party whose material breach of this Agreement has proximately caused, or resulted in, the failure to obtain the Company Requisite Vote.

(c)            by Parent or Merger Sub:

(i)            if there has been a breach by the Company of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in this Agreement such that a condition set forth in Section 7.2(c) or Section 7.2(d) would not be satisfied (and any such breach has not been cured within twenty (20) days following notice by Parent thereof or such breach is not reasonably capable of being cured); provided, that Parent and Merger Sub will not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.3; or

(ii)            if at any time prior to the Stockholders Meeting, (A) the Company Board of Directors has effected a Company Adverse Recommendation Change or (B) the Company has materially breached its obligations under Section 5.2.

(d)            By the Company:

(i)            if, prior to the Effective Time, there has been a breach by Parent or Merger Sub of, or any inaccuracy in, any representation, warranty, covenant or other agreement of Parent or Merger Sub set forth in this Agreement such that a condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or inaccuracy has not been cured within twenty (20) days following notice by the Company thereof or such breach or inaccuracy is not reasonably capable of being cured); provided, that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if the Company is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.2; or

(ii)            at any time prior to the receipt of the Company Requisite Vote, in order to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal; provided, however, that the Company (i) has not materially breached any of its obligations under Section 5.2 and (ii) has paid (or caused the payment of) the Termination Fee.

Section 8.2     Effect of Termination.

(a)            Any termination of this Agreement in accordance with Section 8.1 will be effective immediately upon the delivery of a written notice of the terminating party to the other party hereto and, if then due, payment of the Termination Fee. If this Agreement is terminated in accordance with Section 8.1, this Agreement will become null and void and be of no further force or effect and there will be no liability on the part of Parent, Merger Sub or the Company (or any of their respective directors, officers, employees, stockholders, agents or Representatives), except as set forth in the last sentence of Section 6.2, Article VIII and Article IX, each of which will remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein will relieve any party from liability for fraud or intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b)            If Parent terminates this Agreement in accordance with Section 8.1(c)(ii)(A), the Company will promptly pay Parent a termination fee (the “Termination Fee”) of $54,500,000 in cash, but in no event later than two (2) business days after the date of receipt of Parent’s termination notice. If the Company terminates this Agreement in accordance with Section 8.1(d)(ii), it will, in connection with and as a condition to such termination, pay (or cause to be paid to) Parent the Termination Fee. If (i) Parent or the Company, as applicable, terminates this Agreement in accordance with Section 8.1(b)(ii) (only if (A) the conditions set forth in Section 7.1(a) and (as it relates to the HSR Act or any other Antitrust Law) Section 7.1(c) have been satisfied prior to such termination or (B) the Company’s action or failure to fulfill any obligation under this Agreement has proximately caused, or resulted in, such conditions not to be satisfied), Section 8.1(b)(iii) or Section 8.1(c)(i) as a result of a breach or inaccuracy described in such Section that (except with respect to a breach of Section 5.2) first occurred following the making of a Company Acquisition Proposal of the type referenced in the following clause (ii), (ii) prior to such termination, a Company Acquisition Proposal has been made or publicly announced and not subsequently publicly withdrawn, and (iii) within twelve (12) months after the date on which this Agreement is terminated the Company enters into a definitive agreement with respect to a Company Acquisition Proposal or a Company Acquisition Proposal is consummated (provided that, for purposes of this clause (iii), the references to “20%” in the definition of “Company Acquisition Proposal” shall be deemed to be references to “50%”), then the Company will pay Parent the Termination Fee upon signing a definitive agreement for a transaction relating to a Company Acquisition Proposal (or, if earlier, the consummation of a transaction contemplated by a Company Acquisition Proposal). All amounts due hereunder will be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If the Company fails to promptly make any payment required in accordance with this Section 8.2(b), the Company will indemnify Parent for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with pursuing such payment and will pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable in accordance with this Section 8.2(b).

(c)            If Parent or the Company terminates this Agreement in accordance with:

(i)            Section 8.1(b)(i) and the applicable Order that gives rise to such termination right is in respect of, pursuant to, or arises under, any Antitrust Law; or

(ii)            Section 8.1(b)(ii), and at the time of such termination, (x) any of the conditions set forth in Section 7.1(a) and Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that such Law or Order is in respect of, pursuant to, or arises under, the HSR Act or any Antitrust Law) have not been satisfied or waived, (y) all of the other conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but would be satisfied at the Closing if it were then held) and (z) no Willful Breach by the Company of any of its obligations under Section 6.4 has contributed materially to the failure of the conditions set forth in Section 7.1(a) or Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that such Law or Order is in respect of, pursuant to, or arises under, the HSR Act or any Antitrust Law) to be satisfied or waived, then Parent shall pay or cause to be paid to the Company the Reverse Termination Fee (x) no later than five (5) business days after such termination in the event of a termination by the Company or (y) as a condition to termination in the event of a termination by Parent, in each case by wire transfer of immediately available funds to the account or accounts designated by the Company. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 8.2(c) more than once. “Reverse Termination Fee” means $92,125,000.

(d)            All amounts due under Section 8.2(b) or Section 8.2(c) hereunder will be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If any party fails to promptly make any payment required in accordance with Section 8.2(b) or Section 8.2(c), the defaulting party will indemnify the non-defaulting party for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with pursuing such payment and will pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable in accordance with Section 8.2(b) or Section 8.2(c) as applicable. Upon the payment by Parent or the Company of the Termination Fee or Reverse Termination Fee as and when required by Section 8.2(b) or Section 8.2(c) (as applicable), such party and its current, former, or future Affiliates shall have no further liability with respect to this Agreement or the transactions contemplated hereby to any of other party or any of their Affiliates. A party’s right to receive payment from of the Termination Fee or Reverse Termination Fee pursuant to Section 8.2(b) or Section 8.2(c) (as applicable) shall be such party’s sole and exclusive remedy against the party obligated to make the applicable payment (and its Affiliates) for any and all losses or damages suffered or incurred by the parties or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof), or any matter forming the basis for such termination, and, upon payment of the Termination Fee or the Reverse Termination Fee (as applicable), the party obligated to make the applicable payment (and its Affiliates) shall not have any further liability or obligation arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.3     Fees and Expenses. Except as set forth in Section 6.4, Section 6.6 and Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses whether or not the Merger is consummated.

Section 8.4     Amendment. Subject to Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented, by written agreement of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.5     Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party hereto or any conditions to its own obligations, in each case, only to the extent such obligations, agreements and conditions are intended for its benefit; provided, however, that any such extension or waiver will be binding upon a party hereto only if such extension or waiver is set forth in a writing executed by such party.

Article IX
MISCELLANEOUS

Section 9.1     No Survival. None of the representations and warranties contained herein will survive the Effective Time.

Section 9.2     Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when delivered in person, by overnight courier, or by email transmission (provided, that no “bounce back” or similar message of non- delivery is received with respect thereto), or two (2) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)            if to Parent or Merger Sub or, after the Effective Time, to the Surviving Corporation, to it at:

Aventis Inc.
55 Corporate Drive

Bridgewater, NJ 088007
Attention: General Counsel

with a copy (which does not constitute notice under this Agreement) to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attention:     Michael J. Aiello; Amanda Fenster
Email:             [*****]

(b)            If to the Company, to it at:

Inhibrx, Inc.
11025 N. Torrey Pines Road
Suite 200
La Jolla, CA 92037
Attention:     Leah Pollema
Email:             [*****]

with a copy (which does not constitute notice under this Agreement) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:           Krishna Veeraraghavan

             Benjamin M. Goodchild

Email:                   [*****]

     [*****]

Any party hereto may by notice delivered in accordance with this Section 9.2 to the other parties hereto designate updated information for notices hereunder. Notice of any change to the address or any of the other details specified in or pursuant to this section will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) business days after such notice would otherwise be deemed to have been received pursuant to this section. Nothing in this section will be deemed to constitute consent to the manner or address for service of process in connection with any legal Proceeding, including litigation arising out of or in connection with this Agreement.

Section 9.3     Entire Agreement. This Agreement (including the Company Disclosure Letter, Annexes and Exhibits hereto and the documents and instruments referenced herein) contains the entire agreement among the parties hereto with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, among the parties hereto with respect thereto, other than the Confidentiality Agreement, which will survive and remain in full force and effect (other than the “standstill” provisions which will expire concurrently with the execution and delivery of this Agreement).

Section 9.4     Governing Law. This Agreement and all actions arising under or in connection therewith will be governed by and construed in accordance with the Laws of the State of Delaware (“Delaware Law”), regardless of any Laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware Law to this Agreement, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of any Party; (ii) the parties have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the parties’ choice of Delaware Law hereunder, would have an interest in the foregoing.

Section 9.5     Binding Effect; No Assignment; No Third-Party Beneficiaries.

(a)            This Agreement will not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that (i) Merger Sub may assign, in its sole discretion and without the consent of any other party hereto, any or all of its rights, interests and obligations hereunder to (A) Parent, (B) Parent and one or more direct or indirect wholly owned Subsidiaries of Parent or (C) one or more direct or indirect wholly owned Subsidiaries of Parent (each, a “Merger Sub Assignee”) and (ii) Parent may assign, in its sole discretion and without the consent of any other party hereto, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates (each, a “Parent Assignee”). Any Merger Sub Assignee and any Parent Assignee may thereafter assign, in its sole discretion and without the consent of any other party hereto, any or all of its rights, interests and obligations hereunder to one or more additional Merger Sub Assignees or Parent Assignees, respectively; provided, however, that in connection with any assignment to any Merger Sub Assignee or Parent Assignee, Parent and Merger Sub (or the assignor), as applicable will remain liable for the performance by Parent and Merger Sub (and such assignor, if applicable), as applicable, of their obligations hereunder. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(b)            Other than (x) Section 6.6, which will confer third-party beneficiary rights to the parties identified therein, and (y) the rights of holders of CVRs to receive payment in accordance with the terms of this Agreement and the CVR Agreement, nothing in this Agreement, express or implied, will confer upon any Person other than Parent, Merger Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement.

Section 9.6     Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 9.7     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

Section 9.8     Submission to Jurisdiction; Waiver. Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or Proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware, and each of the Company, Parent and Merger Sub hereby irrevocably submits with respect to any action or Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by Law, that (i) the suit, action or Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or Proceeding is improper or (iii) this Agreement, or the subject matter hereof, is not enforceable in or by such courts.

Section 9.9     Rules of Construction. Except where stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement, (a) “either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting, (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (c) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”, (d) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement, (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (f) references to a Person are also to its permitted successors and assigns, (g) references to an “Article”, “Section”, “Exhibit”, “Annex” or “Schedule” refer to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement, (h) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States, (i) references to a federal, state, local or foreign statute or Law shall mean such Law as from time to time amended, modified or supplemented, and include any rules, regulations and delegated legislation issued thereunder, (j) references to any communication by any Governmental Authority includes a communication by the staff of such Governmental Authority and (k) words denoting any gender will be deemed to include all genders and words denoting natural persons will be deemed to include business entities and vice versa. References to “ordinary course of business” refer to the ordinary course of business of the Company and any Company Subsidiary, taken as a whole and consistent with past practice, including reasonable actions or omissions taken or to be taken by the Company in good faith from time to time in response to changing economics and other conditions, circumstances or events. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. No summary of this Agreement prepared by any party will affect the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Whenever the final day for performance of an obligation under this Agreement, other than an obligation under Section 5.2, falls on a day other than a business day, the time period for performance thereof will automatically be extended to the next day that is a business day. The term “made available” as it relates to materials provided to Parent means copies of the subject materials which (x) were made available to Parent or any of its Affiliates or Representatives either (i) in the Data Room or (ii) in writing with respect to materials specifically referenced in the Company Disclosure Letter, in each case, no later than twenty-four (24) hours prior to the execution and delivery of this Agreement, (y) are set forth on Section 9.9 of the Company Disclosure Letter or (z) were publicly available, without redactions, on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC no later than one (1) business day prior to the execution and delivery of this Agreement.

Section 9.10     Specific Performance.

(a)            The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

(b)            Notwithstanding the parties’ rights to specific performance pursuant to Section 9.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 9.11     No Waiver; Remedies Cumulative. No failure or delay by any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12     Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.12.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INHIBRX, INC.

By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer

AVENTIS INC.

By:	/s/ Jamie Haney
	Name:	Jamie Haney
	Title:	Vice President, General Counsel and Secretary

Art Acquisition Sub, Inc.

By:	/s/ Michael J. Tolpa
	Name:	Michael J. Tolpa
	Title:	President

Annex I

DEFINITIONS

“101 Business” has the meaning set forth in the Separation and Distribution Agreement.

“2020 Oxford Warrants” mean the warrants convertible or exercisable into Common Shares issued by the Company pursuant to the Loan and Security Agreement as in effect on the date hereof, and as amended by the applicable Existing Warrant Amendment, once executed.

“2022 Oxford Warrants” mean the warrants convertible or exercisable into Common Shares issued by the Company pursuant to that certain Fourth Amendment to the Loan and Security Agreement, dated as of February 18, 2022 as in effect on the date hereof, and as amended by the applicable Existing Warrant Amendment, once executed.

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.2(b).

“Affiliate” means, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.2(c).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977; the Anti-Kickback Act of 1986; the UK Bribery Act of 2010; Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and the anti-bribery Laws of the People’s Republic of China or any applicable Law of similar effect, and the related regulations and published interpretations thereunder.

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, in each case, as amended, and the antitrust, competition or trade regulation Laws of any jurisdiction other than the United States, including any other federal, state, foreign or multinational Law, code, rule, regulation or decree designed or intended to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment or lessening of effective competition.

“Benefit Plan” has the meaning set forth in Section 3.10(a).

“Book-Entry Share” has the meaning set forth in Section 2.1(c).

“business day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in New York, New York or Paris, France are permitted or required by Law to remain closed.

“Capitalization Date” has the meaning set forth in Section 3.2(a).

“Certificate” has the meaning set forth in Section 2.1(c).

“Certificate of Merger” has the meaning set forth in Section 1.2.

“ClinOps Employee” has the meaning set forth in the Separation and Distribution Agreement.

“Closing” has the meaning set forth in Section 1.3.

“Closing Amount” has the meaning set forth in Section 2.1(c).

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Date Underwater Option” has the meaning set forth in Section 2.4(a)(ii).

“Closing Option Payment” has the meaning set forth in Section 2.4(a)(i).

“Code” has the meaning set forth in Section 2.6.

“Common Share” means a share of common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Proposal” means a proposal or offer (whether or not in writing) made or renewed by any Person (other than Parent or any of its Subsidiaries) or group relating to, or that is reasonably expected to lead to (in one transaction or a series of transactions) any: (i) merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving the Company or any Company Subsidiary, pursuant to which any Person or group of related Persons would beneficially own or Control, directly or indirectly, (x) INBRX-101 or the 101 Business or (y) twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company or any Company Subsidiary or any resulting parent company of the Company or any Company Subsidiary, (ii) sale, lease, license or other disposition, directly or indirectly, of assets of the Company (including capital stock or other equity interests of any Company Subsidiary) or any Company Subsidiary representing (x) twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and each Company Subsidiary, taken as a whole, or to which twenty percent (20%) or more of the revenues, earnings or assets of Company and each Company Subsidiary, taken as a whole and on a consolidated basis, are attributable or (y) INBRX-101 or the 101 Business, (iii) the issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company, (iv) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any Person or group of related Persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of (x) capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company or (y) INBRX-101 or the 101 Business or (v) any combination of the foregoing, in each case, other than the Merger.

“Company Adverse Recommendation Change” means, with respect to any action by the Company Board of Directors, (a) withdrawing, amending, changing, modifying for qualifying, or otherwise proposing publicly to withdraw, amend, change, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (b) failing to make the Company Board Recommendation in the Proxy Statement, (c) approving or recommending or declaring advisable, or otherwise proposing publicly to approve or recommend or declare advisable, any Company Acquisition Proposal, (d) if a Company Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Company Acquisition Proposal within five (5) business days of the request of Parent and failing to publicly reaffirm the Company Board Recommendation within such five (5)-business day period upon such request, or (e) failing to recommend against a tender or exchange offer related to a Company Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

2

“Company Board of Directors” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Intellectual Property” has the meaning set forth in Section 3.14(a).

“Company Intervening Event” means a material event, fact, circumstance, development, occurrence or change that materially affects the business, assets or operations of the Company (other than any event, fact, circumstance, development, occurrence or change primarily resulting from a breach of this Agreement by the Company) not known to or reasonably foreseeable (with respect to substance or timing) by the Company Board of Directors or any committee thereof at the time the Company Board of Directors initially resolved to make the Company Board Recommendation, which event, fact, circumstance, development, occurrence or change becomes known to the Company Board of Directors prior to the date on which the Company Requisite Vote is obtained; provided, however, that in no event will any of the following constitute a Company Intervening Event: (a) any Company Acquisition Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal, (b) changes in the price of Common Shares, in and of itself (however, the underlying reasons for such changes may constitute a Company Intervening Event) or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute a Company Intervening Event).

“Company Leased Real Property” has the meaning set forth in Section 3.15(b).

“Company Material Adverse Effect” means any event, effect, change, development or occurrence (each an “Event”) that has had a material adverse effect, individually or in the aggregate, (a) on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and each Company Subsidiary, taken as a whole; provided, however, that any Event will not be taken into account in determining whether a Company Material Adverse Effect has occurred if it results from or arises out of: (i) general United States or global economic, regulatory or financial market conditions; (ii) the economic, business and financial environment generally affecting the biotechnology industry; (iii) in and of itself, any change in the Company’s stock price or trading volume or any failure by the Company to meet any revenue, earnings or other similar internal or analysts’ projections (it being understood that any Event giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect); (iv) acts of war (whether or not declared), civil disobedience, hostilities, sabotage, an act of terrorism, military actions or any weather or natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks or other outbreaks of diseases or quarantine restrictions) or epidemics or any Law issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews, limitations on gathering or other restrictions that relate to, or arise out of, an epidemic, pandemic, outbreak of illness (including COVID-19) or other public health event or any change in such Law or interpretation thereof or any worsening of such conditions threatened or existing, or any regional, national or international calamity or crisis, whether or not caused by any Person, or other similar force majeure events, including any worsening of such conditions existing as of the date of this Agreement; (v) any adoption, implementation, promulgation, repeal, modification, amendment or other changes in Laws or GAAP; (vi) fluctuations in the value of any currency or interest rates; (vii) the negotiation, execution, public announcement, pendency or consummation of the Merger or the other transactions contemplated hereby (it being understood and agreed that this clause (vii) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the Spin-Off Agreements or the consummation of the transactions contemplated hereby or thereby or the performance of obligations of the Company hereunder or thereunder); (viii) the identity of Parent or Merger Sub as the acquiror of the Company; (ix) any steps required to be taken pursuant to this Agreement or any of the Spin-Off Agreements, or the failure of the Company to take any action that the Company is prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 5.1; (x) Parent’s or Merger Sub’s breach of this Agreement, (xi) any regulatory, non-clinical, clinical or manufacturing events, occurrences, circumstances, changes, effects or developments relating to any Company Product or with respect to any product of Parent or any of its Subsidiaries or any competitor of the Company (including, for the avoidance of doubt, with respect to any non-clinical or clinical studies, tests or results or announcements thereof, any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse events or safety observations) and (xii) changes to the extent that they (A) relate to the SpinCo Assets or SpinCo Liabilities, (B) would not reasonably be expected to adversely affect the Company, the RemainCo Subsidiaries, the 101 Business, Parent or any of Parent’s Affiliates and (C) would not reasonably be expected to have a material and adverse effect on SpinCo and its Subsidiaries, taken as a whole; provided, further, that if the Event set forth in clauses (i), (ii), (iv), (v) and (vi) above, have a disproportionate impact on the Company and each Company Subsidiary, taken as a whole, relative to the other participants in the biotechnology industry, such Event may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of the Company to perform its obligations in accordance with this Agreement or the Spin-Off Agreements or to prevent the consummation of any of the Merger and the other transactions contemplated hereby or thereby.

3

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Option” has the meaning set forth in Section 2.4(a)(i).

“Company Option Grant Date” has the meaning set forth in Section 3.2(b).

“Company Permits” has the meaning set forth in Section 3.9(a).

“Company Preferred Shares” has the meaning set forth in Section 3.2(a).

“Company Product” means each product researched, developed, designed, manufactured, or marketed, or that has been sold or offered for sale, marketed, distributed, developed, designed, or manufactured by or on behalf of the Company or a Company Subsidiary.

“Company Requisite Vote” has the meaning set forth in Section 3.3(a).

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Subsidiary” means any wholly-owned Subsidiary of the Company.

“Company Systems” has the meaning set forth in Section 3.14(o).

“Company Warrants” means, collectively, the 2020 Oxford Warrants, the 2022 Oxford Warrants and the Private Placement Warrants, in each case as amended by the Existing Warrant Amendments, once executed.

“Confidentiality Agreement” means the Confidentiality Agreement entered into as of July 25, 2022 between the Company and Parent, as amended by the Amendment to Confidentiality Agreement effective as of July 24, 2023, as it may be further amended from time to time.

“Consent” has the meaning set forth in Section 3.4(b).

“Continuing Party” has the meaning set forth in Section 6.4(a)(v).

“Contract” means any contract, agreement, subcontract, arrangement, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, binding undertaking, commitment or other agreement or other instrument, in each case, whether written or oral.

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. A general partner or managing member of a Person will always be considered to Control such Person. The terms “Controlling” and “Controlled” and similar words have correlative meanings.

“Copyrights” means works of authorship (whether or not copyrightable, including all Software, whether in source code or object code format) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.

4

“COVID-19” means the novel coronavirus (SARS-CoV-2 or COVID-19) and any related variant thereof or related or associated epidemics, pandemics or disease outbreaks.

“CVR” has the meaning set forth in Section 2.1(c).

“CVR Agreement” means the Contingent Value Rights Agreement between Parent and the Rights Agent, in substantially the form attached hereto as Annex III (subject to changes permitted by Section 6.10).

“Data Room” means the virtual data room hosted by Intralinks and maintained by the Company.

“Database Rights” means any statutory rights in databases and data collections.

“Delaware Law” has the meaning set forth in Section 9.4.

“Delisting Period” has the meaning set forth in Section 6.1.

“Design Rights” means rights (registered or unregistered and applications for same) in any design.

“Determination Notice” has the meaning set forth in Section 5.2(d).

“DGCL” has the meaning set forth in the Recitals.

“Disclosing Party” has the meaning set forth in Section 6.4(c).

“Dissenting Shares” has the meaning set forth in Section 2.3.

“Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

“DTC” has the meaning set forth in Section 2.2(c).

“DTC Issuance” has the meaning set forth in Section 2.2(c).

“DTC Payment” has the meaning set forth in Section 2.2(c).

“EAR” has the meaning set forth in Section 3.20(c).

“EDGAR” has the meaning set forth in Article III.

“Effective Time” has the meaning set forth in Section 1.2.

5

“Environmental Laws” means all Laws relating to pollution or the protection or preservation of human health or safety or the environment (including occupational), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, registration, labeling, or other handling of Hazardous Materials or products containing Hazardous Materials.

“ERISA” has the meaning set forth in Section 3.10(a).

“ERISA Affiliate” has the meaning set forth in Section 3.10(d).

“Escrow Account” has the meaning set forth in the Separation and Distribution Agreement.

“Event” has the meaning set forth in the definition of “Company Material Adverse Effect”.

“Exchange Act” has the meaning set forth in Section 3.4(b).

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Existing Warrant Amendments” has the meaning set forth in Section 6.12.

“FDA” has the meaning set forth in Section 3.21(a).

“First Extended Outside Date” has the meaning set forth in Section 8.1(b)(ii).

“GAAP” has the meaning set forth in Section 3.5(a).

“Global Trade Control Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority and/or President’s Executive Orders and administered by the U.S. Treasury Department’s Office of Foreign Assets Control; U.S. Customs Regulations; European Union (E.U.) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; other relevant economic sanctions, export and import control Laws, and other Laws, regulations, legislation, Orders and requirements imposed by a relevant governmental entity.

“Good Clinical Practices” has the meaning set forth in Section 3.21(d).

“Good Laboratory Practices” has the meaning set forth in Section 3.21(d).

“Good Manufacturing Practices” has the meaning set forth in Section 3.21(e).

“Government Official” means (i) any elected or appointed government official (e.g., a legislator or a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government, a government department or agency, an institution or entity owned or Controlled by a government (e.g., a healthcare professional employed by a government-owned or -Controlled hospital, or a person serving on a healthcare committee that advises a government), or an enterprise or instrumentality performing a governmental function; (iii) any candidate for public office, or officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations, the Red Cross, or the World Bank); (v) any member of a military or a royal or ruling family; or (vi) any person otherwise categorized as a government official under Law.

6

“Governmental Authority” means any court, nation, government, agency, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to or on behalf of, government.

“Hazardous Materials” means any material (including biological material), substance, chemical or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, a substance of concern or words of similar effect under any Environmental Law, including petroleum, oil, PFAS or PFOS or (b) for which standards of care have been established under any Environmental Law.

“Healthcare Laws” means, to the extent related to the conduct of the Company’s or any Company Subsidiary’s business, as applicable, means (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), and the regulations promulgated pursuant to such statutes; (b) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§ 669, 1035, 1347 and 1518; 42 U.S.C. § 1320d et seq.) and the regulations promulgated thereunder; (c) Titles XVIII (42 U.S.C. § 1395 et seq.) and XIX (42 U.S.C. § 1396 et seq.) of the Social Security Act and the regulations promulgated thereunder; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. § 1395w-101 et seq.) and the regulations promulgated thereunder; (e) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; (f) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; (g) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and all regulations, agency guidance or similar legal requirements promulgated thereunder; (h) the Public Health Service Act, 42 U.S.C. § 262; and (i) any and all other healthcare Laws and regulations from any domestic or international jurisdiction applicable to the Company or any Company Subsidiary or affecting their respective businesses.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and any and all implementing rules and regulations of a Governmental Entity as of the date hereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

7

“HSR Second Request” has the meaning set forth in Section 6.4(a)(v).

“ICH” has the meaning set forth in Section 3.21(d).

“In the Money Option” has the meaning set forth in Section 2.4(a)(i).

“INBRX-101” has the meaning set forth in the Separation and Distribution Agreement.

“Incentive Plan” means the Company’s Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan.

“IND” has the meaning set forth in Section 3.21(b).

“Indebtedness” means without duplication and including all prepayment penalties, breakage costs and all other related similar fees (a) any indebtedness or other obligation for borrowed money (including the issuance of any debt security), whether current, short-term or long-term and whether secured or unsecured, (b) any indebtedness evidenced by a note, bond, debenture or other security or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon (other than letters of credit used as security for leases), (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business), and (g) guarantees with respect to clauses (a) through (f) above, including guarantees of another Person’s Indebtedness or any obligation of another Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

“Indemnified Parties” has the meaning set forth in Section 6.6(a).

“Indemnified Party” has the meaning set forth in Section 6.6(a).

“Indemnifying Parties” has the meaning set forth in Section 6.6(a).

“Institutional Review Board” has the meaning set forth in Section 3.21(d).

“Intellectual Property” means all rights, title and interests in and to all intellectual property rights and intangible industrial property rights of every kind and nature however denominated, throughout the world, and all related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including (a) all Patents, Trademarks, Copyrights, Trade Secrets, Know-How and Software, (b) internet domain names and social media designations, (c) all copies of tangible embodiments of the foregoing (in whatever form or medium) and any rights equivalent to any of the foregoing anywhere in the world, (d) all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any of the foregoing, (e) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, and contractual rights relating to any of the foregoing, and (f) all claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date of this Agreement, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but not the obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages, including costs and attorney’s fees.

8

“Intellectual Property Agreement” means any license-in, license-out, consent to use, covenant not to sue, non-assertion, coexistence, settlement or similar Contract pursuant to which the Company or any Company Subsidiary grants or receives a license or other right to or from a third party under Company Intellectual Property used by the Company or any Company Subsidiary, in each case that is material to the 101 Business as presently conducted and as contemplated to be conducted, other than (a) non-customized Software subject to customary “shrink-wrap”- or “click-through”-type Contracts, (b) agreements with employees or independent contractors on the Company’s standard form of agreement, (c) non-exclusive licenses granted by the Company or any Company Subsidiary to clinical trial sites in the ordinary course of business and (d) non-exclusive licenses of Intellectual Property granted to the Company or any Company Subsidiary under a Contract to which the non-exclusive license is incidental.

“IT Systems” means hardware, servers, databases, Software, networks, telecommunications systems, websites, computer equipment, interfaces, platforms, systems, other information technology and related infrastructure.

“ITAR” has the meaning set forth in Section 3.20(c).

“Knowledge of the Company” means with respect to any matter in question the actual knowledge, after reasonable inquiry, of the individuals set forth on Annex I of the Company Disclosure Letter.

“Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including practices, techniques, methods, processes, inventions, discoveries, developments, specifications, formulations, formulae, articles of manufacture, materials (including biological or chemical) or compositions of matter (including cell lines) of any type or kind, marketing reports, pricing and distribution costs, forecasts, strategies, plans, clinical and non-clinical study reports, regulatory submission documents and summaries, expertise, stability, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures, dosage regimens; in each case, whether or not patentable or copyrightable.

“Law” means any applicable domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, Order, writ, judgment, decree, license, permit or any other legal requirement of any Governmental Authority, and, for the sake of clarity, includes Healthcare Laws and Environmental Laws.

“Lease” has the meaning set forth in Section 3.15(b).

“Licensed Names and Marks” has the meaning set forth in the Separation and Distribution Agreement.

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“Lien” means any lien, restrictive covenant, charge, security interest, claim, mortgage, pledge, hypothecation, encumbrance, deed of trust, lease, option, easement, servitude, proxy, voting or trust agreement, subscription right, right of first offer, right of first refusal, preemptive right or similar agreement, encumbrance or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Loan and Security Agreement” means that certain Loan and Security Agreement, dated as of July 15, 2020, by and among Oxford Finance, LLC, as collateral agent, the Company, as borrower, and the lenders party thereto from time to time, as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 12, 2020, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of December 15, 2020, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of June 18, 2021, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of February 18, 2022, as further amended by that certain Fifth Amendment to Loan and Security Agreement, dated as of June 15, 2022, as further amended by that certain Sixth Amendment to Loan and Security Agreement, dated as of October 3, 2022, and as may be further amended, amended and restated, modified and/or supplemented from time to time.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Assignee” has the meaning set forth in Section 9.5(a).

“Merger Sub Common Stock” has the meaning set forth in Section 2.1.

“Milestone” has the meaning given to such term in the CVR Agreement.

“Milestone Payment” has the meaning given to such term in the CVR Agreement.

“Milestone Payment Amount” has the meaning given to such term in the CVR Agreement.

“Milestone Payment Date” has the meaning given to such term in the CVR Agreement.

“NASDAQ” means the NASDAQ Global Market, any successor stock exchange operated by the NASDAQ Global Market, or any successor thereto.

“NDA” has the meaning set forth in Section 3.21(b).

“Notice Period” has the meaning set forth in Section 5.2(d).

“Order” means any decree, order, settlement, consent, stipulation, judgment, ruling, injunction, writ, award, temporary restraining order or other order in any Proceeding made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

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“Organizational Documents” means the certificate of incorporation, bylaws, memorandum of association, certificate of association, limited partnership agreement, operating agreement or equivalent governing document of a Person, as applicable, as amended and in effect on the date of the Agreement.

“Outside Date” has the meaning set forth in Section 8.1(b)(ii).

“Owned Company Intellectual Property” has the meaning set forth in Section 3.14(a).

“Owned Registered Company Intellectual Property” has the meaning set forth in Section 3.14(b).

“Parent” has the meaning set forth in the Preamble.

“Parent Assignee” has the meaning set forth in Section 9.5(a).

“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.

“Parent Organizational Documents” means the certificate of incorporation and memorandum and articles of association and/or bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.

“Patents” means patents, registrations, invention disclosures, and patent applications, including divisionals, provisionals, continuations, continuations-in-part, renewals, supplementary protection certificates, extensions, reissues and reexaminations thereof, and all patents that may issue on such applications.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Pension Plans” has the meaning set forth in Section 3.10(a).

“Permitted Liens” means (a) Liens for Taxes (i) that are not yet delinquent or (ii) the amount and/or validity of which are being contested in good faith and by appropriate Proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP, (b) Liens representing the rights of customers, suppliers and subcontractors arising in the ordinary course of business under the terms of any Contracts to which the relevant party is part or by operation of Law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairers’, landlords’, contractors’, subcontractors’, suppliers’ or other similar Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are not delinquent and that are not, individually or in the aggregate, significant), (c) Liens arising under equipment leases with third Persons entered into in the ordinary course of business, (d) any other Liens if the underlying obligations are non-monetary, incurred in the ordinary course of business and do not, individually or in the aggregate, materially impair the continued use and operation of the assets of the Company or any Company Subsidiary to which they relate in the conduct of the business of the Company and each Company Subsidiary, taken as a whole, as currently conducted (or in the case of Liens with respect to Parent and its Subsidiaries, do not, individually or in the aggregate, materially impair the continued use and operation of the assets of Parent and its Subsidiaries to which they relate in the conduct of the business of Parent and its Subsidiaries, taken as a whole, as currently conducted), (e) Liens with respect to real property, zoning regulations, building codes and other land use regulations or similar Laws imposed by any Governmental Authority (excluding Liens imposed by Environmental Laws related to the investigation or remediation of contaminated real property), to the extent not violated by the Company’s or any Company Subsidiary’s current use of such real property (or in the case of Liens with respect to Parent or any of its Subsidiaries, to the extent not violated by Parent’s or any of its Subsidiaries’ current use of such real property), (f) non-exclusive licenses of Intellectual Property rights granted by the Company or a Company Subsidiary to any clinical trial sites in the ordinary course of business and (g) Liens securing obligations under the Loan and Security Agreement (provided that, for the avoidance of doubt, such Liens under this clause (g) will be released at the Closing as required by Section 5.8).

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“Person” means any individual, corporation (including any nonprofit corporation), limited liability company, general or limited partnership, limited liability partnership, association, joint venture, estate, trust, company (including any company limited by shares or joint stock company), firm, society, or any other enterprise, association, entity or organization, including a Governmental Authority.

“Personal Information” means any information or data in any media that, alone or in combination with other information, (i) can be used to identify a natural person or (ii) constitutes “personal information,” “personal data,” “personally identifiable information” or any other equivalent term as defined under applicable Law.

“Post-Closing SEC Reports” has the meaning set forth in Section 6.1.

“Privacy Obligations” has the meaning set forth in Section 3.23(a).

“Private Placement Shares” has the meaning set forth in Section 2.5(a).

“Private Placement Warrants” mean the warrants convertible or exercisable into Common Shares issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2023, by and between the Company and certain institutional and other accredited investors as in effect on the date hereof, and as amended by the applicable Existing Warrant Amendment, once executed.

“Proceeding” means any legal, civil, criminal, administrative, regulatory, arbitral, mediatory, enforcement, civil penalty, alternative dispute resolution, examination, debarment, seizure or other proceeding, litigation, suit, action, charge, complaint, subpoena, prosecution, claim, audit, assessment, inquiry or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Process” or “Processing” means any operation or set of operations that is performed upon data or information in the possession, custody or Control of the Company, the Company Subsidiaries, or any of their respective vendors that Process Personal Information on their behalf and in their service to the Company or the Company Subsidiaries, whether or not by automatic means, including collection, access, acquisition, creation, derivation, recordation, organization, storage, adaptation, alteration, correction, retrieval, maintenance, consultation, use, disclosure, dissemination, transmission, transfer, making available, alignment, combination, blocking, storage, retention, deleting, erasure, or destruction.

12

“Protected Health Information” means all individually identifiable health information in any form or media, as defined by HIPAA and its implementing regulations as of the date hereof.

“Proxy Statement” has the meaning set forth in Section 3.29.

“Receiving Party” has the meaning set forth in Section 6.4(c).

“Reference Date” means January 1, 2022.

“Registered Company Intellectual Property” has the meaning set forth in Section 3.14(b).

“Regulatory Approvals” has the meaning set forth in Section 6.4(a)(iii).

“Released Equity Interests” means equity interests of SpinCo representing 92% of all outstanding equity interests of SpinCo on the date of the Spin-Off.

“RemainCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“RemainCo Subsidiaries” means any wholly-owned Subsidiaries of the Company after giving effect to the Spin-Off.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives.

“Restraints” has the meaning set forth in Section 8.1(b)(i).

“Restricted Markets” currently include the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Russia, Cuba, Iran, Venezuela, North Korea and Syria.

“Restricted Parties” include, but are not limited to, those on the following lists: the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List, as administered by the U.S. Department of the Treasury Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities, as published by the U.S. Health and Human Services - Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of persons and entities suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the governmental entities of the jurisdictions of business, import, and export.

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“Reverse Termination Fee” has the meaning set forth in Section 8.2(c)(ii).

“Rights Agent” means Continental Stock Transfer & Trust.

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control (OFAC) or the U.S. Department of State, the UN Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, the Federal Department of Finance of Switzerland or such similar Governmental Authority of any European Union Member State, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person fifty percent (50%) or more owned or otherwise controlled by any such Person or Persons described in clauses (a) and (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or Switzerland.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.5(a).

“SEC” has the meaning set forth in Article III.

“Second Extended Outside Date” has the meaning set forth in Section 8.1(b)(ii).

“Securities Act” has the meaning set forth in Section 3.5(a).

“Security Breach” means any unauthorized and/or unlawful access to or acquisition, disclosure, destruction, loss, compromise, Processing, misuse, alteration or corruption of the IT Systems or any data, including Personal Information, in the possession or Control of the Company or any of the Company Subsidiaries, or Processed by or on behalf of the Company or any of the Company Subsidiaries.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement entered into between SpinCo and the Company on or about the date hereof.

“Software” means any (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) technical databases and compilations, including all technical data and collections of data, whether machine readable or otherwise, including program files, data files, computer-related data, field and technical data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation related to any of the foregoing, and any improvements, updates, upgrades or derivative works of any of the foregoing.

14

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Law governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature, and (d) such Person is not insolvent under applicable Law. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“SpinCo” means Ibex SpinCo, Inc.

“SpinCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Funding” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Warrants” has the meaning set forth in the Separation and Distribution Agreement.

“Spin-Off” has the meaning set forth in the Recitals.

“Spin-Off Agreements” means the Separation and Distribution Agreement and the Transition Services Agreement.

“Spin-Off Carveout” has the meaning set forth in Section 5.1(a).

“Spin-Off Registration Statement” has the meaning set forth in Section 5.9.

“Stockholders Meeting” has the meaning set forth in Section 5.4.

“Subsidiary” of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

15

“Superior Proposal” has the meaning set forth in Section 5.2(b).

“Surviving Corporation” has the meaning set forth in the Recitals.

“Tax” or “Taxes” means (i) any and all U.S. federal, state, local or non-U.S. taxes, governmental fees, levies, duties, tariffs, imposts, and other similar charges and assessments, including any income, alternative or add-on minimum, gross income, estimated, gross receipts, net worth, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or similar, including FICA), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), windfall profit tax, custom duty, escheat, unclaimed property, or other tax, governmental fee or other like assessment or charge of any kind whatsoever in the nature of a tax, including any interest, penalty, or addition thereto and (ii) any liability with respect to any items described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any similar provision of Law or any predecessor or successor thereof) or otherwise.

“Tax Returns” means any return, report, information statement, election, notice, designation, declaration, claim for refund, form or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with respect to Taxes (whether in tangible, electronic or other form).

“Termination Fee” has the meaning set forth in Section 8.2(b).

“Trade Secrets” means any trade secret as defined under applicable Law, including any trade secrets that relate to confidential information, including ideas, research and development, know-how, formulations of products, drawings, prototypes, models, designs, manufacturing, production and other processes and techniques, schematics, engineering, production and other designs, business methods, customer lists, and supplier lists.

“Trademarks” means trademarks, service marks, corporate names, business names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby.

“Transaction Litigation” has the meaning set forth in Section 6.5.

“Transition Services Agreement” means the Transition Services Agreement substantially in the form attached as Exhibit A to the Separation and Distribution Agreement to be entered into between the Company and SpinCo.

“Union” has the meaning set forth in Section 3.11(a).

“WARN Act” has the meaning set forth in Section 3.11(b).

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Annex II

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

INHIBRX, INC.

Inhibrx, Inc., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

1.         That the name of this corporation is Inhibrx, Inc. (the “Corporation”) and that this Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”) on November 17, 2017.

2.          This Second Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the Corporation, has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the DGCL and has been adopted by the sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3.          The certificate of incorporation of the Corporation, as amended and restated, is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is: Inhibrx, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is: 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is [●], all of which shares shall be common stock each having a par value of $0.0001 per share.

FIFTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the board of directors of the Corporation (the “Board of Directors”) is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation and the bylaws of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Second Amended and Restated Certificate of Incorporation, the bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

SEVENTH: The Corporation shall provide indemnification as follows:

1.            Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.            Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 of this Article SEVENTH in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.            Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article SEVENTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article SEVENTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4.            Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought unless the Corporation has confirmed to the Indemnitee that it is aware of such action, suit, proceeding or investigation and that indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4 of this Article SEVENTH. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article SEVENTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article SEVENTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.            Advance of Expenses. Subject to the provisions of Section 6 of this Article SEVENTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article SEVENTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH; and provided further that no such advancement of expenses shall be made under this Article SEVENTH if it is determined (in the manner described in Section 6 of this Article SEVENTH) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.            Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article SEVENTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article SEVENTH (and none of the circumstances described in Section 4 of this Article SEVENTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article SEVENTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 of this Article SEVENTH only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2 of this Article SEVENTH, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7.            Remedies. The right to indemnification or advancement of expenses as granted by this Article SEVENTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article SEVENTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article SEVENTH. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

8.            Limitations. Notwithstanding anything to the contrary in this Article SEVENTH, except as set forth in Section 7 of this Article SEVENTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article SEVENTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article SEVENTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9.            Subsequent Amendment. No amendment, termination or repeal of this Article SEVENTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.            Other Rights. The indemnification and advancement of expenses provided by this Article SEVENTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article SEVENTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article SEVENTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article SEVENTH.

11.            Partial Indemnification. If an Indemnitee is entitled under any provision of this Article SEVENTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.            Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

13.            Savings Clause. If this Article SEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.            Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

NINTH: The Board of Directors reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has duly executed this Second Amended and Restated Certificate of Incorporation on this [●] day of [●], 2024.

By:
Name: [●]
Title: [●]

Annex III

PRIVILEGED AND CONFIDENTIAL

CONTINGENT VALUE RIGHTS AGREEMENT

By and between

AVENTIS INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Rights Agent

Dated as of January [●], 2024

Annex A - Form of Assignment and Assumption Agreement

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of January [●], 2024 (this “Agreement”), by and between Aventis Inc., a Pennsylvania corporation (“Parent”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”), in favor of each person who from time to time holds one or more contingent value rights to receive the Milestone Payment (as defined below) upon the satisfaction of the Milestone (as defined below) during the Milestone Period (as defined below) (each such contingent value right, a “CVR”), subject to the terms and conditions set forth herein.

RECITALS

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated January 22, 2024 (the “Merger Agreement”), by and among Inhibrx, Inc., a Delaware corporation (the “Company”), Parent and Art Acquisition Sub, Inc., a Delaware corporation wholly owned by Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the merger and as a wholly owned Subsidiary of Parent (the “Surviving Corporation”), on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Merger Agreement, as a result of the consummation of the Merger, the holders of Common Shares, certain holders of Company Equity Awards and certain holders of Company Warrants will become entitled to receive the Milestone Payment contingent upon the achievement of the Milestone during the Milestone Period, subject to the terms and conditions of this Agreement; and

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR is $5.00 in cash, without interest (the “Milestone Payment”).

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

Article I

Definitions

Section 1.1             Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“2020 Oxford Warrants” means the warrants convertible or exercisable into Common Shares issued by the Company pursuant to the Loan and Security Agreement.

“2022 Oxford Warrants” means the warrants convertible or exercisable into Common Shares issued by the Company pursuant to that certain Fourth Amendment to the Loan and Security Agreement, dated as of February 18, 2022.

“Acting Holder” means [●], or such other Person that is subsequently approved by Holders of at least 26% of the outstanding CVRs as set forth in the CVR Register, whether evidenced in writing or pursuant to a vote taken at a meeting of at least 26% of the Holders (evidence of which approval shall have been provided to Parent and the Rights Agent, to their reasonable satisfaction).

“Affiliate” means, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified.

“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than a Change in Control, pursuant to which rights in and to the Product are sold, licensed, assigned or transferred to or acquired by any Person other than Ultimate Parent or any of Ultimate Parent’s Subsidiaries or controlled Affiliates. For purposes of clarification, an “Assignment Transaction” shall not apply to sales of the Product made by Ultimate Parent or its Subsidiaries or controlled Affiliates or ordinary course licensing arrangements between Ultimate Parent and its Subsidiaries or controlled Affiliates, on the one hand, and third party licensees, distributors and contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing or selling the Product.

“Business Day” means a day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York USA or in Paris, France are authorized or required by Law to be closed.

“Change in Control” means (a) a merger or consolidation in which Parent is a constituent party and is not the surviving entity, other than any merger or consolidation between or among Parent and any of Ultimate Parent’s wholly-owned Subsidiaries pursuant to which the surviving entity assumes all the obligations of Parent under this Agreement (an “Internal Transaction”), (b) any merger or consolidation in which Parent is the surviving entity but in which the stockholders of Parent immediately prior to such transaction own less than fifty percent (50%) of the voting power of Parent immediately after such transaction, other than an Internal Transaction or (c) any other transaction pursuant to which rights in and to the Product are transferred or acquired by any Person, by operation of law, other than by Ultimate Parent or any of Ultimate Parent’s Subsidiaries or controlled Affiliates.

“Common Shares” means the shares of common stock, par value $0.0001 per share, of the Company.

“Company Equity Award” means a Company Option or any other outstanding award granted after the date hereof under the Company Incentive Plan in accordance with the terms of the Merger Agreement.

“Company Incentive Plan” means the Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan.

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“Company Options” means all options to purchase Common Shares granted under the Company Incentive Plan other than those that are cancelled without any consideration being payable in respect thereof in accordance with Section 2.4(a)(iii) of the Merger Agreement.

“Company Warrant Holder” means a Holder of a CVR that was granted in accordance with the terms of the Merger Agreement with respect to a Company Warrant.

“Company Warrants” means, collectively, the 2020 Oxford Warrants, the 2022 Oxford Warrants and the Private Placement Warrants, in each case, other than those that are cancelled without any consideration being payable in respect thereof in accordance with Section 2.5 of the Merger Agreement.

“Diligent Efforts” means, with respect to the Product, efforts of a Person to carry out its obligations in a diligent and sustained manner without undue pause, interruption or delay, which level is at least commensurate with the level of efforts that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would devote to the development and seeking of regulatory approval, including Regulatory Approval, for a pharmaceutical product having similar market potential as the Product, at a similar stage of its development or product life, taking into account issues of market exclusivity, product profile, including safety, tolerability and efficacy, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of INBRX-101 for other indications, the launch or sales of a biosimilar product, the regulatory environment and the profitability of the Product (including pricing and reimbursement status achieved), Ultimate Parent’s portfolio at the time of consideration and other technical, commercial, legal, scientific and/or medical factors; provided, that such level of efforts and resources shall be determined without taking into account the fact of the potential Milestone Payment payable in accordance with, and subject to, the terms of this Agreement. For the avoidance of doubt, Section 4.5 shall apply to Parent and its successors and assigns.

“Equity Award Holder” means a Holder of a CVR that was granted in accordance with the terms of the Merger Agreement with respect to a Company Equity Award.

“Family Member” means, with respect to any individual, (a) any Related Person of such individual or (b) any trust, limited partnership, limited liability company or other entity, the sole owners or beneficiaries of which are such individual and/or one or more of such individual’s Related Persons (in the case of a trust, the trustee or trustees of which exclusively are such individual and/or one or more Related Persons of such individual).

“FDA” means the U.S. Food and Drug Administration.

“Governmental Authority” means any court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to or on behalf of, government.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

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“Indication” means the treatment of patients with alpha-1 antitrypsin deficiency (AATD) and clinical evidence of emphysema.

“Law” means any applicable domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, order, writ, judgment, decree, license, permit or any other enforceable requirement of any Governmental Authority.

“Majority Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs as set forth in the CVR Register.

“Milestone” means receipt from the FDA by Parent or its Affiliates (including the Surviving Corporation) of Regulatory Approval.

“Milestone Payment Amount” means, for a given Holder, with respect to the achievement of the Milestone, a one-time payment equal to the product of (a) the Milestone Payment (reduced, with respect to Holders of Closing Date Underwater Options (as defined in the Merger Agreement), by the amount by which the per share exercise price of each such Company Option exceeded the Closing Amount (as defined in the Merger Agreement)) and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice.

“Milestone Payment Date” means the date that is selected by Parent not more than ten (10) Business Days following the end of the quarter in which the Milestone Payment Amounts can be determined following the occurrence of the Milestone.

“Milestone Period” means the period commencing as of the Effective Time and ending on June 30, 2027.

“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer (and not in any individual capacity), and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Parent or its Subsidiaries and who shall be reasonably acceptable to the Rights Agent.

“Party” shall mean the Rights Agent and Parent.

“Permitted Transfer” means a transfer of a CVR (a) upon the death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC; or (f) as permitted by Section 2.7.

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“Phase 2 Clinical Trial” means the clinical trial with identifier INBRX101-01-201, titled “A Phase 2, Double-Blind, Randomized, Active-Control, Parallel Group Study to Assess the Pharmacokinetics, Pharmacodynamics, Immunogenicity, and Safety of INBRX-101 Compared to Plasma Derived Alpha-1 Proteinase Inhibitor (A1PI) Augmentation Therapy in Adults with Alpha-1 Antitrypsin Deficiency (AATD) Emphysema.”

“Private Placement Warrants” mean the warrants convertible or exercisable into Common Shares issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2023, by and between the Company and certain institutional and other accredited investors.

“Product” means the Company’s precisely engineered recombinant human AAT-Fc fusion protein, also known as INBRX-101.

“Regulatory Approval” means approval by the FDA of the Biologics License Application filed with the FDA pursuant to Section 351 of the Public Health Service Act and 21 CFR §§ 600 et seq. (for clarity, including accelerated approval) that is necessary for the commercial marketing and sale of the Product in the United States of America for the Indication following the Phase 2 Clinical Trial, regardless of any obligation to conduct any post-marketing or confirmatory study.

“Related Person” means, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Significant Pharmaceutical Company” means a company (a) which, together with its Affiliates, has substantial capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products for human use, (b) which, together with its Affiliates, has development, regulatory and scientific infrastructure relevant to the Product that is at least reasonably comparable to that of Parent and its Affiliates, and (c) that, in its most recent fiscal year completed prior to the close of the transaction pursuant to which such company obtained global rights to the Product, was one of the top thirty (30) pharmaceutical companies, as determined based on worldwide annual revenue.

“SpinCo” means Ibex SpinCo, Inc.

“Tax” or “Taxes” means all U.S. federal, state, local or non-U.S. taxes, governmental fees, levies, duties, tariffs, imposts, and other similar charges and assessments, in each case, in the nature of a tax, including any income, alternative or add-on minimum, gross income, estimated, gross receipts, net worth, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or similar, including FICA), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), or other tax, governmental fee or other like assessment or charge, including any interest, penalty, or addition thereto.

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“Ultimate Parent” means Sanofi, a French société anonyme.

Section 1.2             Additional Definitions. For purposes of this Agreement, each of the following terms shall have the meaning specified in the Section set forth opposite to such term:

Term	Section
$1.3(c)
Agreement	Preamble
Assignee	6.10
Assignment Transaction Acquiror	4.3(a)
Capitalization Schedule	2.3(b)
Company	Recitals
CVR	Preamble
CVR Register	2.3(b)
Delaware Law	6.4(a)
Dollars	1.3(c)
DTC	2.3(b)
Funds	3.3
IRS Losses	2.4(d) 3.2(h)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Milestone Achievement	2.4(a)
Milestone Achievement Notice	2.4(a)
Milestone Payment	Recitals
Parent	Preamble
Rights Agent	Preamble
Surviving Corporation	Recitals

Section 1.3             Other Definitional Provisions. Unless the context expressly otherwise requires:

(a)            the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)            the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)            the terms “Dollars” and “$” mean United States Dollars;

(d)            references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Agreement;

(e)            wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

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(f)            the term “or” will not be deemed to be exclusive;

(g)            references herein to any gender include the other gender; and

(h)            any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder.

Article II

Contingent Value Rights

Section 2.1             CVRs. Notwithstanding anything to the contrary, this Agreement shall only become effective as of, and contingent upon, the consummation of the Merger and shall be void ab initio and of no effect upon the valid termination of the Merger Agreement. The CVRs represent the contractual rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement. The initial Holders shall be the (i) holders of Common Shares converted into the right to receive the Merger Consideration pursuant to Article II of the Merger Agreement, (ii) Equity Award Holders whose Company Equity Awards are converted into the right to receive the Merger Consideration pursuant to Article II of the Merger Agreement and (iii) holders of Company Warrants whose Company Warrants are converted into the right to receive the Merger Consideration pursuant to Article II of the Merger Agreement. A list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof.

Section 2.2             Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of the CVRs, in whole or in part, that is not a Permitted Transfer, will be null and void ab initio and of no effect. The CVRs will not be listed on any day quotation system or traded on any day securities exchange.

Section 2.3             No Certificate; Registration; Registration of Transfer; Change of Address.

(a)            The CVRs will be issued in book-entry form only and will not be evidenced by a certificate or other instrument.

(b)            The Rights Agent shall keep a register (the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs and (ii) registering CVRs and Permitted Transfers thereof. The CVRs shall initially, (x) in the case of the Holders (other than Equity Award Holders and Company Warrant Holders) be registered in the names and addresses of the respective holders as set forth in the form Parent furnishes or causes to be furnished to the Rights Agent pursuant to Section 4.1, and in a denomination equal to the number of Common Shares converted into the right to receive the Merger Consideration that were held by such Holder as of immediately prior to the Effective Time, and (y) in the case of the Equity Award Holders and Company Warrant Holders, be registered in the name and address of such Equity Award Holder or Company Warrant Holder, as applicable, and in a denomination equal to the number of Common Shares subject to the Company Equity Awards or Company Warrants, as applicable, held by such Equity Award Holder or Company Warrant Holder immediately prior to the Effective Time, in each case as set forth in a schedule delivered by the Company to Parent (the “Capitalization Schedule”). The Rights Agent will have no responsibility whatsoever directly to the street name holders or Depository Trust Company (“DTC”) participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of the Common Shares sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. In the case of an Equity Award Holder or Company Warrant Holder, the CVRs held by such Equity Award Holder or Company Warrant Holder, as applicable, in respect of their Company Equity Awards or Company Warrants, as applicable, shall be registered and tracked separately from those CVRs held by such Equity Award Holder or Company Warrant Holder, as applicable, in respect of Common Shares held by such Holder immediately prior to the Effective Time. The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

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(c)            Subject to the restrictions on transferability set forth in Section 2.2, every request to transfer a CVR must be made in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, which may include a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), notify Parent that it has received such written notice and register the transfer of such CVR in the CVR Register. Any transfer of CVRs will be without charge (other than the cost of any Tax) to the applicable Holder. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(d)            A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly record the change of address in the CVR Register.

Section 2.4             Payment Procedures.

(a)            If the Milestone occurs at any time prior to the expiration of the Milestone Period, then, at least ten (10) Business Days prior to the Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent a written notice (the “Milestone Achievement Notice”) certifying the date of the satisfaction of the Milestone and that each Holder is entitled to receive the Milestone Payment Amount applicable to such Holder. Following the delivery of the Milestone Achievement Notice, Parent will deliver or cause to be delivered to the Rights Agent (i) instructions to solicit Tax forms or other information required to properly make Tax deductions or withholdings in accordance with Section 2.4(d), (ii) any letter of instruction reasonably required by the Rights Agent and requested by the Rights Agent at least five (5) Business Days prior to the Milestone Payment Date and (iii) at least one (1) Business Day prior to the Milestone Payment Date, cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, in an amount equal to the aggregate Milestone Payment Amounts due to all Holders pursuant to Section 4.2 other than Equity Award Holders (with respect to which any such amounts payable to Equity Award Holders shall be retained by Parent for payment pursuant to Section 2.4(c)).

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(b)            The Rights Agent will promptly, and in any event within five (5) Business Days of receipt of the Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of the Milestone Achievement Notice and pay the applicable Milestone Payment Amount, subject to any amounts deducted or withheld pursuant to Section 2.4(d), to each Holder that is not an Equity Award Holder (i) by check mailed to the address of such Holder as reflected in the CVR Register as of the close of business on the date of the Milestone Achievement Notice or (ii) with respect to any such Holder that is due an aggregate amount in excess of $100,000 and has provided the Rights Agent with wiring instructions, by wire transfer of immediately available funds to the account designated in such instruction.

(c)

(i)            With respect to the Milestone Payment Amount that is payable to an Equity Award Holder, Parent shall, or shall cause the Surviving Corporation or an Affiliate thereof to, pay, within two (2) business days of the Milestone Payment Date, the aggregate Milestone Payment Amount due to each Equity Award Holder as follows: (A) to each Equity Award Holder who, as of immediately after the completion of the Merger, is employed by the Surviving Corporation or one of its Affiliates (whether or not employed by Parent or any of its Affiliates as of the Milestone Payment Date) and (B) to SpinCo for further distribution, as paying agent on behalf of the Surviving Corporation under the Transition Services Agreement (as defined in the Merger Agreement), through SpinCo’s or its Affiliate’s payroll system to each Equity Award Holder who, as of immediately after the completion of the Merger, is employed by SpinCo or one of its Affiliates (whether or not employed by SpinCo or any of its Affiliates as of the Milestone Payment Date).

(ii)            If any such payment in accordance with this Section 2.4(c) cannot be made through the applicable payroll system or payroll provider or by the Paying Agent, then the Surviving Corporation will issue a check for such payment to such Equity Award Holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier to the most recent address on the Surviving Corporation’s personnel records for such Equity Award Holder as soon as reasonably practicable following the Milestone Payment Date.

(iii)            For the avoidance of doubt, in the event an Equity Award Holder also received CVRs in respect of Common Shares held immediately prior to the Effective Time, such CVRs in respect of Common Shares are not subject to the provisions of this Agreement relating to CVRs issued in respect of Equity Awards.

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(d)            Each of the Rights Agent, Parent, the Surviving Corporation and their respective Affiliates shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold by any applicable Tax Laws. Prior to making any such Tax deductions or withholdings or causing any such Tax deductions or withholdings to be made with respect to any Holder (other than an Equity Award Holder, in its capacity as such), the applicable withholding agent shall, to the extent practicable, timely provide notice to the Holder of such potential withholding and, if applicable, a reasonable opportunity for the Holder to provide any necessary tax forms (Internal Revenue Service (“IRS”) Form W-9s or IRS Form W-8s) or other information in order to avoid or reduce such withholding amounts; provided, however, that the time period for payment of a Milestone Payment by the Rights Agent set forth in this Section 2.4 shall be extended by a period equal to any delay caused by the Holder providing such forms. Any amounts deducted or withheld and timely remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Parent shall deliver (or shall cause the Rights Agent, Surviving Corporation or its applicable Affiliate to deliver) to the Person with respect to whom such withholding is made an IRS Form 1099 or other reasonably acceptable evidence of such deduction or withholding.

(e)            Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the Holders on the date that is twelve (12) months after the date of the Milestone Achievement Notice shall be delivered by the Rights Agent to Parent and any Holder shall thereafter look only to Parent for payment of such Holder’s Milestone Payment Amount, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Laws.

(f)            None of Parent, the Rights Agent or any of their respective Affiliates shall be liable to any person in respect of the Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid prior to the date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Authority, any such Milestone Payment Amount shall, to the extent permitted by applicable Laws, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(g)            Except to the extent any portion of a Milestone Payment Amount is required to be treated as imputed interest pursuant to applicable Laws, the Parties hereto intend to treat Milestone Payment Amounts made with respect to CVRs issued in exchange for Common Shares and Common Shares underlying Company Warrants pursuant to the Merger Agreement for U.S. federal and applicable state and local income Tax purposes as additional consideration. Parent and the Surviving Corporation shall report imputed interest on the CVRs as required by applicable Laws.

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(h)            The Parties intend, to the extent consistent with applicable Laws, to treat the payments from the CVRs received with respect to the Company Equity Awards for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVR to the Equity Award Holder as a payment itself).

Section 2.5             No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent. Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of a CVR, the right to receive dividends or the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of Parent or any constituent company to the Merger or any of their respective Subsidiaries or Affiliates or any other matter, or any other rights of any kind or nature whatsoever as a stockholder of Parent or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates, either at law or in equity. The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates. The rights of a Holder in respect of the CVRs are limited to those specifically expressed in this Agreement.

Section 2.6             Enforcement of Rights of Holders. Any actions seeking the enforcement of the rights of Holders hereunder may be brought by the Acting Holder.

Section 2.7             Ability to Abandon CVR. A Holder may, at any time and at such Holder’s option, abandon all of such Holder’s remaining rights in such Holder’s CVRs, by transferring such CVRs to Parent or any of its Affiliates without consideration therefor, which a Holder may effect by delivery of a written notice of such abandonment to Parent and the Rights Agent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of “Majority Holders”, Article V and Section 6.3.

Article III

The Rights Agent

Section 3.1             Certain Duties and Responsibilities. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith, willful or intentional misconduct or willful breach (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action, default or breach by Parent, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any Proceedings at law or otherwise or to make any demand upon Parent. All Parties shall be entitled to rely on any action by the Rights Agent as if such action is an action of the Holders, unless the Acting Holder has elected to take such action pursuant to Section 6.7.

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Section 3.2             Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)            the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties;

(b)            whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may request and rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of willful or intentional misconduct, bad faith or gross negligence on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in good faith reliance upon such Officer’s Certificate;

(c)            the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection for the Rights Agent, and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)            the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)            the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVRs;

(f)            the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)            the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement and the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

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(h)            Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, suit or expense (including the reasonable expenses and counsel fees and other disbursements) (collectively, “Losses”) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any such Losses, unless such Losses have been determined by a final non-appealable judgment of a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith, willful or intentional misconduct or willful breach;

(i)            the Rights Agent shall not be liable for special, punitive, indirect, consequential or incidental losses or damages of any kind whatsoever (including, but not limited to, lost profits) arising under any provision of this Agreement, even if the Rights Agent has been advised of the likelihood of such loss or damage, in the absence of gross negligence, bad faith or willful or intentional misconduct on its part (each as determined by a final non-appealable judgment of a court of competent jurisdiction);

(j)            Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the Effective Time, and (ii) to reimburse the Rights Agent for (x) all Taxes other than (A) withholding Taxes owed by Holders and (B) Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes) and (y) governmental charges, reasonable out-of-pocket expenses and other out-of-pocket charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(k)            no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(l)            other than for guarantees of signature as provided in Section 2.3(c), no Holder shall be obligated to indemnify the Rights Agent for, or hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement or to pay or reimburse the Rights Agent for any fees, costs or expenses incurred by the Rights Agent in connection with this Agreement or the administration of its duties hereunder, and the Rights Agent shall not be entitled to deduct any amount from the Milestone Payment Amount in any circumstance except as provided in Section 2.4(d);

(m)            anything to the contrary in this Agreement notwithstanding, the aggregate liability of the Rights Agent arising in connection with this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate amount of fees and charges (but not reimbursed expenses) paid or payable hereunder by Parent to the Rights Agent during the twelve (12) month period immediately preceding the event for which recovery from the Rights Agent is being sought;

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(n)            the Rights Agent may exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents, absent gross negligence, bad faith or willful or intentional misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof;

(o)            subject to applicable Law, nothing herein shall preclude the Rights Agent from acting in any other capacity for Parent or for any other Person; and

(p)            The provisions of Section 2.4(f), Section 3.1 and this Section 3.2 shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.

Section 3.3             Funds Received. All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of services hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more bank accounts to be maintained by the Rights Agent in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, the Rights Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above A or equivalent by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this Section 3.3, including any losses resulting from a default by any bank, financial institution or other third party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, any Holder or any other Party, other than as part of any repayment to Parent in accordance with Section 2.4(e).

Section 3.4             Resignation and Removal; Appointment of Successor.

(a)            The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified, but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.

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(b)            If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably possible, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)            Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures and/or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d)            The Rights Agent will cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.5             Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, duties and trusts of the retiring Rights Agent.

Article IV

Covenants

Section 4.1             List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than ten (10) Business Days following the Effective Time, (i) in such form as Parent receives from the Surviving Corporation’s transfer agent (or other agent performing similar services for the Surviving Corporation), the names and addresses of the Holders (other than Equity Award Holders and Company Warrant Holders) and, (ii) with respect to Equity Award Holders and Company Warrant Holders, in such form as set forth in the Capitalization Schedule.

Section 4.2             Payment of Milestone Payment. Parent will duly deposit or cause to be deposited with the Rights Agent, for payment to the Holders, when payable in accordance with the terms of this Agreement, the Milestone Payment Amount to be made to each Holder in accordance with Section 2.4(a) hereof (other than Equity Award Holders, in respect of which the Milestone Payment Amount shall be paid in accordance with Section 2.4(c) hereof). Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts then due. If the Milestone has not been achieved prior to the expiration of the Milestone Period, then neither Parent nor any of its Affiliates will be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement in respect of such Milestone.

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Section 4.3             Assignment Transactions; Change in Control.

(a)            During the Milestone Period, Parent shall not, and shall cause its Affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction in which commercialization rights to the Product in the U.S. or the obligations set forth in Section 4.4 of this Agreement are transferred other than to a controlled Affiliate of Parent, unless (i) the acquiring Person (each such Person, an “Assignment Transaction Acquiror”) is a Significant Pharmaceutical Company and (ii) Parent has delivered to the Rights Agent an Officer’s Certificate stating that such condition precedent has been complied with. In the event of the consummation of an Assignment Transaction permitted by this Section 4.3(a) in which the Assignee assumes all of Parent’s obligations hereunder, Parent may elect to be released from any and all obligations hereunder only if the Assignment Transaction Acquiror in connection with such an Assignment Transaction expressly assumes, by an assumption agreement, executed and delivered to the Rights Agent, in form attached as Annex A, the due and punctual payment of the Milestone Payment if and when payable in accordance with the terms of this Agreement, and the performance or observance of every covenant of this Agreement not yet performed or observed on the part of Parent to be performed or observed.

(b)            Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other party, consummate any Change in Control; provided, that, solely in the event that the obligations set forth in this Agreement would not continue to be obligations of Parent, or would not have been assumed by operation of law, Parent will reconfirm its obligations, duties and covenants under this Agreement. No later than 45 days following the consummation of any such Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section 4.3(b).

Section 4.4             Books and Records. Parent shall, and shall cause its Subsidiaries to, keep records in sufficient detail to enable the Holders to determine compliance with the terms of this Agreement, including the amounts payable hereunder.

Section 4.5             Diligent Efforts. During the Milestone Period, Parent (and its successors and assigns) shall, and shall cause its (and their) Subsidiaries to, use Diligent Efforts to achieve the Milestone prior to the end of the Milestone Period. Neither Parent nor any of its Affiliates shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of either the Milestone or payment of the Milestone Payment.

Section 4.6             Records and Written Updates. Parent shall, and shall cause its Affiliates and any licensees or sublicensees of the rights to the Product to, keep true, complete and accurate records in sufficient detail to enable the Acting Holder and their consultants or professional advisors to document the achievement of the Milestone and the payment of the aggregate Milestone Payment Amounts hereunder. As promptly as reasonably practicable following receipt of a written request from the Acting Holder, Parent will provide the Holders with a written update in reasonable detail describing the progress, status and anticipated trajectory of the development of the Product; provided that, Parent shall not be obligated to provide more than one (1) such update during any consecutive six (6)-month period or any such update after the making of the Milestone Payment. Upon the reasonable request of the Rights Agent or the Acting Holder, Parent will make available by telephone or videoconference the relevant personnel involved in the preparation of such summary for the purpose of responding to the Rights Agent’s or the Acting Holder’s reasonable questions regarding the contents of each such written update by no more than one meeting by telephone or video conference for each such written update.

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Article V

Amendments

Section 5.1             Amendments without Consent of Holders.

(a)            Without the consent of any Holders, Parent, at any time and from time to time, may enter into one or more amendments hereto with the Rights Agent, for any of the following purposes:

(1)            to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(2)            to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;

(3)            to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(4)            as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws; provided, that, such amendments do not materially adversely affect the interests of the Holders;

(5)            to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.11;

(6)            subject to Section 4.3, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent contained herein;

(7)            to evidence the assignment of this Agreement by Parent as provided in Section 4.3; or

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(8)            any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Agreement of any such Holder.

(b)        Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof in accordance with Section 6.2 to the Holders, setting forth such amendment.

Section 5.2      Amendments with Consent of Holders.

(a)        Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders or the Rights Agent), with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b)       Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3      Execution of Amendments. Prior to executing any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, protections, covenants or duties under this Agreement or otherwise.

Section 5.4      Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

Article VI

Miscellaneous and General

Section 6.1      Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent) and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent of the Milestone Payment Amount required to be paid under the terms of this Agreement in accordance with Section 2.4(a) and (c), and (b) the expiration of the Milestone Period. For the avoidance of doubt (a) the termination of this Agreement will not affect or limit the right to receive the Milestone Payments under Section 2.4 to the extent earned but not paid prior to termination of this Agreement, and in such case the provisions applicable thereto will survive the expiration or termination of this Agreement and (b) notwithstanding anything to the contrary set forth herein, the right of any Holder to receive the Milestone Payment, and all covenants and obligations of Parent and its Affiliates, shall be irrevocably terminated and extinguished if the Milestone is not achieved prior to the expiration of the Milestone Period; provided, that the termination of this Agreement shall not affect or limit the Holders’ right to pursue claims for breach of covenants or other obligations which occurred prior to the expiration of the Milestone Period and, in each case, the provisions applicable thereto will survive the expiration or termination of this Agreement.

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Section 6.2      Notices to the Rights Agent and Parent. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when delivered in person, by overnight courier, or by email transmission (provided, that no “bounce back” or similar message of non- delivery is received with respect thereto), or two (2) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to Parent:

Aventis Inc.

55 Corporate Drive

Bridgewater, NJ 08807

Attention: General Counsel

In each case, with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153

Attention:	Michael J. Aiello
Amanda Fenster
Email:	[*****]
[*****]

If to Rights Agent:

Continental Stock Transfer & Trust Company

[Address]
Attention: [●]
Email: [●]

Any party hereto may by notice delivered in accordance with this Section 6.2 to the other parties hereto designate updated information for notices hereunder. Notice of any change to the address or any of the other details specified in or pursuant to this section will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) business days after such notice would otherwise be deemed to have been received pursuant to this section. Nothing in this section will be deemed to constitute consent to the manner or address for service of process in connection with any legal Proceeding, including litigation arising out of or in connection with this Agreement.

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Section 6.3      Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.4      Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)        This Agreement and all actions arising under or in connection therewith will be governed by and construed in accordance with the Laws of the State of Delaware (“Delaware Law”), regardless of any Laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware Law to this Agreement, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of any Party; (ii) the parties have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the parties’ choice of Delaware Law hereunder, would have an interest in the foregoing.

(b)        Each of the Parties irrevocably agrees that any legal action or Proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware, and each of the Parties hereby irrevocably submits with respect to any action or Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by Law, that (i) the suit, action or Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or Proceeding is improper or (iii) this Agreement, or the subject matter hereof, is not enforceable in or by such courts.

(c)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each Party to this Agreement certifies and acknowledges that (i) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (ii) such Party has considered the implications of this waiver, (iii) such Party makes this waiver voluntarily, and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.4(c).

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Section 6.5      No Waiver; Remedies Cumulative. No failure or delay by any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

Section 6.6      Entire Agreement; Counterparts. As between Parent and the Holders, this Agreement, the Merger Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. As between Parent and the Rights Agent, this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in two (2) or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties hereto and delivered to the other Parties hereto, it being understood that all Parties hereto need not sign the same counterpart.

Section 6.7      Third-Party Beneficiaries; Action by Acting Holder. Parent and the Rights Agent hereby agree that the respective covenants and agreements set forth herein are intended to be for the benefit of, and shall be enforceable by, the Acting Holder, who (along with all other Holders) is intended to be a third-party beneficiary hereof. Parent and the Rights Agent further agree that this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer upon any Person other than Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder. Except for the right of the Rights Agent set forth herein, the Acting Holder will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or Proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided, that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 2.4 solely to the extent that such payment has been finally determined to be due and payable under this Agreement and has not been paid when due); provided, further, that all Holders (including the Acting Holder) must enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and not the Rights Agent. In any such action, the Acting Holder shall be deemed to represent all Holders. Amounts collected by the Acting Holder in any such suit shall be paid first to reimburse the legal fees and other costs and expenses incurred by the Acting Holder and the balance shall be distributed to all Holders. The Acting Holder, in acting pursuant to this Section 6.7 on behalf of all Holders, shall have no liability to any other Holders for any such actions

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Section 6.8      Specific Performance. The Parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) Parent or Assignee (as such term is defined below), on the one hand, or the Rights Agent or the Acting Holder, on the other hand, will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) such Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

Section 6.9      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision; provided, however, that if an excluded or modified provision materially and adversely affects the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent.

Section 6.10    Assignment. This Agreement shall not be assignable by any of the Parties (whether by operation of Law or otherwise); provided, however, that (a) Parent may assign this agreement to a Person (each such Person, an “Assignee”) (i) which is a direct or indirect wholly-owned Subsidiary of Ultimate Parent (provided, that Parent remains jointly and severally liable), (ii) with the prior consent of the Acting Holder, whether evidenced in writing or by a vote taken at a meeting of the Holders, or (iii) in connection with a transaction involving an Assignment Transaction conducted in compliance with Section 4.3 and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in accordance with Section 3.3.

Section 6.11    Benefits of Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Parent may, in its sole discretion, at any time, offer consideration to any Holder, a group of Holders, or all Holders in exchange for their agreement to irrevocably renounce their rights hereunder.

Section 6.12    Legal Holidays. In the event that the Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of such Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.

Section 6.13    Interpretation; Construction.

(a)        The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)       The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

AVENTIS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

Annex A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [●] (this “Agreement”), between [PARENT], a [●] (“Assignor”) and [●], a [●] [●] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Assignor and [Continental Stock Transfer & Trust Company], a New York corporation (the “Rights Agent”), are parties to a Contingent Value Rights Agreement dated as of [●], 2024 (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to Assignee the due and punctual payment of the Milestone Payment and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Assignment. Effective as of [●] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, the due and punctual payment of the Milestone Payment and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

2.            Assumption. Effective as of the Assignment Date, Assignee hereby assumes the due and punctual payment of the Milestone Payment and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

3.            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

4.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

A-1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

Annex IV

PROMISSORY NOTE

Date of Issue: [●], 2024

FOR VALUE RECEIVED, the undersigned, Inhibrx, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Aventis Inc., a Pennsylvania corporation (“Parent” and together with the Company, the “Parties” and each a “Party”), the aggregate unpaid principal amount (the “Principal Amount”) of the Loan (as defined below) made by Parent to the Company under this Promissory Note (this “Note”), on the date, in the amount and in accordance with the terms set forth in this Note, together with all accrued and unpaid interest thereon.

1.            Interpretation. This Note is the “Promissory Note” referred to in that certain Agreement and Plan of Merger, dated as of January 22, 2024, by and among Parent, the Company and Art Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) and in that certain Separation and Distribution Agreement, dated as of January 22, 2024, by and among the Company, SpinCo (as defined therein) and, in respect of certain Sections, Parent (the “SDA” and, together with the Merger Agreement, the “Transaction Agreements”). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

2.            Loans and Interest.

(a)            Subject to the terms and conditions set forth in this Note, Parent shall make a loan (the “Loan”) to the Company on [●] (such day, the “Funding Date”) in a principal amount equal to [●].

(b)            The outstanding Principal Amount of this Note will bear interest at a per annum rate equal to Term SOFR plus 15 basis points (0.15%). Interest will accrue on the Loan from the Funding Date until the Principal Amount is repaid in cash. The Company shall pay accrued interest on the Note on the date of repayment in accordance with Paragraph 4 and Paragraph 5, as applicable, below.

For purposes of this Note:

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means the forward-looking SOFR term rate for an interest period of one (1) month administered by the Term SOFR Administrator and published on the applicable Reuters screen page as of 11:00 a.m. (New York time) two (2) U.S. Government Securities Business Days preceding the Funding Date; provided, that if Term SOFR would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Note.

“Term SOFR “Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator).

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

3.            Conditions. The obligations of each Party evidenced by this Note are expressly contingent upon the release of the SpinCo Funding from the Escrow Account to SpinCo, it being understood and agreed that if the SpinCo Funding from the Escrow Account is released back to Parent, this Note shall be void ab initio.

4.            Repayment. The Company will repay the outstanding Principal Amount, together with all accrued and unpaid interest and any costs or amounts accrued but unpaid hereunder, in full within thirty (30) days of demand thereof by Parent.

5.            Prepayment. The Company may prepay the Principal Amount in whole or in part at any time or from time to time without penalty, together with interest accrued thereon to the date of such prepayment.

6.            Termination. This Note shall terminate on the date of repayment in full in accordance with Paragraph 4, or on the date of repayment in accordance with Paragraph 5.

7.            Currency of Loans. All Loans under this Note shall be by wire transfer of same-day funds paid in U.S. dollars.

8.            Amendment. This Note may not be changed, modified or terminated except by written instrument signed by Parent and the Company.

9.            Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Note or of any rights or obligations hereunder by any Party may be made without the prior written consent of the other Party and any attempted assignment without the required consent shall be void, provided, however, Parent may assign, in its sole discretion and without the consent of any other party hereto, this Note and any or all of its respective rights or obligations hereunder to any Affiliate of Parent, but no such assignment shall relieve Parent of any Liability hereunder. The obligations of the Company under this Note are registered as to both principal and stated interest with the Company, and the right, title and interest of Parent and its assignees in and to such obligations may be effected only by surrender of the old instrument and either the reissuance by the Company of the old instrument to the new holder or the issuance by the Company of a new instrument to the new holder.

10.            Rights. No failure or delay by any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

2

11.            Remedies. The Parties agree that irreparable damage would occur in the event that any term or provision of this Note was not performed by any Party in accordance with the terms hereof and that each Party shall be entitled to monetary damages equal to the amount owed by the non-performing Party pursuant to Section 2 or Section 4, including accrued interest, in addition to any other remedies to which such Party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security.

12.            Tax Forms. Parent and any successor or assign that is entitled to an exemption from or reduction of withholding tax (including, without limitation, any withholding tax imposed under any of Sections 1441 – 1446, 1471 – 1474, and/or Sections 3401 – 3406 of the Code) under the law of the United States, or an applicable treaty to which such jurisdiction is a party, with respect to payments under this Note shall deliver to the Company, at the time or times prescribed by applicable law and at any times reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

13.            Governing Law. This Note and all actions arising under or in connection therewith will be governed by and construed in accordance with the Laws of the State of Delaware (“Delaware Law”), regardless of any Laws that might otherwise govern under applicable principles of conflicts of law thereof. The Parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Note and that such statute mandates the application of Delaware Law to this Note, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of any Party; (ii) the parties have a reasonable basis for the application of Delaware Law to this Note, the relationship of the parties, the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the parties’ choice of Delaware Law hereunder, would have an interest in the foregoing

14.            Submission to Jurisdiction. Each Party irrevocably agrees that any legal action or Proceeding with respect to this Note or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware, and each Party hereby irrevocably submits with respect to any action or Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Note, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by Law, that (i) the suit, action or Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or Proceeding is improper or (iii) this Agreement, or the subject matter hereof, is not enforceable in or by such courts.

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15.            Final Agreement.

(a)            THIS NOTE AND THE PROVISIONS OF THE MERGER AGREEMENT REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

(b)            THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS NOTE.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

company:

Inhibrx, Inc.

By:
Name: [●]
Title: [●]

Parent:

Aventis Inc.

By:
Name: [●]
Title: [●]

[Signature Page to Promissory Note]